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                                                                    Exhibit 10.1

                                CREDIT AGREEMENT

                           Dated as of March 17, 2004

                                  By and Among

                         AMERICAN ROCK SALT COMPANY LLC
                                  (as Borrower)

                     MANUFACTURERS AND TRADERS TRUST COMPANY
       (as Arranger, Agent, Collateral Agent and Letters of Credit Issuer)

                                       and

                            THE LENDERS PARTY HERETO

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                                TABLE OF CONTENTS
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SECTION 1.    DEFINITIONS ......................................................1
   1.1  Definitions ............................................................1
   1.2  Other Defined Terms; Rules of Interpretation ...........................41

SECTION 2 REVOLVING CREDIT FACILITY ............................................42
  2.1 Total Revolving Credit Commitment ........................................42
  2.2 Revolving Loan Notes .....................................................43
  2.3 Procedure for Borrowing with Respect to Revolving Loans ..................43
  2.4 Disbursement of Revolving Loans ..........................................44
  2.5 Revolving Loans and Revolving Borrowings .................................44
  2.6 Use of Proceeds ..........................................................45
  2.7 Termination and Reduction of Total Revolving Credit Commitment ...........45
  2.8 Release of Certain Collateral ............................................45

SECTION 3 LETTERS OF CREDIT ....................................................46
  3.1 Standby L/C Facility .....................................................46
  3.2 Surety L/C Facility ......................................................49
  3.3 Provisions Applicable to all Letters of Credit ...........................53

SECTION 4.    TERM LOAN FACILITY ...............................................54
  4.1   Term Loan Commitment ...................................................54
  4.2   Term Loan Note(s) ......................................................55
  4.3   Procedure for Borrowing with Respect to Term Loans .....................55
  4.4   Disbursement of Term Loans .............................................56
  4.5   Use of Proceeds ........................................................56
  4.6   Termination and Reduction of Term Loan Commitment ......................56

SECTION 5   PROVISIONS RELATING TO ALL EXTENSIONS OF CREDIT FEES AND
                        PAYMENTS ...............................................57
  5.1   Upfront Commitment Fees; Revolving Credit Fee; and Unused Commitment
          Fee ..................................................................57
  5.2   Prepayments and Repayments .............................................57
  5.3   Interest Rates, Payments and Payment Dates .............................61
  5.4   Interest Rate Conversions ..............................................62
  5.5   Pro Rata Treatment and Payment Dates ...................................62
  5.6   Inability to Determine LIBOR Rate ......................................63
  5.7   Computation of Interest and Fees .......................................64
  5.8   Illegality .............................................................64
  5.9   Applicable Law .........................................................64
  5.10  Indemnity ..............................................................65
  5.11  Taxes ..................................................................65
  5.12  Payments by Agent ......................................................67

SECTION 6     REPRESENTATIONS AND WARRANTIES .................................. 68
  6.1   Borrower's Existence and Business ..................................... 68
  6.2   Compliance with Law ................................................... 68
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  6.3   Power and Authorization; Enforceable Obligations .......................68
  6.4   Governmental Approvals and Other Consents and Approvals ................69
  6.5   No Legal Bar ...........................................................70
  6.6   No Proceeding or Litigation ............................................70
  6.7   Material Contracts .....................................................70
  6.8   Financial Statements ...................................................71
  6.9   Ownership of Property; Liens ...........................................72
  6.10  Taxes ..................................................................72
  6.11  Regulation U ...........................................................73
  6.12  ERISA ..................................................................73
  6.13  Investment Company Act .................................................74
  6.14  Senior Security Documents ..............................................74
  6.15  Property Rights, Utilities, Etc ........................................74
  6.16  Compliance with Building Codes, Zoning Laws, Etc .......................74
  6.17  Principal Place of Business, Etc .......................................74
  6.18  Description of Property ................................................75
  6.19  Sufficiency of Mineral Rights ..........................................75
  6.20  Sufficiency of Access ..................................................75
  6.21  Locations of Site ......................................................75
  6.22  Environmental Matters ..................................................75
  6.23  Intellectual Property ..................................................76
  6.24  Labor Matters ..........................................................77
  6.25  Subsidiaries ...........................................................77
  6.26  Full Disclosure ........................................................77

SECTION 7 CONDITIONS PRECEDENT .................................................78
  7.1 Conditions Precedent to the Initial Closing ..............................78
  7.2 Conditions to All Revolving Loans and Standby L/Cs .......................82
  7.3 Conditions to the Term Loans .............................................83

SECTION 8     AFFIRMATIVE COVENANTS ............................................84
  8.1   Conduct of Business, Maintenance of Existence, Etc .....................84
  8.2   Partnership Tax Status; Corporate Existence, Etc .......................85
  8.3   Payment of Obligations and Performance of Material Contracts ...........85
  8.4   Borrower Insurance Coverage ............................................86
  8.5   Inspection of Property; Maintenance of Books and Records ...............88
  8.6   Compliance with Laws ...................................................89
  8.7   Financial Statements ...................................................89
  8.8   Certificates; Three Year Operating Budget, Other Information ...........90
  8.9   Taxes ..................................................................92
  8.10  Maintenance of Property ................................................92
  8.11  Notices ................................................................92
  8.12  Maintenance of Liens of the Senior Security Documents; Acquisition
        of Mineral Rights; Future Mortgages ....................................94
  8.13  Employee Plans .........................................................94
  8.14  Storage ................................................................94
  8.15  Environmental Matters ..................................................94
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  8.16  Use of Proceeds ........................................................96
  8.17  Syndication Efforts ....................................................96
  8.18  Obligations under the Consents to Assignment ...........................96
  8.19  Operating Accounts .....................................................96
  8.20  Future Subsidiaries ....................................................96
  8.21  Real Estate Acquisitions ...............................................98

SECTION 9     NEGATIVE COVENANTS ...............................................98
  9.1   Working Capital ........................................................98
  9.2   Leverage Ratio .........................................................98
  9.3   Fixed Charge Coverage Ratio ............................................98
  9.4   Adjusted EBITDA ........................................................98
  9.5   Investments ............................................................98
  9.6   Merger, Sale of Assets, Purchases, Etc .................................98
  9.7   Indebtedness ...........................................................99
  9.8   Liens ..................................................................99
  9.9   Restricted Payments ....................................................99
  9.10  Capital Expenditures ...................................................100
  9.11  Nature of Business .....................................................100
  9.12  Amendment of Contracts, Etc ............................................100
  9.13  Leases .................................................................100
  9.14  Change of Office .......................................................100
  9.15  Change of Name .........................................................100
  9.16  Compliance with ERISA ..................................................100
  9.17  Transactions with Affiliates and Others ................................101
  9.18  Alteration or Abandonment of the Project ...............................101
  9.19  Optional Payments and Modifications of Senior Second Secured Notes .....101
  9.20  Materials of Environmental Concern .....................................101
  9.21  Fiscal Year ............................................................102
  9.22  New Members ............................................................102

SECTION 10    EVENTS OF DEFAULT ................................................102
  10.1  Events of Default ......................................................102
  10.2  Remedies ...............................................................106

SECTION 11 THE AGENT, THE COLLATERAL AGENT AND RELATIONS AMONG LENDERS, ETC ....107

  11.1  Appointment of Agent and Collateral Agent, Powers and Immunities .......107
  11.2  Reliance by Agent and the Collateral Agent .............................107
  11.3  Defaults ...............................................................108
  11.4  Rights of Agent and the Collateral Agent as Lenders ....................108
  11.5  Indemnification ........................................................108
  11.6  Non-Reliance on Agent, the Collateral Agent and Other Lenders ..........109
  11.7  Resignation or Removal of Agent and Collateral Agent ...................109
  11.8  Authorization ..........................................................110
  11.9  Benefit of Agreement ...................................................110
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SECTION 12    MISCELLANEOUS ....................................................110
  12.1  Amendments and Waivers .................................................110
  12.2  Notices ................................................................111
  12.3  No Waiver; Cumulative Remedies .........................................112
  12.4  Survival ...............................................................112
  12.5  Expenses and Taxes .....................................................112
  12.6  Indemnification ........................................................113
  12.7  Successors and Assigns; Transferees; Transferred Interests .............114
  12.8  Severability ...........................................................116
  12.9  Headings ...............................................................116
  12.10 Counterparts ...........................................................116
  12.11 The Lenders Sole Beneficiaries .........................................116
  12.12 Governing Law ..........................................................116
  12.13 Submission to Jurisdiction; Waivers ....................................116
  12.14 Maximum Interest Rate ..................................................117
  12.15 Confidentiality Provision ..............................................117
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        THIS CREDIT AGREEMENT, dated as of March 17, 2004, by and among AMERICAN
ROCK SALT COMPANY LLC, a limited liability company organized under the laws of the State of New York (the "Borrower"), the financial institutions parties hereto from time to time (the "Lenders"), MANUFACTURERS AND TRADERS TRUST
COMPANY ("M&T"), as the Letters of Credit Issuer, as arranger for the credit facilities (in such capacity, the "Arranger"), as administrative agent for the
Lenders (as listed on Appendix A) (in such capacity, the "Agent") and as collateral agent for the Lenders (in such capacity, the "Collateral Agent").

                              W I T N E S S E T H :

        WHEREAS, the Borrower has requested that the Lenders, the Letters of Credit Issuer, the Arranger, the Agent and the Collateral Agent enter into this Agreement in order to make available to the Borrower the $62,140,113.50 of senior secured credit facilities described herein on the terms and conditions set forth herein; and

        WHEREAS, the Lenders and the Letters of Credit Issuer are prepared to provide such senior secured credit facilities to Borrower on the terms and conditions set forth herein;

        NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

                                   SECTION 1.

                                  DEFINITIONS.

        1.1     Definitions.

                (a) The following definitions shall have the following meanings:

                        "Adjusted Current Liabilities" means, as of the date of determination, the sum of (a) Current Liabilities and (b) all amounts outstanding with respect to Revolving Loans that are not otherwise classified as Current Liabilities in accordance with GAAP.

                        "Adjusted EBITDA" means as to any Person, as of the date of determination, the sum of (a) the EBITDA of such Person, plus (b) all NOMIPS for the same period in which EBITDA is determined.

                        "Adjusted Funded Indebtedness" means, as to any Person, as of the date of determination, the sum of (a) the Funded Indebtedness of such Person as of such date, minus (b) the Senior Second Secured Obligations.

                        "Affiliate" means, with respect to any designated Person, each Person which, directly or indirectly, controls or is controlled by or is under common control with such designated Person and, without limiting the generality of the foregoing, includes (a) any Person which beneficially owns or holds 10% or more of any class of voting securities of such designated Person or 10% or more of the equity interest in such designated Person and (b) any Person which such

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designated Person beneficially owns or holds 10% or more of any class of voting securities or in which such designated Person beneficially owns or holds 10% or more of the equity interest. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

                        "Agent" means M&T, in its capacity as agent for the Lenders appointed under Section 11 and its successors and permitted assigns in such capacity.

                        "Agreement" means this Credit Agreement dated March 17, 2004 among Borrower, the Lenders, the Letters of Credit Issuer, the Arranger, the Agent and Collateral Agent, as amended, modified, supplemented or restated from time to time.

                        "Annual Clean-Up Period" means any period of sixty (60) consecutive days commencing on or after October 1st in any year and ending on or before September 30th in the following year, provided, however, that prior to September 30, 2004, the applicable measurement period for the Annual Clean-Up Period shall be the period commencing on the Closing Date and continuing through but not including September 30, 2004.

                        "Applicable Capital Gain Tax Rate" means a rate equal to the sum of (a) the highest marginal federal capital gain tax rate applicable to an individual who is a citizen of the United States (other than the capital gains rate applicable to collectibles pursuant to Code Section 1(h)(5)), plus
(b) an amount equal to the sum of the highest marginal state and local capital gain tax rates applicable to an individual who is a resident of the State and City of New York, multiplied by a factor equal to 1 minus the rate described in clause (a) above.

                        "Applicable Income Tax Rate" means a rate equal to the sum of (a) the highest marginal Federal income tax rate applicable to an individual who is a citizen of the United States plus (b) an amount equal to the sum of the highest marginal state and local income tax rates applicable to an individual who is a resident of the State and City of New York, multiplied by a factor equal to 1 minus the rate described in clause (a) above.

                        "Applicable Laws" means, with respect to any Person, all laws, treaties, ordinances, judgments, decrees, injunctions, writs, orders, rules, regulations, interpretations, licenses and permits, including Environmental Laws, of any federal, state, county, municipal, regional or other Governmental Authority, in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its subsidiaries' properties is subject.

                        "Applicable Margin" means:

                                (a) For any day from the Closing Date until
the first available date following the first anniversary of the Closing Date on which the Applicable Margin is to be adjusted as provided below, the following per annum rates: (i) 3.0% for the L/C Fee Rate and LIBOR Loans, (ii) .25% for Base Rate Loans, and (iii) .375% for the Unused Commitment Fee Rate.


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                                (b) Upon the day of the first adjustment of
the Applicable Margin following the first anniversary of the Closing Date as provided below, and for any day thereafter, the per annum rate set forth below opposite the level (the "Level") then in effect, it being understood that the Applicable Margin for (i) LIBOR Loans shall be the percentage set forth under the column "L/C Fee Rate and LIBOR Margin", (ii) Base Rate Loans shall be the percentage set forth under the column "Base Rate Margin", (iii) the Unused Commitment Fee Rate shall be the percentage set forth under the column "Unused Commitment Fee Rate " and (iv) the L/C Fee Rate shall be the percentage set forth under the column "L/C Fee Rate and LIBOR Margin."

     ---------------------------------------------------------------------
                                   L/C Fee Rate               Unused
             Pricing Grid          and LIBOR      Base Rate   Commitment
     Level   Leverage Ratio        Margin         Margin      Fee Rate
     ---------------------------------------------------------------------
     I       >2.50:1               3.50%          0.750%      0.375 %
     II      >2.00:1 to = 2.50:1   3.25 %         0.500%      0.375%
     III     >1.50:1 to = 2.00:1   3.00 %         0.250%      0.375%
     IV      >1.00:1 to = 1.50:1   2.75 %         0.125       0.250 %
     V       =1.00:1               2.50 %         0.000%      0.125%

        Following the first anniversary of the Closing Date, the Applicable Margin shall be adjusted, on the fifth (5th) Business Day after the Borrower provides or is required to provide the annual and quarterly financial statements and other information pursuant to Section 8.7, and the related Compliance Certificate, based on the Level which corresponds to the Pricing Grid Leverage Ratio as of the Fiscal Quarter last ended prior to such delivery. Notwithstanding anything contained in this paragraph to the contrary, if the Borrower fails to deliver any such financial statements and Compliance Certificate in accordance with the provisions of Section 8.7, the Applicable Margin shall be based upon Level I beginning on the date such financial statements and Compliance Certificate were required to be delivered and continuing thereafter until the fifth (5th) Business Day after such financial statements and Compliance Certificate are actually delivered, whereupon the Applicable Margin shall be determined based on the Level which corresponds to the Pricing Grid Leverage Ratio as of the Fiscal Quarter last ended prior to such delivery; provided, however, no reduction to any Applicable Margin shall become effective at any time when a Default or Event of Default has occurred and is continuing. Furthermore, upon the occurrence of and during the continuance of an Event of Default, the Applicable Margin shall be based upon Level I.

                        "Arranger" means M&T, in its capacity as sole arranger for the credit facilities provided under this Agreement.

                        "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer (other than a Permitted Lien) for value, whether in a single

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transaction or a series of related transactions, by the Borrower or any of its
Subsidiaries to any Person other than the Borrower or a Guarantor of: (a) any Capital Stock of any Subsidiary of the Borrower, or (b) any other property or assets of the Borrower or any Subsidiary of the Borrower other than sales of inventory and the sale and replacement of equipment (if not covered by Section 5.2(a)(iii)), in either case, in the ordinary course of business.

                        "Available Non-Extraordinary Distributions" means as of any date (a) all Permitted Net Income Distribution Annual Allowances and Permitted Tax Distribution Annual Allowances after the Closing Date minus (b) all distributions paid by Borrower to its members as of and after the Closing Date other than paid Permitted Extraordinary Distributions plus or minus (c) once per year adjustments after the Permitted Tax Distribution Annual Allowance is finalized.

                        "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended and codified as 11 U.S.C. Section 101 et seq.

                        "Base Rate" shall mean, for any day, a floating rate equal to the sum of (a) the higher of (i) the Federal Funds Rate plus 0.50% and
(ii) the Prime Rate, plus (b) the Applicable Margin for Base Rate Loans. Each change in any rate of interest provided for in this Agreement and based upon the Base Rate shall take effect at the time of such change in the Base Rate.

                        "Base Rate Loans" means the Loans that bear interest at the Base Rate.

                        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act of 1934, except that in calculating the Beneficial Ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have Beneficial Ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns," "Beneficially Owned" and "Beneficial Ownership" have meanings correlative to the foregoing.

                        "Board of Directors" means the Borrower's board of managers as elected pursuant to the Operating Agreement.

                        "Bond" means the bond issued for the benefit of F-K to secure Borrower's obligations, if any, to F-K under the F-K Construction Contract or relating to the F-K Litigation.

                        "Bonding Company" means Zurich American Insurance Company or any other company that issues the Bond.

                        "Bonding Company Indemnity Agreement" means the general agreement of indemnity dated on or about March 16, 2004 between the Bonding Company and the Borrower.

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                        "Borrower" means American Rock Salt Company LLC, a
limited liability company organized under the laws of the State of New York.

                        "Borrowing Base" shall mean, as of any date of its determination, an amount equal to the sum of (a) 85% of Borrower's and Guarantors' Eligible Accounts Receivable as of such date, and (b) the lesser of
(i) 65% of the Borrower's and Guarantors' Eligible Inventory or (ii) (A) $18,000,000 from August 1st each year until January 31st of the following year or (B) $15,000,000 from February 1st each year until July 31st of the same year less (c) a reserve of $2,000,000 for the period beginning on December 1st and ending on April 30th of each year, and less (d) a reserve of $1,000,000 for the period beginning on May 1st and ending on November 30th of each year. The Agent may from time to time in its sole discretion, reduce the applicable reserves described in (c) and (d).

                        "Borrowing Base Certificate" means a certificate of the Borrower delivered to the Agent pursuant to Section 2.1(b) in the form of Exhibit A.

                        "Borrowing Date" means any Working Day in the case of LIBOR Loans and Business Day in the case of Base Rate Loans, Standby L/Cs and the Surety L/C, as specified in (a) a Notice of Revolving Loan Borrowing pursuant to Section 2.3 on which Lenders make Revolving Loans, (b) a notice pursuant to Section 3.1(c) on which the Standby L/C Issuer issues a Standby L/C and (c) a Term Loan Notice of Borrowing pursuant to Section 4.3 on which the Lenders make the Term Loans.

                        "Breakage Amount" means the amount of any losses (other than lost profit), expenses and liabilities sustained by any Lender as a result of the repayment of a LIBOR Loan by the Borrower on a day other than an Interest Payment Date.

                        "Business Day" means a day other than a Saturday, Sunday or other day which shall be a legal holiday in Rochester, New York or on which commercial banks in Rochester, New York are authorized or required by law to close.

                        "Capital Expenditures" means, for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a Capital Lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

                        "Capital Lease" means (a) any lease of property, real or personal, if the obligations thereunder should be capitalized and accounted for on a capital lease basis on a balance sheet of the lessee in accordance with GAAP, and (b) any other such lease obligations which are capitalized on a balance sheet of the lessee. For the purposes of this Agreement, the amount of the obligations under the Capital Lease at any time shall be determined in accordance with GAAP.

                        "Capital Stock" means (a) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether

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or not voting) of capital stock, including each class of common stock and preferred stock of such Person; (b) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person (including any interest in the profits, losses, capital or management of such Person); and (c) any warrants, rights or options to purchase any of the instruments or interests referred to in clause (a) or (b) above.

                        "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than six (6) months from the date of acquisition, (b) certificates of deposit with maturities of six (6) months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six (6) months and overnight bank deposits, in each case, with any Lender having capital and surplus in excess of $250,000,000,
(c) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clause (a) above entered into with any Lender meeting the qualifications specified in clause (b) above, (d) commercial paper issued by any Lender or the parent corporation of an Lender, and commercial paper of any corporation incorporated under the laws of the United States of America or any state thereof and not an Affiliate of the Borrower or any of its Subsidiaries carrying a rating of at least A-2 or the equivalent thereof by Standard & Poor's Corporation ("S&P") or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. ("Moody's") and in each case maturing within two hundred seventy (270) days after the date of acquisition, and (e) money market funds rated in the highest rating category by either Moody's or S&P.

                        "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended or any comparable successor federal statute.

                        "CERCLIS" means the Comprehensive Environmental

Response, Compensation and Liability Information System.

                        "Change of Control" means the occurrence of one or more of the following events: (a) any direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Borrower to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), other than a transaction in which the transferee is controlled by one or more Permitted Holders; (b) the Borrower consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Borrower, other than (i) a transaction in which the surviving or transferee Person is a Person that is controlled by the Permitted Holders or (ii) any such transaction where the Voting Stock of the Borrower outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Capital Stock) of the surviving transferee Person constituting a majority of the outstanding shares of Voting Stock of such surviving transferee Person (immediately after giving effect to such issuance); (c) the approval of the holders of Capital Stock of the Borrower of any plan or proposal for the liquidation or dissolution of the Borrower; (d) the Permitted Holders cease for any reason to be the Beneficial Owner, directly or indirectly, in the aggregate of a least a majority of the Voting Stock of the Borrower held by such Permitted Holders on the Closing Date, whether by virtue of the issuance, sale or other disposition of Capital Stock of the Borrower or a direct or indirect holder of Capital Stock of the Borrower, a merger, consolidation or sale of the assets involving the Borrower, a Subsidiary or a direct or indirect holder of Capital Stock of the Borrower, any voting trust or other agreement; (e) (i) any Person or Group is or becomes the Beneficial Owner, directly or indirectly, in the aggregate of more than 50% of the total voting power of the Voting Stock of the Borrower, and (ii) the Permitted Holders beneficially own, directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Borrower than such other Person or Group, and one or more Permitted Holders do not have the right to elect managers or directors holding a majority of the voting power of the Board of Directors of the Borrower; or (f) individuals who on the Closing Date held a majority of the voting power of the Board of Directors of the Borrower (together with any new directors whose nomination and election were approved pursuant to a vote of a majority of the members of the Borrower (or Related Parties of such members) entitled to vote thereon who were members of the Borrower (or Related Parties of such members) on the Closing
Date) cease for any reason to hold a majority of the voting power of the Board of Directors of the Borrower.

                        "Closing Date" means the initial Borrowing Date under this Agreement.

                        "Code" means the Internal Revenue Code of 1986, as the same may be amended from time to time, or any corresponding provisions of succeeding law.

                        "Collateral" means (a) Collateral as defined in Section 1 of the Security Agreement, (b) all property mortgaged under the Mortgages, (c) the Sinking Fund Collateral Account and all proceeds thereof, (d) the membership interests and other securities and proceeds pledged to the Collateral Agent under the Limited Liability Company Pledge Agreement and (e) any other property, whether now owned or hereafter acquired, upon which a Lien securing the Credit Obligations is granted or purported to be granted to the Collateral Agent for the benefit of the Lenders under the Senior Security Documents.

                        "Commitment Percentage" means as to any Lender its respective percentage portions of the Total Revolving Credit Commitment and Total Term Loan Commitment.

                        "Commitments" means the Total Revolving Credit Commitment (without duplication of any Commitment of the Standby L/C Issuer), the commitment of the Standby L/C Issuer to issue Standby L/Cs provided for hereunder, the commitment of the Surety L/C Issuer to issue the Surety L/C provided for hereunder and the Total Term Loan Commitments (without duplication of any Commitment of the Surety L/C Issuer).

                        "consolidated" and "consolidating", when used with reference to any term, mean that term as applied to the accounts of the Borrower (or other specified Person) and all of its Subsidiaries (or other specified group of Persons), or such of its Subsidiaries as may be specified, consolidated or consolidating, as the case may be, in accordance with GAAP.

                        "Credit Documents" means this Agreement, the Notes, each of the Standby L/Cs, the Fee Letter, the Senior Security Documents, the L/C Applications, and all other agreements, instruments, documents and certificates now or hereafter executed and delivered to the Agent, the Collateral Agent, the Surety L/C Issuer, the Standby L/C Issuer and/or all of the Lenders by the Borrower or any of its Subsidiaries with respect to this Agreement and the transactions contemplated hereby, in each case as amended, modified, supplemented or restated from time to time.

                        "Credit Obligations" means all the unpaid principal amount of, and interest on (including, to the greatest extent permitted by law, post-petition interest) on the Loans, the Reimbursement Obligations and all other obligations and liabilities of the Borrower and/or any of its Subsidiaries to the Agent, the Collateral Agent, the Surety L/C Issuer, the Standby L/C Issuer and/or all of the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, in connection with this Agreement, any other Credit Document, whether on account of principal, interest, reimbursement obligation fees, indemnities, costs, expenses (including, without limitation, all reasonable fees and disbursement of counsel to the Agent, the Collateral Agent and the Letters of Credit Issuer, but subject to the terms of the Fee Letter) or otherwise. Notwithstanding the foregoing, the term Credit Obligations shall not include any obligations and liabilities of the Borrower and/or any of its Subsidiaries to any of the Lenders under any Hedge Agreement with any Lender other than the Agent, unless permitted by the terms of an intercreditor agreement between the Agent, the Required Lenders and the applicable Lender.

                        "Currency Exchange Agreement" means any currency swap, foreign exchange contract or similar arrangement providing for protection against fluctuations in currency exchange rates, either generally or under specific contingencies.

                        "Current Assets" means the sum of all assets of the Borrower and its Subsidiaries, on a consolidated basis, which should, in accordance with GAAP, be classified as current assets.

                        "Current Liabilities" means the sum of all liabilities of the Borrower, on a consolidated basis, which should, in accordance with GAAP, be classified as current liabilities, including current maturities in respect of the Indebtedness.

                        "DEC Permits" means any and all permits, licenses, approvals, certificates and consents issued by: (a) the New York State Department of Environmental Conservation (the "DEC") in connection with the operation and maintenance of the Facility and other locations leased or owned by the Borrower, including but not limited to the State Pollutant Discharge Elimination System ("SPDES") Permits Nos. (i) NY 024 5879, (ii) NY 025 2051,
(iii) NY 000 0167, (iv) NY 026 0843, and (v) NY 025 7907; the Petroleum Bulk Storage Registration Certificate dated February 5, 2001; and the Mining Permit No. 8-2428-00019/00001; and (b) the State of Pennsylvania SPDES Permits Nos. (i) 324 805, (ii) 232 232, and (iii) 008 4387, and all renewal, extensions and modifications thereof.

                        "Default" means any of the events specified as an Event of Default in Section 10, without regard for whether any requirement for the giving of notice, the lapse of time, or the declaration of an Event of Default, or all such requirements, have been satisfied.

                        "Default Rate" means the interest rate otherwise applicable to the Credit Obligations hereunder plus 2%. If no rate is otherwise specified with respect to a particular Credit Obligation to which the Default Rate applies, then the Default Rate shall be the Base Rate plus the Applicable Margin for Level I, increased by 2%.

                        "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event that would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except in each case, upon the occurrence of a Change of Control) on or prior to the first anniversary of the Term Loan Maturity Date for cash or is convertible into or exchangeable for debt securities of the Borrower or its Subsidiaries at any time prior to such anniversary.

                        "Dollars" and "$" means dollars in lawful currency of the United States of America.

                        "Domestic Subsidiary" means any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.

                        "Drawing Date" means a Business Day upon which either the Standby L/C Issuer or the Surety L/C Issuer honors a sight draft presented in accordance with the terms of a Letter of Credit.

                        "EBITDA" means, with respect to any Person for any fiscal period, an amount equal to the sum of (without duplication):

                                (a) Net Income of such Person during such
period; and

                                (b) to the extent Net Income has been
reduced thereby:

                                        (i) all income taxes of such Person
and its Subsidiaries paid or accrued in accordance with GAAP for such period;

                                        (ii) Interest Expense, net of the
interest revenue of such Person and its Subsidiaries for such period; and

                                        (iii) the amount of non-cash charges,
including depletion, depreciation and amortization (including amortized or written-off organizational costs, transaction costs and capitalized financing costs) of such Person and its Subsidiaries for such period, all as determined on a consolidated basis for such Person and its Subsidiaries in accordance with GAAP.

                        "Eligible Accounts Receivable" shall mean the gross outstanding balance, determined in accordance with GAAP and stated on a basis consistent with the historical practices of the Borrower as of the date hereof, of accounts receivable of the Borrower arising out of sales of goods or services made by the Borrower in the ordinary course of business ("Accounts") that have been invoiced and that the Agent, in its reasonable credit judgment, shall deem eligible and acceptable in all respects, less (without duplication) all GAAP reserves, finance charges, late fees and other fees that are unearned, and less (without duplication) the value of such reserves as the Agent, in its reasonable credit judgment, shall deem appropriate (including reserves determined by the Agent, in its reasonable discretion, to reflect any deficiency in, or absence of, landlord lien waivers and consents). Without in any way limiting the discretion of the Agent in the exercise of its reasonable credit judgment to deem an Account eligible or ineligible, the Agent does not currently intend to treat an Account as an Eligible Account Receivable if:

                                (a) any portion of such Account has remained
unpaid for a period exceeding ninety (90) days from the due date;

                                (b) any portion of such Account has remained
unpaid for a period exceeding one hundred twenty (120) days from the invoice date thereof;

                                (c) the sale represented by such Account is
to an Account debtor organized or located outside one of the states of the United States or Canada, except (i) to the extent covered by letters of credit acceptable to, and assigned to, the Agent or (ii) if the Agent is furnished evidence reasonably acceptable that the Collateral Agent and the Lenders have a valid and enforceable first priority Lien thereon;

                                (d) the Borrower has not complied with all
material requirements of Applicable Law, including, without limitation, all laws, rules, regulations and orders of any governmental or judicial authority relating to truth in lending, billing practices, fair credit reporting, equal credit opportunity, debt collection practices and consumer debtor protection, applicable to such Account (or any related contracts) or affecting the collectability of such Account;

                                (e) the Account debtor is the Borrower or a
Subsidiary, Affiliate, division or employee of the Borrower;

                                (f) the Account debtor is a supplier or
creditor of the Borrower (provided that such Account would be ineligible only to the extent of amounts payable by the Borrower to such supplier or outstanding with such creditor);

                                (g) the sale represented by such Account is
on a guaranteed sale, sale-or-return, consignment, or sale-on-approval basis or is subject to (but only to the extent

of) any setoff, right of return, chargeback, contra, net-out contract, offset, deduction, dispute, credit, counterclaim or other defense to payment based on performance by the Borrower or any of its Subsidiaries of their respective obligations under contracts giving rise to Accounts;


                                (h) such an Account is an account of any
United States Governmental Authority or the government of any state of the United States or any political subdivision thereof or any agency or instrumentality of any of the foregoing, and is covered by the Assignment of Claims Act or any similar state or local law, as applicable, with respect to which documentation in compliance therewith, in form and substance satisfactory to the Agent, shall not have been executed by the Account debtors in respect thereof;

                                (i) the Agent believes, in its reasonable
discretion, that the collection of such Account is insecure or that such Account may not be paid, or the Agent is otherwise not satisfied with the credit standing of the Account debtor in respect thereof;

                                (j) such Account is owed by an Account
debtor (other than the United States government, the government of any state of the United States or any political subdivision thereof, or any agency or instrumentality of any of the foregoing) whose Accounts constitute more than 10% of the Accounts included in determining the Borrowing Base on such date, to the extent of such excess, except to the extent covered by credit insurance satisfactory to the Agent and assigned to the Agent pursuant to documentation in form and substance satisfactory to the Agent;

                                (k) such Account is owing by an Account
debtor when 50% or more of the outstanding amount of all invoiced Accounts from such Account debtor remain unpaid for a period greater than one hundred twenty
(120) days from the invoice due date thereof;

                                (l) such Account is not assignable or a
first priority security interest in such Account in favor of the Agent has not been obtained and fully perfected by filing Uniform Commercial Code financing statements against the Borrower or any of its Subsidiaries;

                                (m) such Account is subject to any Lien
whatsoever, other than Liens in favor of (i) the Collateral Agent for the ratable benefit of the Lenders and (ii) the Trustee as junior collateral agent for the ratable benefit of holders of the Senior Second Secured Notes so long as such Lien is subject to the Intercreditor Agreement, which is in full force and effect;

                                (n) the Borrower, in order to be entitled to
collect such Account, is required to perform any additional service for, or perform or incur any additional obligation to, the Account debtor;

                                (o) such Account does not constitute a
legal, valid and binding irrevocable payment obligation of the Account debtor to pay the balance thereof in accordance with its terms or is subject to (but only to the extent of) any defense, setoff, recoupment or counterclaim;

                                (p) an estimated or actual loss has been
recognized in respect of such Account, as determined in accordance with the Borrower's usual business practice, or such Account is required to be charged off or written off as un-collectible in accordance with GAAP or the customary business practices of the Borrower;

                                (q) the Account debtor has filed a petition
for relief under the United States Bankruptcy Code (or similar action under any successor law or under any comparable law), made a general assignment for the benefit of creditors, had filed against it any petition or other application for relief under the United States Bankruptcy Code (or similar action under any successor law or under any comparable law), failed, suspended business operations, become insolvent, called a meeting of its creditors for the purpose of obtaining any financial concession or accommodation, or had or suffered a receiver or a trustee to be appointed for all or a significant portion of its assets or affairs;

                                (r) such Account is not determined in U.S.
Dollars;

                                (s) the Borrower or any other party to such
Account, is in default in the performance or observance of any of the terms thereof in any material respect;

                                (t) the Borrower does not have good and
marketable title to such Account as sole owner of such Account; or

                                (u) it is an Eligible Municipal Approved
Exception Account, and the aggregate outstanding amount of all invoiced Eligible Municipal Approved Exception Accounts exceeds $5,000,000.00, but only to the extent of such excess.

                        "Eligible Inventory" means all salt mined, weighed and on the surface and/or stockpiled and prepared to specifications for sale by the Borrower at the lower of cost or market price determined in accordance with GAAP that is subject to a first priority perfected security interest in favor of the Agent for the benefit of the Lenders, and meets the following additional requirements:

                                (a) the inventory is lawfully owned by
Borrower and Borrower has the right to assign the inventory and the power to grant a security interest therein;

                                (b) the inventory is not subject to a Lien
other than in favor of the Agent and the Trustee as the junior collateral agent for the ratable benefit of the holders of the Senior Second Secured Notes so long as such Lien is subject to the Intercreditor Agreement;

                                (c) no account or document has been created
or issued with respect to the inventory;

                                (d) each representation and warranty with
respect to the inventory made by Borrower to the Agent or Collateral Agent in any Security Agreement or any other agreement executed by Borrower is true and complete; and

                                (e) the Agent has not notified Borrower that any
type or class of inventory is, in Agent's reasonable judgment, unsatisfactory.


                        "Eligible Municipal Approved Exception Account" means any account of Borrower or any Guarantor where the account debtor is a municipal corporation or similar Governmental Authority and the Borrower has entered into an agreement to sell salt during the months of March through July of each year with deferred billing payment terms not exceeding the lesser of seven (7) months from shipment or November 30th of the same year for which the salt was sold, and no portion of the account remains unpaid for a period of thirty (30) days beyond the due date, provided, however, that to be considered an Eligible Municipal Approved Exception Account, the purchased inventory subject to the deferred billing shall have been shipped to the municipality and the municipality shall have taken title thereto. For purposes of calculating Eligible Accounts Receivable, the Agent may determine in its discretion not to include within such calculation any new Eligible Municipal Approved Exception Accounts, when the aggregate then outstanding amount of all invoiced Eligible Municipal Approved Exception Accounts exceeds $5,000,000, but only to the extent of such excess. After the exclusion of the requirements of (a) and (b) under the definition of the Eligible Accounts Receivable, all other conditions of the definition of Eligible Accounts Receivable (i.e., those requirements contained in (c) through (t)) shall, taken together with the requirements outlined in this definition govern the eligiblity of all Eligible Municipal Approved Exception Accounts.

                        "Environmental Assessment" means each assessment, report or audit relating to environmental conditions affecting, or compliance with any Environmental Law by, the Borrower or the Project, each such assessment, report or audit to be satisfactory in form and substance to the Agent and to be performed by a consulting firm satisfactory to the Agent.

                        "Environmental Laws" means any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirement (including, without limitation, common law) of the United States or Canada, or any state, local, municipal or other Governmental Authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, or damages to natural resources, as has been, is now, or may at any time hereafter be, in effect.

                        "Equity Holder" means (a) with respect to a corporation, each holder of stock of such corporation, (b) with respect to a limited liability company or similar entity, each member of such limited liability company or similar entity, (c) with respect to a partnership, each partner of such partnership, (d) with respect to an entity described in clause (a)(iv) of the definition of "Flow Through Entity," the owner of such entity, and (e) with respect to a trust described in clause (a)(v) of the definition of "Flow Through Entity," the persons treated for Federal income tax purposes as the owners of the trust property.

                        "Equity Offering" means an underwritten public offering of Capital Stock of the Borrower or any holding company or Subsidiary of the Borrower pursuant to a registration statement filed with the SEC (other than on Form S-8) or any private placement of Capital Stock of the Borrower or any holding company or Subsidiary of the Borrower to any Person other than issuances upon exercise of options by employees of any holding company, the Borrower or any of its Subsidiaries.

                        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                        "ERISA Insolvency" means, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in Section 4245 of ERISA.

                        "Eurocurrency Reserve Requirements" means, with respect to any Interest Period, the reserve percentage (expressed as a decimal) in effect from time to time during such Interest Period, as provided by the Federal Reserve Board, or any other Governmental Authority, applied for determining the maximum reserve requirements (including, without limitation, basic, supplemental, marginal and emergency reserves) applicable to M&T under Regulation D of the of the Board of Governors of the Federal Reserve System with respect to "Eurocurrency liabilities" within the meaning of Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding.

                        "Event of Default" means any of the events specified as such in Section 10; provided, that any requirement for the giving of notice, the lapse of time, or both, or for the happening of any other condition, has been satisfied.

                        "Event of Loss" means any of the following events: (a) loss of the Facility, the Leased Premises (in its entirety or a substantial portion thereof such that the then remaining portion of the Facility or the Leased Premises cannot practically be utilized at the level of operation so as to permit the Borrower to fulfill its obligations under this Agreement, the Senior Second Secured Note Documents or the Land Lease Agreement) or the use thereof due to destruction, damage beyond repair or rendition of the Facility or the Leased Premises permanently unfit for normal use by the Borrower for any reason whatsoever; (b) any damage to the Facility or the Leased Premises that results in an insurance settlement with respect to the Facility on the basis of a total loss; (c) the condemnation, confiscation or seizure of, or requisition of title to, or the use of, the Facility or the Leased Premises (in its entirety or a substantial portion thereof such that the then remaining portion of the Facility or the Leased Premises cannot practically be utilized at the level of operation so as to permit the Borrower to fulfill its obligations under this Agreement, the Senior Second Secured Note Documents or the Land Lease Agreement) for a period which the Agent believes is more likely than not to be in excess of two hundred seventy (270) consecutive days (or for a shorter period ending on the date on which an insurance settlement with respect to the Facility or the Leased Premises on the basis of a total loss shall occur); or (d) the prohibition of the use of the Facility, the Leased Premises (in its entirety or a substantial portion thereof such that the then remaining portion of the Facility or the Leased Premises cannot practically be utilized at the level of operation contemplated in the Projections and so as to permit the Borrower to fulfill its obligations under the Credit Documents), as a result of an Applicable Law or action by any Governmental Authority, for a period which the Agent believes is more likely than not to be in excess of two hundred seventy (270) consecutive days.

                        "Excess Cash Flow" means with respect to any Person and its Subsidiaries for any period: (a) the Adjusted EBITDA of such Person for such period, minus (b) the sum, without duplication, of all of the following paid by the Person during such period (i) all principal payments made to other creditors on Indebtedness during such period, (ii) all Capital Expenditures which are not funded with Indebtedness (excluding Revolving Loans and Standby L/Cs), and (iii) all income taxes, minus (c) the sum, without duplication, of all of the following:(i) the Permitted Net Income Distribution Annual Allowance plus the Permitted Tax Distribution Annual Allowance for such period, (ii) all Interest Expense less interest income, (iii) NOMIPS, and (iv) the Term Loan Scheduled Amortization Payments during the period (which by definition, does not include, mandatory payments according to Sections 5.2(a) and 5.2(c)), regardless of whether applied to the repayment of the Credit Obligations or deposited by the Collateral Agent (at the direction of the Agent) into the Sinking Fund Collateral Account. Notwithstanding the foregoing, in calculating Excess Cash
Flow: (x) the principal repayment in full of the Helaba Debt made on or about March 17, 2004, and the $1,789,000 payment of principal on the Helaba Debt that was made on or about August 1, 2003, will not be included within the calculation for Excess Cash Flow, provided, however, that the Borrower's $1,880,000 payment of principal on the Helaba Debt that would have been made on or about March 31, 2004, will be included in the calculation for Excess Cash Flow. To the extent that any obligations in respect of performance, bid or surety bonds and completion guarantees provided by the Borrower and its subsidiaries are expensed in the ordinary course of business, such obligations will not be included in the calculation of Excess Cash Flow as principal payments made to other such creditors during such period.

                        "Facility" means the salt mine located on the Leased Premises (including all tunnels, galleries and shafts whether above ground or below), including all equipment, buildings and fixtures related thereto.

                        "Federal Funds Rate" shall mean, for any day, the per annum rate equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average quotations, for the day, of such transactions received by the Agent from three federal funds brokers of recognized standing selected by the Agent.

                        "Fee Letter" means the letter agreement dated February 20, 2004, relating to certain fees payable by the Borrower to M&T for its account with respect to the transactions contemplated by this Agreement, as amended, modified or supplemented from time to time.

                        "Fiscal Quarter" means the three (3) month period ending on or around March 31, June 30, September 30 and December 31 of each year.

                        "Fiscal Year" means the twelve (12) month period ended September 30th of each calender year.

                        "Fixed Charges" means with respect to any Person and its Subsidiaries for any period the sum of the following, without duplication: (a) the Term Loan Scheduled Amortization Payments (which by defintion, does not include, mandatory payments according to Sections 5.2(a) and 5.2(c)) during the period regardless of whether to be applied to the repayment of the Credit Obligations or to be deposited by the Collateral Agent (at the direction of the Agent) in the Sinking Fund Collateral Account, (b) all other principal payments on all other Indebtedness made for such period, (c) all Capital Expenditures and NOMIPS payments made for such period (excluding the Permitted Extraordinary NOMIPS Distributions, (d) the Projected Distributions plus the amount of all actual distributions paid by Borrower to its members for such period (other than Permitted Extraordinary Distributions) (e) all Interest Expense less interest income received, and (f) Taxes paid or accrued for the own account of such Person for such period. Notwithstanding the foregoing, in calculating Fixed Charges (x) the principal repayment in full of the Helaba Debt made on or about March 17, 2004, and the $1,789,000 payment of principal on the Helaba Debt that was made on or about August 1, 2003, will not be included within the calculation for Fixed Charges, provided, however, that the Borrower's $1,880,000 payment of principal on the Helaba Debt that would have been made on or about March 31, 2004, will be included in the calculation for Fixed Charges, and (y) all Projected Distributions and distributions paid by Borrower during the period from September 30th each year until April 30th of the following year shall be reflected in the Fiscal Quarter ending on such September 30th. Notwithstanding anything to the contrary contained in this Agreement, the calculations to be made in accordance with this definition of Fixed Charges will be used by the Agent and the Lenders to determine compliance by the Borrower and any its Subsidiaries (on a consolidated basis) with the financial covenants outlined in Sections 9.1 through 9.10, and it is not expected that the information calculated in accordance with subsection (y) of this definition of Fixed Charges will be reflected in the same manner on the Borrower's or any of its Subsidiaries financial statements for the same period. To the extent that any obligations in respect of performance, bid or surety bonds and completion guarantees provided by the Borrower and its subsidiaries are expensed in the ordinary course of business, such obligations will not be included in the calculation of Fixed Charges as principal payments made to other such creditors on Indebtedness during such period.

                        "Fixed Charge Coverage Ratio" means, with respect to any Person as of the date of determination, the ratio of (a) the Adjusted EBITDA of such Person for the four (4) previous Fiscal Quarters ending on such date, over
(b) the Fixed Charges of such Person for the same period.

                        "F-K" means a joint venture of Frontier-Kemper Constructors, Indiana corporation, and Flatiron Structures LLC, a limited liability company organized under the laws of Colorado.

                        "F-K Construction Contract" means the Construction Agreement, dated as of October 26, 1998, by and between the Borrower and F-K, as amended.

                        "F-K Lien" means the mechanics' lien in the amount of $29,218,285 filed on or about October 29, 2001 against the Project and the Leased Premises by F-K.

                        "F-K Litigation" means the litigation commenced by the amended complaint filed by F-K against Borrower dated September 24, 2001 in the United States District Court for the Western District of New York (Case No. 01 CV 6217) and the claims of F-K made therein and all related counterclaims, cross-claims and other proceedings of any kind.

                        "Flow Through Entity" means an entity that (a) for federal income tax purposes constitutes (i) an "S corporation" (as defined in Section 1361(a) of the Code), (ii) a "qualified subchapter S subsidiary" (as defined in Section 1361(b)(3)(B) of the Code), (iii) a "partnership" (within the meaning of Section 7701(a)(2) of the Code) other than a "publicly traded partnership" (as defined in Section 7704 of the Code), (iv) a business entity that is disregarded as an entity separate from its owners under the Code, any Regulations, or any published administrative guidance of the Internal Revenue Service or (v) a trust to the extent its income is includible in the taxable income of the grantor or another person under Sections 671 through 679 of the Code (each of the entities described in the preceding clauses (i), (ii), (iii), (iv) and (v), a "Federal Flow Through Entity"), and (b) for state and local jurisdictions is subject to treatment on a basis under applicable state or local income tax law substantially similar to a Federal Flow Through Entity.

                        "Foreign Subsidiary" means any Subsidiary of the Borrower that is not a Domestic Subsidiary.

                        "Funding Account" means the account established at M&T into which all proceeds of the Loans under this Agreement shall be deposited by the Agent.

                        "Funded Indebtedness" means as of any date, the sum of the following (without duplication): (a) the outstanding principal amount of all Indebtedness which is classified as "long-term debt" on a consolidated balance sheet of Borrower and its Subsidiaries prepared as of such date in accordance with GAAP (subject to year-end audit adjustments with respect to non-year end periods) and any current maturities and other principal amount in respect of such Indebtedness due within one year but which was classified as "long-term debt" at the creation thereof; (b) the outstanding principal amount of Indebtedness for borrowed money of Borrower and its Subsidiaries outstanding under a revolving credit, term or similar agreement (and renewals and extensions thereof); (c) the borrowing of money or the obtaining of credit, including the issuance of notes or bonds (but excluding surety, performance or bid bonds), (d) the deferred purchase price of assets (other than trade or other payables and accrued expenses incurred in the ordinary course of business), with respect to any Synthetic Lease Obligations or any Capital Lease Obligations the outstanding principal amount of Indebtedness in respect of such Synthetic Lease Obligations or Capital Lease Obligations of Borrower and its Subsidiaries, (e) the Stated Amount of the Surety L/C less the Sinking Fund Collateral Account Value, plus
(f) Indebtedness of the type referred to in clauses (a) through (d) above of another Person guaranteed by the Borrower or any of its Subsidiaries.

                        "GAAP" means generally accepted accounting principles as from time to time in effect, including the statements and interpretations of the United States Financial Accounting Standards Board; provided, however, that for purposes of compliance with Section 9 and determining the Applicable Margin and whether distributions are permitted under Section 9.2 and all related definitions, (a) "GAAP" means such principles as in effect on December 31, 2003 as applied by the Borrower and its Subsidiaries in the preparation of the audited financial statements referred to in Section 6.8, and consistently followed, without giving effect to any subsequent changes thereto and (b) in the event of a change in generally accepted accounting principles after such date, either the Borrower or the Required Lenders may request a change in the definition of "GAAP", in which case the parties hereto shall negotiate in good faith with respect to an amendment of this Agreement implementing such change, provided, however, if no agreement is reached, then no change or amendment shall be made.

                        "Governmental Approvals" means authorizations, consents, approvals, waivers, exemptions, variances, franchises, permissions, permits and licenses of, and filings and declarations with, any Governmental Authority.

                        "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity of competent authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                        "Guarantee Obligation" means, with respect to the Borrower (or other specified Person):

                                (a) any guarantee by the Borrower (or such
specified Person), of the payment or performance of, or any contingent obligation by the Borrower (or such specified Person), in respect of, any Indebtedness or other obligation of any primary obligor;

                                (b) any other arrangement whereby credit is
extended to a primary obligor on the basis of any promise or undertaking of the Borrower (or such specified Person), including any binding "comfort letter" or "keep well agreement" written by the Borrower (or such specified Person), to a creditor or prospective creditor of such primary obligor, to (i) pay the Indebtedness of such primary obligor, (ii) purchase an obligation owed by such primary obligor, (iii) pay for the purchase or lease of assets or services regardless of the actual delivery thereof or (iv) maintain the capital, working capital, solvency or general financial condition of such primary obligor;

                                (c) any liability of the Borrower (or such
specified Person) as a general partner of a partnership in respect of Indebtedness or other obligations of such partnership;

                                (d) any liability of the Borrower (or such
specified Person) as a joint venturer of a joint venture in respect of Indebtedness or other obligations of such joint venture;

                                (e) any liability of the Borrower (or such
specified Person) with respect to the tax liability of others as a member of a group (other than a group consisting solely of the Borrower and its Subsidiaries) that is consolidated for tax purposes; and

                                (f) reimbursement obligations, whether
contingent or matured, of the Borrower (or such specified Person) with respect to letters of credit, bankers acceptances, surety bonds, other financial guarantees and Interest Rate Protection Agreements (without duplication of other Indebtedness supported or guaranteed thereby), whether or not any of the foregoing are reflected on the balance sheet of the Borrower (or such specified Person) or in a footnote thereto; provided, however, that the term "Guarantee Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee Obligation and the amount of Indebtedness resulting from such Guarantee Obligation shall be the maximum amount that the guarantor may become obligated to pay in respect of the obligations (whether or not such obligations are outstanding at the time of computation).

                        "Guarantor" means each of the Borrower's Domestic Subsidiaries that executes a Subsidiary Guaranty and a Subsidiary Security Agreement pursuant to Section 8.20 in favor of Agent for the ratable benefit of the Lenders.

                        "Hedge Agreement" means, collectively, Currency Exchange Agreements and Interest Rate Protection Agreements.

                        "Helaba Debt" means the outstanding amounts of indebtedness and liabilities under the Amended and Restated Loan Agreement dated as of September 27, 1999, as amended from time to time, by and among the Borrower, the financial institutions from time to time party thereto, Landesbank Hessen-Thuringen Girozentrale, as administrative agent for the financial institutions from time to time party thereto and as an issuer of letters of credit under the above-referenced Loan Agreement and General Electric Capital Corporation, as an issuer of letters of credit under the above-referenced Loan Agreement and as project agent for the financial institutions from time to time party thereto.

                        "IDA" means the Livingston County Industrial Development Agency, a public benefit corporation of the State of New York.

                        "IDA/Borrower Mortgage" means the mortgage granted by the IDA and the Borrower on the Leased Premises and all of Borrower's mineral rights in favor of the Collateral Agent for the ratable benefit of the Lenders, substantially in the form of Exhibit C, creating a Lien on the Leased Premises and all of Borrower's mineral rights, as the same may be amended, supplemented or otherwise modified from time to time.

                        "Immaterial Subsidiary" means, at any time, any Domestic Subsidiary of the Borrower having total assets (as determined in accordance with GAAP) with a book value in the amount of less than 1% of the consolidated total assets of the Borrower and its Domestic Subsidiaries; provided, however, that
(a) the total assets (as so determined) of all Immaterial Subsidiaries shall not have a book value in excess of $1,000,000 (in the aggregate), (b) Borrower has not provided collateral or a guaranty to any creditor of such Subsidiary and (c) such Subsidiary has not provided collateral or a guaranty to the holders of the Senior Second Secured Notes or to secure any credit or obligations of the Borrower.

                        "Indebtedness" means, as to any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services other than trade payables and accrued expenses incurred in the ordinary course (other than payments made to F-K), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than an operating lease), (d) all indebtedness created or arising under any conditional sale or other title retention agreement (other than an operating lease) with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party under acceptances, surety bonds or similar arrangements (other than obligations arising out of endorsements of instruments for deposit or collection in the ordinary course of business), (g) all unpaid reimbursement obligations of such Person in respect of drawings under letters of credit and the stated amount of all letters of credit issued for the account of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (f) above, (i) without limitation of the foregoing, all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation, provided that the amount of any such obligation shall be deemed to be the lesser of the face principal amount thereof and the fair market value of the property subject to such Lien, (j) all obligations of such Person in respect of Hedge Agreements and (k) all obligations of such Person related to Disqualified Capital Stock issued by such Person.

                        "Intercreditor Agreement" means the Intercreditor Agreement in the form of Exhibit D to be executed on the Closing Date by M&T, as senior collateral agent and representative for the Lenders and U.S. Bank National Association, as trustee (the "Trustee"), under the Senior Second Secured Notes Indenture dated as of March 17, 2004 by and among the Trustee and the holders of the Senior Second Secured Notes, in its capacity as junior collateral agent for the Trustee and holders of the Senior Second Secured Notes.

                        "Interest Expense" means, with respect to any Person for any period, the aggregate of the interest expense of such Person and its Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP, and including, without duplication, (a) all amortization or accretion of original issue discount or premium; (b) the interest component of Indebtedness constituting Capitalized Leases paid, accrued and/or scheduled to be paid or accrued by such Person and its Subsidiaries during such period;
(c) net cash costs under all Hedge Agreement (including amortization of fees);
(d) without duplication any periodic commitment fees and other fees payable to the Agent, the Collateral Agent or the Lenders pursuant to the Credit Documents; and (e) without duplication, any periodic fees paid by the Borrower to other creditors, which fees shall be related to or arising out of any Indebtedness owed to other creditors.

                        "Interest Payment Date" means (a) as to Base Rate Loans, the last day of each calendar month, commencing on the first such day to occur after any Base Rate Loans are made or any LIBOR Loans are converted to Base Rate Loans, (b) as to any LIBOR Loan in respect of which the Borrower has selected an Interest Period of one, two or three months, the last day of such Interest Period, (c) as to any LIBOR Loan in respect of which the Borrower has selected a longer Interest Period than the periods described in clause (b), at the end of each ninety (90) day period following the making of such a LIBOR Loan and the last day of such Interest Period, and (d) in the case of all Loans each day of payment or prepayment of the principal amount of the Loan.

                        "Interest Period" means, with respect to each LIBOR
Loan:

                                (a) initially, the period from and including
the Borrowing Date with respect to such Loan and ending one, two, three, six or twelve months thereafter (such period extending to, but excluding, the numerically corresponding day in such ending month), as selected by the Borrower in its Notice of Revolving Loan Borrowing given pursuant to Section 2.3, or in its Notice of Term Loan Borrowing given pursuant to Section 4.3; and

                                (b) thereafter, each period from and
including the day following the last day of the immediately preceding Interest Period applicable to such Loan and ending one, two, three, six or twelve months thereafter (such period extending to, but excluding, the numerically corresponding day in such ending month), as selected by the Borrower by irrevocable notice to the Agent not less than three (3) Business Days prior to the last day of the then current Interest Period with respect thereto;

provided, that the foregoing provisions are subject to the following:

                                        (i) if any Interest Period would
otherwise end on a day that is not a Working Day, such Interest Period shall be extended to the next succeeding Working Day unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Working Day;

                                        (ii) any Interest Period with respect
to a Revolving Loan that would otherwise extend beyond the Revolving Credit Maturity Date shall end on the Revolving Credit Maturity Date or, if such day shall not be a Working Day, on the preceding Working Day; provided, however, that each Lender's Revolving Credit Commitment Percentage of a single Revolving Borrowing requested by the Borrower shall have the same Interest Period;

                                        (iii) any Interest Period with respect
to a Term Loan that would otherwise extend beyond the Term Loan Maturity Date shall end on the Term Loan Maturity Date or, if such day shall not be a Working Day, on the preceding Working Day; and

                                        (iv) any Interest Period that begins
on the last Working Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Working Day of a calendar month.

                        "Interest Rate Protection Agreement" means any interest rate swap, interest rate cap, interest rate hedge or other contractual arrangement that converts variable interest rates into fixed interest rates, fixed interest rates into variable interest rates or other similar arrangements.

                        "Investment" means

                                (a) with respect to the Borrower (or other
specified Person):

                                        (i) any share of capital stock,
partnership or other equity interest, evidence of Indebtedness or other security issued to the Borrower (or other specified Person) by any other Person;

                                        (ii) any loan, advance or extension
of credit by the Borrower (or other specified Person) to, or contribution by the Borrower (or other specified Person) to the capital of, any other Person;

                                        (iii) any transactions giving rise to
a Guarantee Obligation by the Borrower (or other specified Person);

                                        (iv) any acquisition by the Borrower
(or other specified Person) of all or a material part of the business of any other Person or the assets comprising such business or part thereof, excluding purchases of inventory and other items in the ordinary course of business; and

                                        (v) any other similar investment.

                                (b) The investments described in the clause
(a) above shall be included in the term "Investment" whether they are made or acquired by purchase, exchange, issuance of stock or other securities, merger, reorganization or any other method.

                        "Land Lease Agreement" means the Lease Agreement, dated as of September 1, 1998, between the Borrower and the IDA, as amended, modified or supplemented from time to time.

                        "Leased Premises" means the land on which the Facility is located (as more particularly described in Schedule 1), which is owned by the IDA in fee simple and leased to the Borrower pursuant to the Land Lease Agreement.

                        "L/C Application" means any application for a Letter of Credit made by Borrower to the Letters of Credit Issuer.

                        "L/C Fee Rate" means the Applicable Margin then in effect with respect to the column entitled "L/C Fee Rate" in the pricing grid contained in the definition of Applicable Margin.

                        "Lender" means, at any time, any financial institution party to this Agreement in such capacity at such time, including any such Person becoming a party hereto pursuant to the provisions of Section 12.7, and its successors and assigns, and "Lenders" means, at any time, all of the financial institutions party to this Agreement in such capacity at such time, including any such Persons becoming parties hereto pursuant to the provisions of Section 12.7, and their successors and assigns. All Lenders party to this Agreement are listed on Appendix A, which may from time to time be amended and modified when any Lender becomes a party to this Agreement after the date of this Agreement and pursuant to the provisions of Section 12.7.

                        "Letters of Credit" mean all Standby L/Cs and the Surety L/C.

                        "Letter of Credit Fees" means the Standby L/C Fees and the Surety L/C Fees. "Letters of Credit Exposure" means the Total Standby L/Cs Exposure and the Total Surety L/C Exposure.

                        "Letters of Credit Issuer" means M&T as the issuer of the Standby L/Cs and the Surety L/C pursuant to the terms of this Agreement.

                        "Leverage Ratio" means, as to any Person as of the date of its determination, the ratio of (a) such Person's Adjusted Funded Indebtedness as of such date, to (b) such Person's Adjusted EBITDA for the four
(4) Fiscal Quarters ended as of such date.

                        "LIBOR" means for any LIBOR Interest Period:

                                (a) an interest rate per annum at which U.S.
dollar deposits are offered in the London interbank market in an amount approximately equal to the portion of the Loan subject to the LIBOR Rate for a period of time equal to such Interest Period that appears on Page 3750 of the Dow Jones Markets Service (or on an successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service), as determined by the Agent after 11:00 a.m. (London time) on the day that is two (2) Working Days prior to the first day of such Interest Period;

                                (b) if no such rate appears on the Telerate
Page 3750, the rate of interest determined by the Agent to be the average of up to four interest rates per annum at which U.S. Dollar deposits are offered in the London interbank market in an amount approximately equal to the portion of the Loan subject to the LIBOR Rate, for a period of time equal to such Interest Period which appear on the Reuter's Screen LIBO Page as of 11:00 a.m. (London time) two (2) Working Days prior to the Working Day on which such Interest Period begins if at least two such offered rates so appear on the Reuter's Screen LIBO Page, or

                                (c) if no such rate appears on the Telerate
Page 3750 and fewer than two offered rates appear on the Reuter's Screen LIBO Page, the rate of interest at which deposits in an amount approximately equal to the portion of the Loan as to which the related LIBOR Rate has been elected and which have a term corresponding to such Interest Period are offered to the Agent by first class banks in the London inter-bank market for delivery in immediately available funds at a LIBOR Office on the first day of such Interest Period as determined by the Agent at approximately 11:00 a.m. (London time) two
(2) Working Days prior to the date upon which such Interest Period is to commence (which determination by shall, in the absence of manifest error, be conclusive).

                        "LIBOR Loans" means the Loans which bear an interest rate based on the LIBOR Rate.

                        "LIBOR Rate" means, with respect to each LIBOR Loan for each LIBOR Interest Period applicable thereto, the rate per annum (rounded upwards to the nearest whole multiple of 1/100th of one percent) equal to (a) the quotient of (i) LIBOR, divided by (ii) 1.00 minus the Eurocurrency Reserve Requirements, plus (b) the Applicable Margin for LIBOR Loans; provided, however, that if at any time during such Interest Period the Eurocurrency Reserve Rate applicable to any outstanding LIBOR Rate changes, the LIBOR Rate for such LIBOR Interest Period shall automatically be adjusted to reflect such change, effective as of the date of such change to the extent required by the applicable Requirements of Law implementing the change in the Eurocurrency Reserve Rate.

                        "Lien" means any mortgage, deed of trust, security interest, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other) preference, priority or other security agreement or preferential arrangement of any kind whatsoever.

                        "Limited Liability Company Pledge Agreement" means the limited liability company pledge agreement among the pledgors party thereto, and the Collateral Agent for the ratable benefit of the Lenders to be executed at the Closing in the form of Exhibit E.

                        "Loans" means the Revolving Loans and the Term Loans made by the Lenders pursuant to this Agreement.

                        "M&T" means Manufacturers and Traders Trust Company, a New York banking corporation, and its subsidiaries and/or affiliates, and their respective successors and assigns. For purposes of this Agreement, Allied Irish Banks, PLC shall not be considered an affiliate of M&T.

                        "Material Adverse Effect" means any event or condition that has had or could in the reasonable opinion of the Agent, be reasonably expected to have a material adverse effect on: (a) the business, assets, financial condition or income of the Borrower and its Subsidiaries (on a consolidated basis), or (b) the ability of the Borrower or any of its Subsidiaries to perform their obligations in all material respects under the Credit Documents (on a consolidated basis), or (c) the enforceability of any Senior Security Agreement or the attachment, perfection or priority of any material portion of the Liens intended to be created thereby, or (d) the validity of any of the Credit Documents or the consummation of any of the transactions contemplated therein.

                        "Material Contracts" means the Land Lease Agreement, the Union Contract, the Operating Agreement, the Bonding Company Indemnity Agreement, Transamerica Guaranty, and each other contract or arrangement to which the Borrower or any of its Subsidiaries is a party for which breach, non-performance, cancellation or failure to renew could be expected to have a Material Adverse Effect.

                        "Materials of Environmental Concern" means any gasoline or petrol (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances or forces of any kind, whether or not any such substance or force is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

                        "Mortgages" means the mortgages, deeds of trust, deeds to secure the Credit Obligations or other similar documents securing Liens on real property owned or leased by the IDA and/or the Borrower and/or the Leased Premises (including the IDA/Borrower Mortgage), as well as the other Collateral secured by and described in the mortgages, deeds of trust, deeds to secure the Credit Obligations or other similar documents.

                        "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                        "Net Capital Gain" has the meaning set forth in Code
Section 1222.

                        "Net Long-Term Capital Loss" has the meaning set forth in Code Section 1222.

                        "Net Short-Term Capital Gain" has the meaning set forth in Code Section 1222.

                        "Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom:

                                (a) after-tax gains and losses from Asset
Sales or abandonments or reserves relating thereto;

                                (b) after-tax items classified as
extraordinary gains or losses;

                                (c) the net income (but not loss) of any
Subsidiary of such Person to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is restricted by a contract, operation of law or otherwise;

                                (d) the net income of any other Person,
except to the extent of cash dividends or distributions paid to such Person with respect to whom the Net Income calculation is being determined or to a wholly-owned Subsidiary of the such Person by such Person;

                                (e) any restoration to income of any
material contingency reserve or accrued liability, except to the extent that provision for such reserve was made out of Net Income accrued at any time following the Closing Date;

                                (f) the cumulative effect of a change in
accounting principles;

                                (g) non-cash charges resulting from the
impairment of intangible assets; and

                                (h) in the case of a successor to such
Person by consolidation or merger or as a transferee of the such Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

                        "NOMI Holders" means those Persons defined as such in
Section 2.8 of the Operating Agreement.

                        "NOMIPS" means amounts calculated as 2.5% of gross income from the salt mine located on the Leased Premises operated by the Borrower that have been earned by the NOMI Holders with respect to non-operating mineral interests pursuant to Section 2.8 of the Operating Agreement.

                        "NOMIPS Subordination Agreement" means the agreement in the form of Exhibit F attached hereto to be executed on the Closing Date by the Collateral Agent and the NOMI Holders.

                        "Notes" means any or all of the Revolving Loan Notes and the Term Loan Notes.

                        "Notice of Revolving Loan Borrowing" means a notice in substantially the form of Exhibit B.

                        "Notice of Term Loan Borrowing" means a notice delivered pursuant to Section 4.3, in substantially the form of Exhibit G.

                        "Operating Agreement" means the Amended and Restated Operating Agreement of the Borrower, dated as of October 30, 1998, as amended through the date hereof, but not hereafter without the consent of the Agent.

                        "PBGC" means the Pension Benefit Guaranty Corporation.

                        "Permitted Extraordinary Distributions" means any distributions to any member of the Borrower to the extent funded from (a) the net proceeds of the Senior Second Secured Notes issued on the Closing Date, (b) the proceeds of any Term Loans made hereunder to the extent not required to be used to pay the Surety L/C Reimbursement Obligations hereunder, all accrued interest thereon and other amounts due in connection therewith and (c) funds released from the Sinking Fund Collateral Account to the Borrower in accordance with the terms of the Credit Documents.

                        "Permitted Extraordinary NOMIPS Distribution" means the $3,172,000 of distributions made to the NOMI Holders to be paid on or about March 17, 2004 from the proceeds of the Senior Second Secured Notes.

                        "Permitted Holders" means Gunther K. Buerman, Joseph G. Bucci and Neil L. Cohen and any of their respective Related Parties.

                         "Permitted Indebtedness" means:

                                (a) Indebtedness in respect of the Credit
Obligations;

                                (b)     Indebtedness under the Senior Second
Secured Notes in an aggregate outstanding principal amount not to exceed $100,000,000 (which aggregate outstanding principal amount may from time to time be reduced by the payments made in accordance with the Senior Second Secured Notes, and which aggregate outstanding principal amount cannot be increased at any time or from time to time) and the related Guarantee Obligations under the Senior Second Secured Notes Indenture, less any payments made with respect thereto or any amounts paid for the repurchase thererof;

                                (c) Indebtedness outstanding on the date
hereof and described in Schedule 2 and all refinancings and extensions thereof not in excess of the amount thereof outstanding immediately prior to such refinancing or extension, trade payables or other similar short term indebtedness incurred in the ordinary course of business not representing obligations for borrowed money;

                                (d) trade payables and accrued expenses
incurred in the ordinary course of business , including NOMIPS;

                                (e) obligations in respect of performance,
bid and surety bonds and completion guarantees provided by the Borrower and its Subsidiaries in the ordinary course of business; (f) obligations with respect to the Bond.

                                (g)     Interest Rate Protection Agreements of
the Borrower or any Subsidiary of the Borrower entered into in the ordinary course of business covering Permitted Indebtedness of the Borrower or any of its Subsidiaries; provided, however, that such Interest Rate Protection Agreements are entered into for the purpose of fixing or hedging interest rates with respect to any fixed or variable rate Permitted Indebtedness that is permitted by the

Agreement to be outstanding to the extent that the notional amount of any such Interest Rate Protection Agreements does not exceed the principal amount of Permitted Indebtedness to which such Interest Rate Protection Agreement relates;

                                (h)     Indebtedness under Currency Exchange
Agreements entered into in the ordinary course of business; provided that in the case of Currency Exchange Agreements which relate to Permitted Indebtedness, such Currency Agreements do not increase the Permited Indebtedness of the Borrower and its Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

                                (i) intercompany Indebtedness of the
Borrower or a Guarantor for so long as such Indebtedness is held by the Borrower or a Guarantor; provided that if as of any date any Person other than the Borrower or a Guarantor owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (h) by the issuer of such Indebtedness;

                                (j) Indebtedness arising from the honoring
by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within three (3) Business Days of incurrence; and

                                (k)     Indebtedness represented by Capitalized
Lease obligations and Purchase Money Indebtedness of the Borrower and its Subsidiaries incurred in the ordinary course of business (including refinancings thereof that do not result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Borrower in connection with such refinancing)) not to exceed $5,000,000 at any time outstanding.

                        "Permitted Investments" means the following:

                                (a) Investments by the Borrower or any
Guarantor in any Person that is a Guarantor or Immaterial Subsidiary, provided all of the requirements for an Immaterial Subsididary have otherwise been satisifed;

                                (b) Investments in the Borrower by any of
its Subsidiaries; provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Borrower's Credit Obligations;

                                (c) Investments in cash and Cash
Equivalents; and

                                (d) loans and advances, including advances
for travel and moving expenses, to employees, officers and directors of the Borrower and its Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $250,000 at any one time outstanding.

                        "Permitted Liens" means:

                                (a) Liens for taxes, assessments or
governmental charges or claims either (i) not delinquent or (ii) contested in good faith by appropriate proceedings and as to which the Borrower or its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

                                (b) statutory Liens of landlords and Liens
of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law or pursuant to customary reservations or retentions of title incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

                                (c) Liens incurred or deposits made in the
ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                                (d) any judgment Lien (i) in an amount which
together with all other judgment Liens is less than $750,000, or (ii) which (A) has been in force for less than the applicable appeal period or (B) in respect of which the Borrower or any Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and, in the case of each of clauses (A) and (B), the Borrower or such Subsidiary shall have taken appropriate reserves therefor in accordance with GAAP and execution of such judgment or award shall not be levied.

                                (e) easements, rights-of-way, zoning
restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                                (f) any interest or title of a lessor under
any Capitalized Lease obligation permitted pursuant to clause (j) of the definition of "Permitted Indebtedness;" provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease obligation;

                                (g)     Liens securing Purchase Money
Indebtedness permitted pursuant to clause (j) of the definition of "Permitted Indebtedness;" provided, however, that (i) the Indebtedness shall not exceed the cost of the property or assets acquired, together, in the case of real property, with the cost of the construction thereof and improvements thereto, and shall not be secured by a Lien on any property or assets of the Borrower or any Subsidiary of the Borrower other than such property or assets so acquired or constructed and improvements thereto and (ii) the Lien securing such Indebtedness shall be created within one hundred eighty (180) days of such acquisition or construction or, in the case of a refinancing of any Purchase Money Indebtedness, within one hundred eighty (180) days of such refinancing;

                                (h) Liens encumbering deposits made to
secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Borrower or any of its Subsidiaries, including rights of offset and set-off;

                                (i)     Liens securing the Senior Second Secured
Notes and all other monetary obligations under the Senior Second Secured Notes Indenture and the related Guarantee Obligations thereunder so long as such Lien does not include the Sinking Fund Collateral Account or the proceeds thereof and is subject to the Intercreditor Agreement which is in full force and effect; and

                                (j) Liens secured by the Bond.

                        "Permitted Net Income Distribution Annual Allowance" means except as otherwise noted in this defintion below, if Adjusted EBITDA is greater than $21,000,000 as of the end of the twelve (12) month period ending as of each September 30th, an annual allowance equal to the lesser of: (a) 50% of the Net Income for the Borrower's and its Subsidiaries' (prepared on a consolidated basis) for such period, or (b) (i) 62.5% of the Net Income of the Borrower and its Subsidiaries (prepared on a consolidated basis) for such period, minus (ii) the Permitted Tax Distribution Annual Allowance for the same calendar year which contains the September 30th calculation of Permitted Net Income Distribution Annual Allowance. If, however, Adjusted EBITDA for the Borrower and its Subsidiaries (prepared on a consolidated basis) as of the end of any twelve (12) month period ending on September 30th is less than or equal to $21,000,000, the Permitted Net Income Distribution Annual Allowance for the Borrower and its Subsidiaries will be zero. Notwithstanding the foregoing, (x) the first calculation period to determine the amount of such Permitted Net Income Distribution Annual Allowance shall be the nine (9) month period commencing on January 1, 2004 and ending on September 30, 2004, rather than the twelve (12) month period ending on September 30, 2004 (provided that the twelve
(12) month period ended September 30, 2004 shall be used to determine whether the $21,000,000.00 Adjusted EBITDA threshold has been met), and (y) the Permitted Net Income Distribution Annual Allowance for any given year cannot be calculated unless and until the Borrower and Guarantors, have, on a consolidated basis, calculated their Permitted Tax Distribution Annual Allowance.

                        "Permitted Tax Distribution Annual Allowance" except as otherwise noted in this definition below, means, with respect to any taxable year ending December 31st, the sum of: (i) the product of: (1) the difference, if any, of (A) all items of taxable income or gain (other than capital gain) allocated by the Borrower or its Susbsidiaires to its Equity Holders for such year, minus (B) the sum of all items of taxable deduction or loss (but not including any capital loss) allocated to such Equity Holders by the Borrower or its Subsdiaries for such year and any Tax Loss Amount (other than a Tax Loss Amount attributable to capital losses), and (2) the Applicable Income Tax Rate, plus (ii) the product of: (1) the Net Capital Gain (including, for this purpose, any Tax Loss Amount attributable to Net Long-Term Capital Loss), if any, allocated by the Borrower or its Susbsidiaries to its Equity Holders for such year and (2) the Applicable Capital Gain Tax Rate, plus (c) the product of: (1) the Net Short-Term Capital Gain (including for this purpose any Tax Loss Amount attributable to short-term capital loss), if any, allocated by the Borrower or its Subsdiaries to its Equity Holders for such year, and (2) the Applicable Income Tax Rate. The amount of the Permitted Tax Distribution Annual Allowance shall be computed promptly after the filing by the Borrower of its annual income tax return and after the deliveries required pursuant to Section 8.7(b) have been made. Notwithstanding the foregoing, the first calculation period shall be the twelve (12) month period commencing on January 1, 2004 and ending on December 31, 2004. An estimated Permitted Tax Distribution Annual Allowance may be utilized until a final Permitted Tax Distribution Annual Allowance can be calculated. Once a final determination of the Permitted Tax Distribution Annual Allowance has been made, all necessary adjustments will be made to Available Non-Extraordinary Distributions. Additionally, after calculating the actual Permitted Tax Distribution Annual Allowance, the last Excess Cash Flow Payment made shall be adjusted and if it is determined that the last Excess Cash Flow Payment was in an amount that is less than the required adjusted Excess Cash Flow Payment, such shortage shall be paid to the Agent within five (5) Business Days.

                        "Person" means an individual, partnership, corporation, business trust, stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                        "Plan" means at a particular time, any employee benefit plan which is by ERISA and in respect of which the Borrower is (or, if such plan were terminated time, would under Section 4069 of ERISA be deemed to be) an "employer" as define Section 3(5) of ERISA.

                        "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

                        "Pricing Grid Leverage Ratio" means as to any Person, as of the date of determination, the ratio of (a) such Person's Adjusted Funded Indebtedness as of such date, over (b) such Person's EBITDA for the previous four (4) Fiscal Quarters ended as of such date.

                        "Prime Rate" means, for any day, the rate of interest in effect for such day as publicly announced from time to time by the Agent as its prime rate (whether or not such rate is actually charged by the Agent), which is not intended to be the Agent's lowest or most favorable rate of interest at any one time. Any change in the Prime Rate announced by the Agent shall take effect at the opening of business on the day specified in the public announcement of such change; provided that the Agent shall not be obligated to give notice of any change in the Prime Rate.

                        "Project" means the Facility, the Leased Premises, and all easements, leasehold interests, licenses, permits, contract rights and other real and personal property interests now owned or hereafter acquired by the Borrower or any of its Subsidiaries or in which the Borrower or which any of its Subsidiaries has any rights.

                        "Projected Distributions" means an amount that is identified as such in the Compliance Certificate last delivered to Agent for the Fiscal Quarter ending September 30th, December 31st or March 31st pursuant to
Section 8.8(c) as the amount which Borrower's Board of Directors anticipates declaring and distributing to the Borrower's members with respect to their membership interest (other than Permitted Extraordinary Distributions) during the period between such September 30th and April 30th of the following year, provided that (a) such amount may not exceed the amount of the Available Non-Extraordinary Distributions and (b) such amount (i) shall be reduced in each Compliance Certificate delivered for the Fiscal Quarters ending December 31st and March 31st by the amount of actual distributions paid by Borrower as of but delivered after the immediately preceding September 30th (other than Permitted Extraordinary Distributions) and (ii) may, at Borrower's election, be reduced or increased (but in no event shall the Projected Distributions plus the amount of all actual distributions paid by the Borrower to its members for such period, exceed the amount reported in the Compliance Certificate delivered for the Fiscal Quarter ended as of September 30th) in any subsequent Compliance Certificate from the amount reported in the Compliance Certificate delivered to Agent for the previous Fiscal Quarter. Borrower acknowledges that the Projected Distributions reported in the Compliance Certificate delivered for the Fiscal Quarter ended as of September 30th may not under any circumstances be increased from the amount reported in such certificate, as subsequently reduced by actual distributions, or otherwise at Borrower's election.

                        "Projections" means the Initial Projections and the last Annual Operating Budget delivered to the Agent by the Borrower.

                        "Purchase Money Indebtedness" means any Indebtedness which is secured with a purchase money first priority Lien.

                        "Qualified Capital Stock" means Capital Stock other than Disqualified Capital Stock.

                        "Related Parties" means, with respect to any Person, any
(a) spouse or lineal descendent (whether natural or adopted) of such Person or
(b) trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or persons beneficially holding an 80% or more controlling interest of which consist of such Person and/or any of the persons referred to in the immediately preceding clause (a).

                        "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                        "Regulations" means the temporary and final regulations under the Code and any successor provisions thereto.

                        "Reimbursement Obligations" means the Standby L/C Reimbursement Obligations and the Surety L/C Reimbursement Obligations.

                        "Reorganization" means, with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

                        "Reportable Event" means any of the events set forth in
Section 4043(b) of ERISA, other than those events as to which the thirty (30) day notice period is waived under Sections .13, .14, .16, .18, .19, or .20 of PBGC Reg. 2615.

                        "Required Lenders" means, at any time, Lenders holding fifty-one percent (51%) of the Total Revolving Credit Commitment and Total Term Loan Commitment.

                        "Requirements of Law" means, as to any Person, the certificate of incorporation and by-laws, partnership agreement, certificate of formation, articles of organization or limited liability company operating agreement or other organizational or governing documents of such Person, and any Applicable Law.

                        "Responsible Officer" of a Person, means in the case of a Person which is a limited liability company, the chairman, chief executive officer, president, or any vice chairman of such Person, or with respect to financial matters, the chief financial officer or chief accounting officer of such Person and in the case of any Person which is a corporation, the chairman, any vice chairman, chief executive officer, president or any vice president of such Person or with respect to financial matters, the chief financial officer of such Person.

                        "Restricted Payment" means with respect to any Person the following:

                                (a) the declaration or payment of any
dividend or the making of any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Person and dividends and distributions payable to the Person or another Subsidiary of the Person) on or in respect of shares of Capital Stock of the Person or its Subsidiaries to holders of such Capital Stock;

                                (b) the purchase, redemption or other type
of acquisition or retirement for value of any Capital Stock of the Person or any of its Subsidiaries, other than any such Capital Stock held by the Person or any of its Subsidiaries;

                                (c) the payment of or on, purchase,
defeasement, redemption, prepayment, decrease or other type of acquisition or retirement for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness of the Borrower or any Subsidiary that is subordinate or junior in right of payment to the Credit Obligations;

                                (d) the payment of any of or on, purchase,
defeasement, redemption, prepayment, decrease or other type of acquisition or retirement for value (including upon the occurrence of a Change of Control), prior to the scheduled final maturity or scheduled repayment, of the Senior Second Secured Notes; or

                                (e) the making of any Investment (other than
Permitted Investments).

                        "Revolving Borrowing" means any Revolving Loans made at the same time and as to which a single Interest Period is in effect.

                        "Revolving Commitment Period" means the period from and including the Closing Date to but excluding the Revolving Credit Termination Date.

                        "Revolving Credit Availability" means, as of any date,
(a) the lesser of (i) the Total Revolving Credit Commitment or (ii) the Borrowing Base then in effect, each minus (b) the aggregate principal amount of all outstanding Revolving Loans and the Total Standby L/C Exposure.

                        "Revolving Credit Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans pursuant to
Section 2.1(a) and to participate in Standby L/Cs pursuant to Section 3.1(a) in an aggregate principal and/or Stated Amount not to exceed the amount set forth opposite such Lender's name on Schedule 3 (collectively, as to all Lenders, the "Total Revolving Credit Commitment"). The original Total Revolving Credit Commitment is $30,000,000.

                        "Revolving Credit Commitment Percentage" means, as to any Lender, at any time, the percentage that such Lender's Revolving Credit Commitment then constitutes of the Total Revolving Credit Commitment.

                        "Revolving Credit Maturity Date" means the date which is the fifth (5th) anniversary of the Closing Date. Such Revolving Credit Maturity Date may be extended at the Borrower's request with the approval of the Agent or all of the Required Lenders as outlined in Section 2.8 below.

                        "Revolving Credit Termination Date" means the Revolving Credit Maturity Date or such earlier date of termination of each of the Revolving Credit Commitments pursuant to Section 2.7 or Section 10.

                        "Revolving Loan Notes" means the promissory notes of the Borrower, delivered pursuant to Section 2.2 which shall be substantially in the form of Exhibit H, as the same may be amended, modified or restated from time to time.

                        "Revolving Loans" means any loans made to the Borrower pursuant to Section 2.

                        "Salt Depot Agreements" means the agreements between Borrower and third parties pursuant to which Borrower or a Subsidiary stores inventory of the Borrower or the Subsidiary.

                        "Securities Act" means the Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, all as the same shall be in effect at the time.

                        "Security Agreement" means the Security Agreement executed on the Closing Date by the Borrower in favor of the Collateral Agent, for the ratable benefit of the Lenders, in the form of Exhibit I.

                        "Senior Second Secured Notes" means the 9.5% Senior Second Secured Notes due 2014 to be issued on the Closing Date pursuant to the Senior Second Secured Notes Indenture in the original principal amount of $100,000,000.

                        "Senior Second Secured Note Documents" means all documents, agreements and instruments evidencing or relating to the Senior Second Secured Notes, including the Senior Second Secured Notes Indenture and the Senior Second Secured Notes.

                        "Senior Second Secured Notes Indenture" means the Indenture dated as of March 17, 2004 among the Borrower, as issuer, the guarantors party thereto and U.S. Bank National Association, in its capacity a trustee and collateral agent under the Indenture, pursuant to which the Senior Second Secured Notes shall be issued, together with all instruments and other agreements entered into by the Borrower or such Subsidiaries in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 9.19 of this Agreement.

                        "Senior Second Secured Obligations" means the unpaid principal and interest on the Senior Second Secured Notes and all other obligations and liabilities of the Borrower and/or its Subsidiaries, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, or in connection with, under the Senior Second Secured Note Documents, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise.

                        "Senior Security Documents" means, collectively, the Intercreditor Agreement, the Security Agreement, the Limited Liability Company Pledge Agreement, the Sinking Fund Collateral Account Agreement, the Mortgages, each Subsidiary Guaranty and each Subsidiary Security Agreement and all other documents and instruments, now existing or hereafter arising, which create or purport to create and grant a Lien to the Agent, the Collateral Agent and the Lenders in property to secure payment or performance of the Credit Obligations.

                        "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                        "Sinking Fund Collateral Account" means the account established with the Collateral Agent pursuant to the Sinking Fund Collateral Account Agreement into which all Sinking Fund Payments must be deposited.

                        "Sinking Fund Collateral Account Agreement" means the Sinking Fund Collateral Account and Pledge Agreement made by Borrower in favor of the Collateral Agent in substantially the form of Exhibit J, as amended, modified or supplemented from time to time, pursuant to which the Sinking Fund Collateral Account shall be created and a security interest granted therein in favor of the Collateral Agent for the ratable benefit of the Lenders.

                        "Sinking Fund Collateral Account Value" means, as of any date, the amount of immediately available cash that would be realized by the Agent if it liquidated and sold all securities and investments in the Sinking Fund Collateral Account on such date as determined by the Agent in its reasonable judgment.

                        "Sinking Fund Payments" means collectively any payments to be made into the Sinking Fund Collateral Account, as required pursuant to the Credit Documents.

                        "Sinking Fund Permitted Investments" means (a) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more that six months from the date of acquisition, (b) certificates of deposit with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with the Agent, and (c) repurchase obligations with a term of not more than seven (7) days for underlying securities of the types described in clause (a) above entered into with the Agent or Collateral Agent.

                        "Solvent" means at a point in time, that the fair salable value of the assets of a Person, on a going concern basis, is greater than the total amount of liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Person; the fair salable value of the assets of the Person, on a going concern basis, is not less than the amount that will be required to pay its probable liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) as they become absolute and matured; the Person is not engaged in a business or a transaction, and is not about to be engaged in a business or a transaction, for which its properties would constitute an unreasonably small capital; and the Person does not intend to, and does not believe that it will, incur debts or liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) beyond its ability to pay as such debts and liabilities mature in the ordinary course of business. For purposes of the foregoing, the amount of contingent liabilities are to be computed as the amount that, in light of all the facts and circumstances existing at that point in time, can reasonably be expected to become an actual or matured liability.

                        "Standby L/C" means the irrevocable standby letters of credit in the form of Exhibit K (as may be modified in accordance with Section
3.1 of this Agreement) issued by the Standby L/C Issuer.

                        "Standby L/C Exposure" means with respect to any Lender at any time and without duplication, such Lender's Revolving Credit Commitment Percentage of the sum of (a) the aggregate Stated Amount of all Standby L/Cs outstanding at any such time and (b) the aggregate amount of all unpaid Standby L/C Reimbursement Obigations at any such time (with the aggregate amount of all Standby L/Cs outstanding at any such time plus the aggregate amount of all unpaid Standby L/C Reimbursement Obligations being referred to collectively as the "Total Standby L/C Exposure")

                        "Standby L/C Issuer" means M&T as the issuer of the Standby L/Cs pursuant to Section 3.2(a).

                        "Stated Amount" means, with respect to any Letter of Credit, the stated or face amount available at the time for drawing (subject to presentment of all requested documents), regardless of whether any conditions to such drawing could then be met. For purposes of calculating the Stated Amount of any Letter of Credit at any time any reduction in the Stated Amount of any Letter of Credit by reason of any amendment to any Letter of Credit shall be deemed effective under this Agreement as of the later of (x) the date that the issuer of such Letter of Credit actually issues an amendment purporting to reduce the Stated Amount of such Letter of Credit, whether or not the amendment provides that the reduction be given effect as of an earlier date, or (y) the date the issuer of such Letter of Credit receives the written consent of the Letter of Credit beneficiary or beneficiaries to such reduction, whether written consent must be dated on or after the date of the amendment issued by the issuer of such Letter of Credit purporting to effect such reduction.

                        "Subsidiary" means, as to any Person, a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person, or a limited partnership of which such Person or any of its Subsidiaries is a general partner or a business trust in which such Person holds a majority interest (comparable to that for a corporation as described above).

                        "Subsidiary Guaranty" means any guaranty delivered by a Subsidiary to the Agent for the benefit of the Lenders. The term "Subsidiary Guarantee" means collectively each and every Subsidiary Guaranty.

                        "Subsidiary Security Agreement" means any security agreement delivered by a Subsidiary to the Agent for the benefit of the Lenders. The term "Subsidiary Security Agreements" means collectively each and every Subsidiary Security Agreement.

                        "Surety L/C" means an Irrevocable Direct Pay Letter of Credit in the form of Exhibit L issued by the Surety L/C Issuer for the account of the Bonding Company to secure the obligations of the Borrower to repay all amounts paid by the Bonding Company to F-K under the Bond.

                        "Surety L/C Exposure" means, at any time, such Lender's Term Loan Commitment Percentage of the sum of (a) the Stated Amount of the Surety L/C so long as it is outstanding and (b) the aggregate amount of the unpaid Surety L/C Reimbursement Obligations (with the Stated Amount of the Surety L/C plus the aggregate amount of all unpaid Surety L/C Reimbursement Obligations being referred to collectively as the "Total Surety L/C Exposure").

                        "Surety L/C Issuer" means M&T as the issuer of the Surety L/C pursuant to Section 3.2(a).

                        "Synthetic Lease Obligations" means an arrangement treated as an operating lease for financial accounting purposes and a financing lease for tax purposes.

                        "Tax Loss Amount" means with respect to any taxable year, the amount which would be available to the Borrower as a net operating loss or net capital loss from a prior taxable year of the Borrower ending subsequent to the Closing Date if the Borrower were taxable as a corporation and not as a Flow Through Entity; provided, that for such purpose the amount of any such net operating loss or net capital loss shall be used only once to reduce Permitted Tax Distribution Annual Allowance and in each case shall be carried forward to the next succeeding taxable year until so used. For purposes of calculating the Tax Loss Amount, the proportionate part of the items of taxable income, gain, deduction, or loss (including capital gain or loss) of any Subsidiary that is a Flow Through Entity for a taxable year of such Subsidiary ending subsequent to the Closing Date shall be included in determining the amount of net operating loss or net capital loss of the Borrower.

                        "Term Loans" means a Loan that is made pursuant to
Section 4.1.

                        "Term Loan Availability" means, as of any date, (a) $32,140,113.50, minus (b) without duplication (i) the aggregate amount of: (1) all Term Loan Scheduled Amortization Payments made from the Closing Date through and including such date, and (2) all mandatory prepayments made under Section 5 (except those payments made in accordance with Section 5.2(c)), (3) all voluntary and mandatory prepayments under Section 5.2(c) which will be used as a credit for future Term Loan Scheduled Amortization Payments, whether the payments described in (1), (2) and (3) above are to be applied to repayment of Term Loans, Surety L/C Reimbursement Obligations or to be deposited in the Sinking Fund Collateral Account, (ii) the outstanding principal amount of all Term Loans previously made by the Lenders to the Borrower, and (iii) the Stated Amount of the Surety L/C as of such date. If the result of such calculation is zero or negative, then there shall be no Term Loan Availability as of such date.

                        "Term Loan Borrowing" means any Term Loans made on the same date.

                        "Term Loan Commitment" means, as to any Lender, its commitment to make a Term Loan pursuant to Section 4.1 and to participate in the Surety L/C pursuant to Section 3.2(a) in an aggregate principal amount not to exceed the amount set forth opposite such Lender's name in Schedule 3 under the heading "Term Loan Commitment" (all such commitments being referred to collectively as the "Total Term Loan Commitment"). The Total Term Loan Commitment of $32,140,113.50 shall be reduced from time to time and at any time:(i) on a dollar for dollar basis, for each unrestricted dollar released by the Agent and/or the Collateral Agent to the Borrower from the Sinking Fund Collateral Account per Section 3.2(e)(iv) below, and (ii) and by the portion (if any) of the payments made under the terms of this Agreement (including the Term Loan Scheduled Amortization Payments and all mandatory and voluntary prepayments) which are applied by the Agent to reduce the amounts due in connection with any outstanding Term Loans due under the terms of this Agreement.

                        "Term Loan Commitment Percentage" means, as to any Lender at any time, the percentage that such Lender's Term Loan Commitment then constitutes of the Total Term Loan Commitment.

                        "Term Loan Facility" means the facility described in
Section 4 of this Agreement.

                        "Term Loan Scheduled Amortization Payment" means the payment required to be made on the last day of each Fiscal Quarter commencing on June 30, 2004 and continuing on the last day of each Fiscal Quarter thereafter as set forth on the amortization schedule in Exhibit M attached hereto with such payment to be a payment of Term Loan principal to the extent of the unpaid principal amount of any outstanding Term Loans, with the remaining balance of the payment amount (if any) to be deposited into the Sinking Fund Collateral Account until the Term Loan Termination Date.

                        "Term Loan Termination Date" means the Term Loan Maturity Date or such earlier date of termination of the Total Term Loan Commitments pursuant to Section 10.

                        "Term Loan Maturity Date" means the date that is the eighth (8th) anniversary of the Closing Date.

                        "Term Loan Notes" means the promissory notes of the Borrower, delivered pursuant to Section 4.2 which shall be substantially in the form of Exhibit N, as the same may be amended from time to time.

                        "Title Company" means any title insurance company approved by the Agent to insure the priority of the Lien of the Mortgages.

                        "Title Insurance Policy" means the policy of title insurance received by the Lenders pursuant to Section 7.1(z).

                        "Transfer" means, as a noun, any voluntary or involuntary transfer, sale, pledge, hypothecation, encumbrance or other disposition and, as a verb, voluntarily or involuntarily to transfer, sell, pledge, hypothecate, encumber or otherwise dispose of.

                        "Uniform Commercial Code" and "UCC" means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

                        "Union Contract" means the labor agreement, dated as of October 30, 1998, between the Borrower and the Oil, Chemical & Atomic Workers International Union ("OCAW") covering matters related to the Project.

                        "Unused Commitment Fee Rate" means the Applicable Margin then in effect with respect to the column entitled "Unused Commitment Fee Rate" in the pricing grid contained in the definition of Applicable Margin.

                        "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors (or equivalent governing body) of such Person.

                        "Working Capital Assets" means the Borrower's and

Gurantors' accounts receivable and inventory and the future proceeds and products thereof in existence as of the date of any release in accordance with
Section 2.8 below.

                        "Working Capital" means, as of any date of determination, the Current Assets less Adjusted Current Liabilities.

                        "Working Day" means any Business Day on which dealings in foreign currency and exchange between banks may be carried on in London, England.

                (b) Additional capitalized terms used herein and not otherwise defined in Section 1.1(a) shall have the meanings given thereto in the Sections of this Agreement set opposite such term as follows:

     TERM                                     SECTION
     ----                                     -------
     Affected Lender                          Section 5.6
     Annual Operating Budget                  Section 8.8(d)
     Commitment Transfer Supplement           Section 12.7(b)(ii)
     Compliance Certificate                   Section 8.8(c)
     Environmental Consultant                 Section 8.15(d)
     Environmental Program                    Section 8.15(d)
     Excess Cash Flow Payments                Section 5.2(c)
     Fair Value Basis Balance Sheet           Section 6.8(e)
     Group                                    Definition of Change in Control
     Indemnified Liabilities                  Section 12.6
     Indemnitee/Indemnitees                   Section 8.15(e)
     Information                              Section 12.15
     Initial Projections                      Section 6.8(d)
     Intellectual Property                    Section 6.24
     L/C Participation Obligation             Section 5.12(b)

     Level                                    Definition of Applicable Margin
     Material Adverse Change                  Section 6.8(b)
     Non Advancing Lender                     Section 5.12(b)
     Other Consultants                        Section 8.5(b)
     Participations                           Section 12.7(c)
     Permitted Assignee                       Section 12.7(b)(i)
     Prior Agents                             Section 7.1(x)
     Prior Credit Documents                   Section 7.1(x)
     Pro Forma Balance Sheet                  Section 6.8(c)
     Register                                 Section 12.7(b)
     Standby L/C Fee                          Section 3.1(e)
     Standby L/C Participant                  Section 3.1(f)
     Standby L/C Reimbursement Obligations    Section 3.1(d)
     Substitute LIBOR Rate                    Section 5.6
     Surety L/C Fee                           Section 3.2(c)
     Surety L/C Participant                   Section 3.2(d)
     Surety L/C Reimbursement Obligations     Section 3.2(b)
     Taxes                                    Section 5.11(a)
     Transferees                              Section 12.7(c)
     Total Revolving Credit Commitment        Definition of Revolving Credit
                                              Commitment
     Total Standby L/C Exposure               Definition of Standby L/C Exposure
     Total Surety L/C Exposure                Definition of Surety L/C Exposure
     Total Term Loan Commitment               Definition of Term Loan Commitment
     Trustee                                  Definition of Intercreditor
                                              Agreement
     Unused Commitment Fee                    Section 5.1(b)

        1.2     Other Defined Terms; Rules of Interpretation.

                (a) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise expressly provided therein.

                (b) As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined herein and accounting terms partly defined herein to the extent not defined, shall have the respective meanings given to them under GAAP.

                (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement,. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." Unless the context in which used herein otherwise clearly requires, "or" has the inclusive meaning represented by the phrase "and/or."

                (d) Terms defined in this Agreement by reference to any other agreement, document or instrument shall have the meanings assigned to them in such agreement, document or instrument, whether or not such agreement, document or instrument is then in effect.

                (e) All terms defined in the UCC and not otherwise defined herein have the meanings assigned to them in the UCC.

                (f) References to Articles, Sections, subsections, Exhibits, Schedules and the like, are to Articles, Sections, subsections of, or Exhibits or Schedules attached to, this Agreement (as amended from time to time) unless otherwise expressly provided.

                (g) Defined terms include in the singular number the plural and in the plural number the singular.

                (h) Reference to any law, rule, regulation, order, decree, requirement, policy, guideline, directive or interpretation means as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect on the determination date, including rules and regulations promulgated thereunder.

                (i) All references herein to the Lenders or any of them shall be deemed to include the Letter of Credit Issuer unless specifically provided otherwise or the context otherwise requires.

                                    SECTION 2

                           REVOLVING CREDIT FACILITY.

        2.1     Total Revolving Credit Commitment.

                (a) Subject to the terms and conditions set forth herein, each Lender agrees, severally and not jointly, to make, from time to time after the date hereof until the Revolving Credit Termination Date, Revolving Loans to the Borrower in an aggregate principal amount not to exceed its Revolving Credit Commitment Percentage of the Revolving Credit Availability. If at any time the aggregate outstanding amount of the Revolving Loans and the Total Standby L/C Exposure exceeds the lesser of (i) the Total Revolving Credit Commitment and
(ii) the Borrowing Base then in effect, the Borrower shall immediately repay the Revolving Loans to the extent of such excess amount. The Borrower shall not permit the aggregate unpaid principal balance of outstanding Revolving Loans to exceed $3,000,000 during the Annual Clean-Up Period. No more than five (5) Revolving Borrowings shall be outstanding at any given time. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay and reborrow Revolving Loans.

                (b) The Borrower shall deliver a Borrowing Base Certificate to the Agent and each Lender sufficiently in advance of the Closing Date to permit the Agent to determine the Borrowing Base to be in effect on the Closing Date and, thereafter, shall deliver Borrowing Base Certificates to the Agent and each Lender at least once a month but no more frequently than on a weekly basis. Promptly following its receipt of each such Borrowing Base Certificate, the Agent shall determine or, as the case may be, redetermine the Borrowing Base in its reasonable discretion and shall notify the Borrower and each Lender of the Borrowing Base so determined or redetermined. Each Borrowing Base so determined or redetermined by the Agent shall remain in effect until notice of a redetermined Borrowing Base shall have been given by the Agent in accordance with the provisions of this Section 2.1.

        2.2 Revolving Loan Notes. The Revolving Loans made by each Lender pursuant to Section 2.1 shall be evidenced by a Revolving Loan Note executed by the Borrower. The Revolving Loan Notes shall have appropriate insertions and be payable to the order of such Lender. Each Revolving Loan Note shall (a) be dated the Closing Date, (b) represent the obligation of the Borrower to pay the amount of such Lender's Revolving Credit Commitment, (c) be stated to mature on the Revolving Credit Maturity Date, (d) provide for the payment of principal and interest in accordance with Section 5.3, and (e) be entitled to the benefits of this Agreement and the Senior Security Documents. Each Lender is hereby authorized to record the date and amount of each Revolving Loan made by such Lender, the date and amount of each payment or repayment of principal of the Revolving Loans made by the Borrower, on the schedules annexed to and constituting a part of the Revolving Loan Notes held by such Lender, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, that the failure by any Lender to make any such recordation shall not limit or otherwise affect the Credit Obligations of the Borrower.

        2.3 Procedure for Borrowing and Payment of Revolving Loans. Whenever the Borrower desires the Lenders to make a Revolving Loan pursuant to Section 2.1, the Borrower shall notify in writing by the delivery of a Notice of Revolving Loan Borrowing by hand, telecopy or by electronic correspondence (with any electronic correspondence to be sent to the appropriate address as specified by the Agent from time to time) to the Agent of such request by not later than 11:00 a.m., Rochester, New York time, three (3) Business Days before the date of the proposed Revolving Borrowing. Each such Notice of Revolving Loan Borrowing shall be irrevocable. Each Notice of Revolving Loan Borrowing shall specify the following information:

                (a) the aggregate amount of the requested Revolving Borrowing;

                (b) the Borrowing Date of such Revolving Borrowing which shall only be on a Wednesday of every week so long as it is considered a Business Day and the Borrower is open for business that day. If any Wednesday is not considered a Business Day (or Working Day, for any portion of the Revolving Borrowing that is to be a LIBOR Loan), or the Borrower is not open for business that day, the applicable Borrowing Date in that week shall be the last Business Day (or Working Day, for any portion of the Revolving Borrowing that is to be a

LIBOR Loan) immediately preceding such Wednesday that both the Borrower and the Agent are open for business;

                (c) whether such requested Revolving Borrowing is to be a LIBOR Loan, a Base Rate Loan or a combination thereof and, if a combination thereof, the amount allocable to each; and

                (d) the requested Interest Period to be applicable to each LIBOR Loan. The Borrowing Date shall be a Working Day if the requested Revolving Borrowing is to be a LIBOR Loan (or a combination of LIBOR Loans and Base Rate Loans) and a Business Day if the Revolving Borrowing is to be a Base Rate Loan. Promptly following receipt of a Notice of Revolving Loan Borrowing in accordance with this Section 2.3, the Agent shall advise each Lender of the details thereof and of the amount of such Lender's Revolving Loan to be made as part of the requested Revolving Borrowing.

                (e) with the exception of any payments required on the Revolving Credit Maturity Date or Revolving Credit Termination Date and any other mandatory prepayments outlined pursuant to the terms of this Agreement, all voluntary repayments of principal on Revolving Loans shall be made on a Wednesday of every week so long as it is considered a Business Day and the Borrower is open for business that day. If (i) any Wednesday is not considered a Business Day, or (ii) the Borrower is not open for business that day, the applicable payment date in that week shall be the last Business Day immediately preceding such Wednesday that both the Borrower and the Agent are open for business. If the applicable Interest Period for any applicable LIBOR Loan does not end on a Wednesday, the applicable payment date in that week shall be the last day of the applicable Interest Period or if such date is not a Working Day the immediately preceding Working Day.

        2.4 Disbursement of Revolving Loans. Subject to the terms and conditions herein, each Lender will make an amount equal to its Revolving Credit Commitment Percentage multiplied by the requested Revolving Borrowing available to the Agent in immediately available funds prior to 11:00 a.m. Rochester, New York Time, on the Borrowing Date set forth in the Notice of Revolving Loan Borrowing. Requested Revolving Borrowings which are made available by the Agent shall be deposited into the Funding Account by wire transfer or other appropriate method, not later than 1:00 p.m. Rochester, New York Time on the requested Borrowing Date.

        2.5     Revolving Loans and Revolving Borrowings.

                (a) Each Revolving Loan shall be made as part of a Revolving Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Revolving Credit Commitment Percentages. The failure of any Lender to make any Revolving Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that no Lender shall be responsible for any other Lender's failure to make a Revolving Loan as required hereby.

                (b) Each Revolving Borrowing shall be comprised of either Base Rate Loans or, to the extent permitted or required by the terms hereof, LIBOR Loans, as selected by Borrower and set forth in the Notice of Revolving Loan Borrowing with respect to which the Revolving Loan is made. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Revolving Loan in accordance with the terms of this Agreement.

                (c) Each Revolving Borrowing that is a LIBOR Loan shall be in an integral multiple of $100,000 and not less than $2,000,000. Each Revolving Borrowing that is a Base Rate Loan shall be in an aggregate amount that is an integral multiple of $10,000 and not less than $500,000. Notwithstanding the foregoing, a Revolving Borrowing may be less than the required amount, but in such case must be in an aggregate amount that is equal to the Revolving Credit Availability.

                (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Revolving Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date.

        2.6 Use of Proceeds. Borrower may use proceeds of Revolving Loans for working capital and general corporate purposes.

        2.7     Termination and Reduction of Total Revolving Credit Commitment.

                (a) Unless previously terminated, each Revolving Credit Commitment shall terminate on the Revolving Credit Termination Date.

                (b) The Borrower may at any time terminate, or from time to time reduce, the Total Revolving Credit Commitment; in accordance with Section 5.2(e). The Borrower shall notify the Agent of any election to terminate or reduce the Total Revolving Credit Commitment under Section 5.2(e) at least five
(5) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.7(b) shall be irrevocable. Any termination or reduction of the Total Revolving Credit Commitment shall be permanent. Each reduction of the Total Revolving Credit Commitment shall be made ratably among the Lenders in accordance with their respective Revolving Credit Commitments.

        2.8 Release of Certain Collateral and Procedure for the Possible Extension of the Revolving Credit Commitment.

                Provided: (a) no Default or Event of Default has occurred and is continuing, and all Credit obligations have not been accelerated (b) the Revolving Credit Maturity Date has not been extended by either the Agent or all Lenders beyond the fifth (5th) anniversary of the Closing Date, with any such notice of any intent to extend the Revolving Credit Maturity Date beyond the fifth (5th) anniversary of the Closing Date to be irrevocable and provided no less than six (6) months prior to the Revolving Credit Maturity Date, which irrevocable notice shall, among other things, (i) commit to the extension of the Revolving Credit Maturity Date for a period of not less than three (3) years, and (ii) commit to the extension of the Revolving Credit Commitments on comparable terms to the existing Revolving Credit Commitments (including an extension fee of fifty (50) basis points), and (c) the Borrower replaces the Total Revolving Credit Commitment with another revolving credit facility provided by another lender or another group of lenders as of the Revolving Credit Maturity Date, or within ninety (90) days thereafter, the Collateral Agent shall release from its Collateral the Working Capital Assets, provided that immediately prior to the release: (i) the Total Revolving Credit Commitment shall have been terminated and the Revolving Loans and all accrued interest thereon and related fees have been paid in full, and (ii) all Standby L/Cs and any contingent obligations related thereto have been terminated. Notwithstanding anything to the contrary contained herein, if the appropriate irrevocable notice described in this paragraph is delivered to the Borrower, then the Borrower shall not have the option to replace the existing Total Revolving Credit Commitment with another credit facility, and no Collateral (including but not limited to the Working Capital Assets) shall be released. Furthermore, should the Borrower elect to prepay in full the Total Revolving Credit Commitment prior to the Revolving Credit Maturity Date, no Collateral (including but not limited to the Working Capital Assets) shall be released unless and until the Total Term Loan Commitment and Total Revolving Credit Commitment are irrevocably paid in full and terminated, and all Letters of Credit issued pursuant to the terms of this Agreement and terminated in accordance with the terms of this Agreement.

        If any Lender decides not to participate in any proposed extension (each called a "Rejecting Lender"), then the Agent shall demand that such Rejecting Lender, and upon such demand such Rejecting Lender shall be obligated to, assign its Revolving Credit Commitment to Agent, or at the direction of the Agent, to a Permitted Assignee subject to and in accordance with the provisions of Section
12.7 for a purchase price equal to the aggregate principal balance of the Rejecting Lender's Revolving Credit Commitment, plus any accrued but unpaid interest thereon and accrued but unpaid fees owing to such Rejecting Lender, any such assignment to be effective as of the current Revolving Credit Maturity Date (without taking account of the requested extension).

                                    SECTION 3

                               LETTERS OF CREDIT.

        3.1     Standby L/C Facility.

                (a) Commitment. Subject to and upon the terms and conditions set forth herein, the Standby L/C Issuer agrees at any time on or after the date hereof and prior to the Revolving Credit Termination Date to execute and deliver stand-by letters of credit (each a "Standby L/C" and, collectively, the "Standby L/Cs") for the account of the Borrower to secure the payment or performance of the Borrower's obligations and other company requirements of the Borrower, provided, that at any time, the Total Standby L/C Exposure shall in no event exceed $7,000,000.00. In addition, the sum of the Total Standby L/C Exposure plus the aggregate amount of the outstanding Revolving Loans shall not at any time, or from time to time, exceed the lesser of: (i) the Total Revolving Credit Commitment, or (ii) the Borrowing Base. The Standby L/C Issuer's commitment to issue Standby L/Cs shall terminate on the Revolving Credit Termination Date.

                (b) Standby L/Cs. The Standby L/Cs issued pursuant to this
Section 3.1 shall (i) expire on a date certain, no later than the Revolving Credit Maturity Date, (ii) be denominated in Dollars, (iii) provide for the payment of a sight draft when presented for honor thereunder in accordance with the terms thereof and (iv) be in such form requested by the Borrower and reasonably acceptable to the Standby L/C Issuer. Each Standby L/C shall be governed by the laws of the State of New York and issued in accordance with the Uniform Customs and Practices for Documentary Credits of the International Chamber of Commerce (Publication 500).

                (c) Procedure for Issuing Standby L/C. Prior to the proposed issuance of a Standby L/C pursuant to this Section 3.1, the Borrower shall provide to the Standby L/C Issuer and the Agent a written request and a form of Standby L/C therefore. Such request shall set forth the proposed issuance date of such Standby L/C (which shall be a Business Day) and the Stated Amount of such Standby L/C. The Borrower shall also provide the other certificates, documents and papers and information as the Standby L/C Issuer may reasonably request. Upon such receipt, the Standby L/C Issuer will process such form of Standby L/C and the other certificates, documents and other papers delivered to the Standby L/C Issuer in connection therewith and in accordance with its customary procedures and, subject to the terms and conditions hereof, shall promptly issue such Standby L/C (but in no event shall the Standby L/C Issuer be required to issue any Standby L/C earlier than three (3) Business Days after receipt by the Standby L/C Issuer of the request relating thereto) by issuing the original of such Standby L/C to the beneficiary identified to the Standby L/C Issuer in the Borrower's request to the Standby L/C Issuer and furnishing a copy thereof to the Borrower.

                (d) Reimbursements and Other Payments by the Borrower. The Borrower agrees to: (i) pay immediately to the Agent for the account of the Standby L/C Issuer the aggregate amount of any drawing under any Standby L/C made by the beneficiary of such Standby L/C on any Drawing Date and, at the election of the Borrower, any such amount may be paid on such date by the proceeds of Revolving Loans, and (ii) discharge all obligations with respect to any amount available to be drawn under the Standby L/Cs on the Revolving Credit Maturity Date (collectively referred to herein as the "Standby L/C Reimbursement Obligations"). The Borrower's obligations in respect of any amount available to be drawn under the Standby L/Cs on the Revolving Credit Maturity Date may be so discharged only by (i) paying or prepaying any amount due or to become due by the Borrower to the beneficiaries under the Standby L/Cs, (ii) if the Standby L/C Issuer so agrees, providing the Standby L/C Issuer with cash collateral, pursuant to documentation in form and substance satisfactory to the Standby L/C Issuer, in an amount equal to the aggregate Stated Amount of the Standby L/Cs or
(iii) causing the termination of the Standby L/Cs in a manner satisfactory to the Standby L/C Issuer.

                (e) Standby L/C Fees. For each Standby L/C issued in accordance with the terms of this Agreement, the Borrower shall be obligated to pay quarterly in arrears a Standby L/C Fee (the "Standby L/C Fee") to the Standby L/C Issuer for its account and the account of the Standby L/C Participants equal to the L/C Fee Rate multiplied by the Stated Amount of the applicable Standby L/C, all of which shall be multiplied by the number of days outstanding in such Fiscal Quarter and divided by three hundred sixty (360), payable commencing on the last Business Day of the Fiscal Quarter during which the applicable Standby L/C is issued and continuing on the last Business Day of each Fiscal Quarter thereafter for each Fiscal Quarter in which a Standby L/C was outstanding. In addition and for each Standby L/C issued pursuant to the terms of this Agreement, the Borrower agrees to pay quarterly in arrears to the Standby
L/C Issuer for its account only, a per annum fronting fee equal to 0.125% of the Stated Amount of each Standby L/C issued, , payment commencing on the last Business Day of the Fiscal Quarter during which the Standby L/C is issued and continuing on the last Business Day of each Fiscal Quarter thereafter for each Fiscal Quarter in which a Standby L/C was outstanding.

                (f) Standby L/C Participations.

                        (i) The Standby L/C Issuer irrevocably agrees to grant and hereby grants to each Lender that participates in the issuance of any Standby L/C as indicated on Schedule 3 (each a "Standby L/C Participant"), and, to induce the Standby L/C Issuer to issue the Standby L/Cs hereunder, each Standby L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Standby L/C Issuer, on the terms and conditions hereinafter stated, for such Standby L/C Participant's own account risk, an undivided interest in the Standby L/Cs equal to such Standby L/C Participant's Revolving Credit Commitment Percentage in the Standby L/C Issuer's obligations and rights under each Standby L/C issued hereunder and the amount of each draft paid by the Standby L/C Issuer thereunder. Each Standby L/C Participant unconditionally and irrevocably agrees with the Standby L/C Issuer that, if a draft is paid under any Standby L/C for which the Standby L/C Issuer is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such Standby L/C Participant shall pay to the Standby L/C Issuer upon demand to the Standby L/C Issuer's address for notices specified herein an amount equal to such Standby L/C Participant's Revolving Credit Commitment Percentage of the amount of such draft, or part thereof, which is not so reimbursed.

                        (ii) If any amount required to be paid by any Standby L/C Participant to the Standby L/C Issuer pursuant to Section 3.1(f)(i) in respect of any unreimbursed portion of any payment made by the Standby L/C Issuer under any Standby L/C is paid to the Standby L/C Issuer within three (3) Business Days after the date such payment is due, such Standby L/C Participant shall, together with such payment, pay an amount equal to (A) the product of (1) such amount, times (2) the daily average Federal Funds Rate, as quoted by the Standby L/C Issuer, during the period from and including the date such payment is required to but including the date on which such payment is immediately available to the Standby L/C Issuer, multiplied by (B) a fraction the numerator of which is the number of days that elapse during such period the denominator of which is 360. If any such amount required to be paid by any Standby L/C Participant pursuant to Section 3.1(f)(i) is not in fact made available to the Standby L/C Issuer by such Standby L/C Participant within three (3) Business Days after the date such payment is due, the Standby L/C Issuer shall be entitled to recover from such Standby L/C Participant, on demand, an amount equal to (A) the product of (1) such amount, times (2) the maximum per annum Base Rate applicable to Revolving Loans hereunder, plus two percent (2%) multiplied by (B) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360.

                        (iii) A certificate of the Standby L/C Issuer submitted to any Standby L/C Participant with respect to any amounts owing under this section shall be conclusive in the absence of manifest error.

                        (iv) Whenever, at any time after the Standby L/C
Issuer has made payment under any Standby L/C and has received from any Standby L/C Participant the payment required of it in accordance with Section 3.1(f)(i), the Standby L/C Issuer receives any payment related to such Standby L/C (whether directly from the Borrower or otherwise, including proceeds of Collateral applied thereto), or any payment of interest on account thereof, the Standby L/C Issuer will distribute to such Standby L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Standby L/C Issuer shall be required to be returned by the Standby L/C Issuer, then such Standby L/C Participant shall return to the Standby L/C Issuer the portion thereof previously distributed by Standby L/C Issuer to it.

        3.2     Surety L/C Facility.

                (a) Closing Date Commitment/Surety L/C. Subject to and upon the terms and conditions set forth herein, the Surety L/C Issuer shall on the Closing Date issue the Surety L/C to the Bonding Company and for the account of the Borrower. The Surety L/C is subject to the following terms and conditions and all other terms and conditions of this Agreement concerning the Borrower's obligations with respect to the Surety L/C. Notwithstanding anything herein to the contrary, any reference herein to the termination of the Surety L/C shall be the termination thereof with the consent of the Bonding Company as the sole beneficiary thereof pursuant to a written instrument satisfactory to Agent which shall include a complete, full and unconditional release of the Surety L/C Issuer and all parties designated by Agent from any and all claims, liabilities or obligations of any kind to the Bonding Company or any related parties.

        The Surety L/C shall: (i) expire on a date certain, no later than the Term Loan Maturity Date, (ii) be denominated in Dollars, and (iii) be issued in a form acceptable to both the Bonding Company and the Surety L/C Issuer. The Surety L/C shall be governed by the laws of the State of New York and issued in accordance with the Uniform Customs and Practices for Documentary Credits of the International Chamber of Commerce (Publication 500).

                (b) Reimbursement Obligation.

                        (i) The Borrower agrees to pay on or before the third (3rd) Business Day after the Drawing Date of the Surety L/C for the account of the Surety L/C Issuer and the Surety L/C Participants the aggregate amount of any drawing made under the Surety L/C

(collectively referred to herein as the "Surety L/C Reimbursement Obligations"). Such amount may be funded with the proceeds of a Term Loan to the extent available under Section 4. The lack of availability of a Term Loan hereunder shall not in any way affect the Borrower's absolute and unconditional obligation to repay in full the Surety L/C Reimbursement Obligation, all accrued interest thereon and other amounts owed in connection therewith. If, at the time a drawing is made under the Surety L/C, a Default or Event of Default exists, then the Borrower shall pay to the Surety L/C Issuer immediately and unconditionally, the Surety L/C Reimbursement Obligations together with all accrued interest thereon and all amounts owed in connection therewith.

                        (ii) The Surety L/C Reimbursement Obligation shall accrue interest at the per annum Base Rate applicable to Term Loans hereunder, plus two percent (2%) until paid in full. If the Surety L/C Obligations are not paid when due, then they shall accrued interest at the Default Rate.

                (c) Surety L/C Fees. The Borrower shall pay to the Agent for the account of the Lenders a fee (the "Surety L/C Fee") in respect of Surety L/C for the period commencing on the issuance thereof and ending on the last date on which it is fully drawn upon or terminated. The Surety L/C Fee shall be payable in arrears on the last Business Day of each Fiscal Quarter and shall equal (i) the sum of: (A) the L/C Fee Rate in effect on the date such payment is due multiplied by the difference between: (1) the average daily Stated Amount of the Surety L/C during Fiscal Quarter during which the payment is made and (2) the average Sinking Fund Collateral Account Value calculated as of the last day of each month during such period; plus (B) 1.5% per annum multiplied by the average of the Sinking Fund Collateral Account Value calculated as of the last day of each month during such period , (ii) all of which shall be multiplied by the number of days in such Fiscal Quarter and divided by three hundred sixty (360). In addition, the Borrower agrees to pay to the Surety L/C Issuer for its account only, a per annum fronting fee equal to 0.125% of the Stated Amount of the Surety L/C, payable quarterly in arrears, payment commencing on the last Business Day of the Fiscal Quarter during which the Surety L/C is issued and continuing on the last Business Day of each Fiscal Quarter in which the Surety L/C was outstanding. Payment of the Surety L/C Fee and fronting fee shall commence on March 31, 2004.

                (d) Surety L/C Participations.

                        (i) The Surety L/C Issuer irrevocably agrees to grant and hereby grants to each Lender that participates in the issuance of the Surety L/C as indicated on Schedule 3 (each a "Surety L/C Participant"), and, to induce the Surety L/C Issuer to issue the Surety L/C hereunder, each Surety L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Surety L/C Issuer, on the terms and conditions hereinafter stated, for such Surety L/C Participant's own account and risk, an undivided interest in the Surety L/C equal to such Surety L/C Participant's Term Loan Commitment Percentage in the Surety L/C Issuer's obligations and rights under the issued Surety L/C and the amount of the draft paid by the Surety L/C Issuer thereunder. Each Surety L/C Participant unconditionally and irrevocably agrees with the Surety L/C Issuer that, if a draft is paid under the Surety L/C for which the Surety L/C Issuer is not reimbursed in full by the Borrower in accordance with the terms of this

Agreement, such Surety L/C Participant shall pay to the Surety L/C Issuer upon demand to the Surety L/C Issuer's address for notices specified herein an amount equal to such Surety L/C Participant's Term Loan Commitment Percentage of the amount of such draft, or part thereof, which is not so reimbursed.

                        (ii) If any amount required to be paid by any Surety
L/C Participant to the Surety L/C Issuer pursuant to Section 3.2(d)(i) in respect of any unreimbursed portion of any payment made by the Surety L/C Issuer under any Surety L/C is paid to the Surety L/C Issuer within three (3) Business Days after the date such payment is due, such Surety L/C Participant shall, together with such payment, pay to the Surety L/C Issuer an amount equal to (A) the product of (1) such reimbursed amount, times (2) the daily average Federal Funds Rate, as quoted by the Surety L/C Issuer, during the period from and including the date such payment is required to but including the date on which such payment is immediately available to the Surety L/C Issuer, multiplied by
(B) a fraction the numerator of which is the number of days that elapse during such period the denominator of which is 360. If any such amount required to be paid by any Surety L/C Participant pursuant to Section 3.2(d)(i) is not in fact made available to the Surety L/C Issuer by such Surety L/C Participant within three (3) Business Days after the date such payment is due, the Surety L/C Issuer shall be entitled to recover from such Surety L/C Participant, on demand, an amount equal to (A) the product of (1) such amount, times (2) the maximum per annum Base Rate applicable to Term Loans hereunder, plus two percent (2%), multiplied by (B) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360.

                        (iii) A certificate of the Surety L/C Issuer submitted to any Surety L/C Participant with respect to any amounts owing under this
Section 3.2 shall be conclusive in the absence of manifest error.

                        (iv) Whenever, at any time after the Surety L/C
Issuer has made payment under the Surety L/C and has received from any Surety L/C Participant the payment required of it in accordance with Section 3.2(d)(i), the Surety L/C Issuer receives any payment related to such Surety L/C (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto), or any payment of interest on account thereof, the Surety L/C Issuer will distribute to such Surety L/C Participant its pro rata share thereof based upon the payments made to the Surety L/C Issuer and the Surety L/C Participant's Term Loan Commitment Percentage of such payment; provided, however, that in the event that any such payment received by the Surety L/C Issuer shall be required to be returned by the Surety L/C Issuer, then such Surety L/C Participant shall return to the Surety L/C Issuer the portion thereof previously distributed by Surety L/C Issuer to it.

                (e) Sinking Fund Collateral Account.

                        (i) On the Closing Date, the Borrower will establish and maintain with the Collateral Agent the Sinking Fund Collateral Account in the name of "American Rock Salt Surety L/C Sinking Fund Collateral Account". The Sinking Fund Collateral Account shall be subject to the sole dominion and control of the Collateral Agent, except for the direction of the investment thereof as provided below. Neither the Borrower nor any Person claiming by,

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


through or under or on behalf of the Borrower shall have any right to withdraw anything from the Sinking Fund Collateral Account, including any accrued interest. Any interest accruing on the amounts on deposit in the Sinking Fund Collateral Account shall be deemed to be voluntary prepayments of Term Loan Scheduled Amortization Payments and applied annually as of the end of each Fiscal Year commencing with the Fiscal Year ended September 30, 2004.

                On the Closing Date, the Borrower and the Collateral Agent shall execute and deliver the Sinking Fund Collateral Account Agreement which shall, among other things, provide for the establishment of such account, the grant to the Collateral Agent for the ratable benefit of the Lenders a first priority security interest in the account and the proceeds thereof, the investment options and procedures of the monies held in the Sinking Fund Collateral Account and the circumstances when the funds shall be released and to whom they shall be released. In addition, at the Closing and at any time thereafter upon request of the Collateral Agent, the Borrower shall take such other actions as may be necessary to grant and perfect such first priority security interest in favor of the Collateral Agent and the Lenders.

                The Agent is authorized, upon receipt of funds from the Sinking Fund Collateral Account, to apply such funds to the payment of any Surety L/C Reimbursement Obligations, all accrued interest thereon and any other amounts owed in connection therewith when and if owed hereunder.

                        (ii) Commencing on June 30, 2004, and continuing on the last Business Day of each Fiscal Quarter thereafter, the Borrower shall remit to the Agent for deposit in the Sinking Fund Collateral Account the required portion of the Term Loan Scheduled Amortization Payment due on such day (with required portion meaning the portion of the Term Loan Scheduled Amortization Payment that has not been prepaid). In addition, on the Term Loan Termination Date, the Borrower shall deposit into the Sinking Fund Collateral Account in immediately available funds an amount equal to the difference between the Stated Amount of the Surety L/C and the Sinking Fund Collateral Account Value. On any date thereafter upon demand by the Agent or the Collateral Agent, the Borrower shall deposit into the Sinking Fund Collateral Account the difference between the Stated Amount of the Surety L/C and the Sinking Fund Collateral Account Value on such date. If the Borrower fails to make any required deposit into the Sinking Fund Collateral Account at any time, the Borrower shall pay to the Surety L/C Issuer for its account and the account of the Surety L/C Participants an additional fee equal to the Default Rate.

                        (iii) Upon the termination or expiration of the Surety L/C or any drawing on the Surety L/C, the Agent is authorized to and shall, without further action by the Borrower, advance a Term Loan in accordance with the terms of Section 4 below and apply the proceeds of such Term Loan towards the repayment in full of the Surety L/C Reimbursement Obligations, all accrued interest thereon and other amounts owed in connection therewith. Upon the termination or expiration of the Surety L/C as contemplated under the terms of this Section 3.2(e)(iii), no Notice of Term Loan Borrowing will be required in accordance with the terms of Section 4.3 below.

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


                        (iv) If upon the expiration of the Surety L/C pursuant to its terms or the termination of the Surety L/C or reduction of the Surety L/C by the Bonding Company, the Surety L/C Reimbursement Obligations, the accrued interest thereon and all other amounts owed in connection therewith have been paid in full, and provided no Default or Event of Default has occurred and is continuing, then the Borrower may instruct and receive from the Collateral Agent any remaining monies in the Sinking Fund Collateral Account, as more specifically provided in the Sinking Fund Collateral Account Agreement and below. Notwithstanding anything to the contrary contained herein or in the Senior Security Documents, in no event shall the amount released from the Sinking Fund Collateral Account exceed the reduction of the Stated Amount of the Surety L/C. Furthermore, in no event shall: (i) the aggregate amounts released from time to time or at any time from the Sinking Fund Collateral Account to the Borrower, plus (ii) the aggregate original amount of all Term Loans, exceed $32,140,113.50.

        3.3     Provisions Applicable to all Letters of Credit.

                (a) Obligations Absolute. The obligations of the Borrower in respect of all Letters of Credit issued under this Agreement shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances:

                        (i) any lack of validity or enforceability of any Letter of Credit or any agreement or instrument related thereto;

                        (ii) any amendment or waiver of or any consent to departure from the terms of any Letter of Credit, provided, that any such amendment shall have been effectuated in accordance with Section 12.1;

                        (iii) the existence of any claim, set-off, defense or other rights which the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Letter of Credit Issuer, the Agent, or any other Person, whether in connection with such Letter of Credit, this Agreement, any other Credit Document or any agreement or instrument related thereto, the transactions contemplated herein, or any unrelated transaction;

                        (iv) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                        (v) payment by the Letter of Credit Issuer under any Letter of Credit issued by it against presentation of a draft or certificate that does not comply with the terms of such Letter of Credit; and

                        (vi) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing, provided that the Letter of Credit Issuer acted in good faith and used due care in the examination of any draft or certificate presented under any Letter of Credit in ascertaining whether on its face it appeared to comply with the terms of such Letter of Credit.

                (b) Indemnification. The Borrower hereby indemnifies and holds harmless the Letter of Credit Issuer from and against any and all claims, damages, losses, liabilities, reasonable costs and expenses whatsoever which the Letter of Credit Issuer may incur (or which may be claimed against the Letter of Credit Issuer by any Person) by reason of or in connection with the execution and delivery or transfer of, or payment or failure to pay under, any Letter of Credit; provided, that the Borrower shall not be required to indemnify the Letter of Credit Issuer for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by the failure of the Letter of Credit Issuer to act in good faith or to use due care in the examination of any draft or certificate presented under any Letter of Credit in ascertaining whether on its face it appeared to comply with the terms of such Letter of Credit. Nothing in this Section 3.3(b) is intended to limit the reimbursement obligations of the Borrower contained herein.

                (c) Liability of the Letter of Credit Issuer. The Borrower assumes all risks of the acts or omissions of the beneficiary and any transferee of any Letter of Credit with respect to its use of such Letter of Credit. The Agent, Collateral Agent and the Letter of Credit Issuer (or any of their respective officers or directors) shall not be liable or responsible for: (i) the use which may be made of any Letter of Credit or for any acts or omissions of the beneficiary and any transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents, or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by the Letter of Credit Issuer against presentation of documents which do not comply with the terms of any Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (iv) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except only that the Borrower shall have a claim against the Letter of Credit Issuer, and the Letter of Credit Issuer shall be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by the Borrower which the Borrower proves were caused by the failure of the Letter of Credit Issuer to act in good faith or to use due care in the examination of any draft or certificate presented under any Letter of Credit in ascertaining whether on its face it appeared to comply with the terms of such Letter of Credit. In furtherance and not in limitation of the foregoing, the Letter of Credit Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation.

                                   SECTION 4.

                               TERM LOAN FACILITY

        4.1 Term Loan Commitment. If the initial Stated Amount of the Surety L/C is reduced, the Surety L/C is terminated, and/or a draw against the Surety L/C is made at any time, then subject to and upon the terms and conditions set forth herein, from and after the date hereof until the Term Loan Termination Date, the Borrower may borrow from the Lenders and each Lender severally agrees to make to the Borrower, Term Loans in an aggregate principal amount not to exceed the Total Term Loan Commitment, with each Lender making Term Loans equal to the Term Loan Availability amount multiplied by the Lender's Term Loan Commitment Percentage. Notwithstanding anything herein to the contrary, the Lenders shall not be obligated to make Term Loans at any time the Term Loan Availability is zero or less. In addition, with each increase to the Term Loan Availability (which increases will in no event exceed $32,140,115.50), the Borrower shall, within five (5) Business Days of each increase, request Term Loans in accordance with Section 4.3 below. Should Borrower fail to request Term Loans within the period described in the preceding sentence, or if the Lenders do not advance Term Loans after their receipt of a Notice of Term Loan Borrowing.for a period of up to 90 days because the conditions to making Term Loans have not been satisfied or waived by Agent or Lenders, the Total Term Loan Commitment shall, subject to the terms of Section 5.2(d) below, be reduced by the amount of the applicable increase. Moreover, should the Borrower fail to request Term Loans in an amount equal to the total amount of the applicable increase in Term Loan Availability, the Total Term Loan Commitment shall, as of the sixth (6th) Business Day after the applicable increase and subject to the terms of Section 5.2(d) below, be reduced by the difference between the total amount of the applicable increase and the aggregate amount of the applicable Term Loans requested by the Borrower. The Term Loans shall be Base Rate Loans and, to the extent permitted or required by the terms hereof, LIBOR Loans, as selected by the Borrower.

        4.2 Term Loan Note(s). The Term Loans made by each Lender pursuant to
Section 4.1 shall be evidenced by a single Term Loan Note executed by the Borrower. The Term Loan Note of each Lender shall have appropriate insertions and be payable to the order of such Lender. Each Term Loan Note shall (i) be dated the date that the first Term Loan is made, (ii) represent the obligation of the Borrower to pay the amount of such Lender's Term Loan Commitment allocated to the Term Loans made by the Lenders, (iii) be stated to mature on the Term Loan Maturity Date, (iv) provide for the payment of principal and interest in accordance with Section 5.3, and (v) be entitled to the benefits of this Agreement and the Senior Security Documents. Once a payment is made on a Term Loan it may not be reborrowed. Each Lender is hereby authorized to record the date and amount of each payment or prepayment of principal of the Term Loans made by the Borrower, on the schedules annexed to and constituting a part of the Term Loan Note held by such Lender, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, that the failure by any Lender to make any such recordation shall not limit or otherwise affect the Credit Obligations of the Borrower.

        4.3     Procedure for Borrowing with Respect to Term Loans.

                (a) Except as otherwise described in Section 3.2(e)(iii) above, whenever the Borrower desires the Lenders to make Term Loans pursuant to Section 4.1, the Borrower shall give the Agent an irrevocable Notice of Term Loan Borrowing in substantially the form of Exhibit G to be received by the Agent prior to 11:00 a.m., Rochester, New York Time, (a) at least three (3) Business Days prior to the requested Borrowing Date specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) an acknowledgment that the proceeds of the requested Term Loans shall be paid to the Surety L/C Issuer and the Surety L/C Participants to the extent necessary to pay the Surety L/C Reimbursement Obligations, the accrued interest thereon and all amounts owed in connection therewith and appropriate transfer instructions for the remainder thereof (if any) to be used in accordance with Section 4.5 below,
(iv) whether the Term Loan is to be a LIBOR Loan, a Base Rate Loan or a combination thereof and, if a combination thereof, the amount allocable to each, and (v) the requested Interest Period to be applicable to each LIBOR Loan.

                (b) The Borrowing Date for each Term Loan shall be a Working Day if the requested Term Loan is to be a LIBOR Loan (or a combination of LIBOR Loans and Base Rate Loans) and a Business Day if the Term Loan is to be a Base Rate Loan. The Term Loan shall be in the minimum amount of $500,000 and integral multiples of $10,000 in excess of or, if the remaining Term Loan Availability is less than $500,000, in an aggregate amount equal to the remaining Term Loan Availability.

        4.4 Disbursement of Term Loans. Upon receipt of a Notice of Term Loan Borrowing, the Agent shall promptly notify the Lenders. Each Lender shall make the amount of its pro rata share of the requested Term Loan available to Agent in immediately available funds prior to 11:00 a.m. Rochester, New York Time, on the Borrowing Date requested by the Borrower or, subject to the conditions described in Section 4.1 up to ninety (90) days thereafter. The proceeds of requested Term Loan Borrowings which are made available by the Agent shall be made available first to the Surety L/C Issuer in an amount sufficient to reimburse the Surety L/C Issuer and the Surety L/C Participants for the Surety L/C Reimbursement Obligations and the remaining balance of such proceeds shall be deposited into the Funding Account not later than 1:00 p.m. Rochester, New York Time on the requested Borrowing Date in immediately available funds.

        4.5     Use of Proceeds.

                (a) Repayment of Surety L/C Reimbursement Obligations. The proceeds of all Term Loans shall be first used to pay in full the Surety L/C Issuer and the Surety L/C Participants all Surety L/C Reimbursement Obligations, the accrued interest thereon or other amounts owed in connection therewith then due and owing them.

                (b) Other Permitted Uses. After the payment, in full, to the Surety L/C Issuer and the Surety L/C Participants of all Surety L/C Reimbursement Obligations, together with the accrued interest thereon and all other amounts owed in connection therewith, any remaining proceeds from the Terms Loans may be used by Borrower for general corporate purposes, including repayment of indebtedness and as a Permitted Extraordinary Distribution to the extent otherwise permitted herein as specified in the Notice of Term Loan Borrowing.

        4.6 Termination of Term Loans. Each Term Loan Commitment shall terminate on the Term Loan Termination Date.

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


                                    SECTION 5
                           PROVISIONS RELATING TO ALL
                     EXTENSIONS OF CREDIT FEES AND PAYMENTS

        5.1 Upfront Commitment Fees; Revolving Credit Fee; and Unused Commitment Fee.

                (a) Agent's Upfront Fee. On the Closing Date, Borrower shall pay to the Agent, for its own account and not for the account of anyone else, the remaining unpaid upfront fees agreed in the Fee Letter to be paid to the Agent on or before the Closing Date by Borrower. Such upfront fees are fully earned on the date paid.

                (b) Revolving Credit Commitment Fee. The Borrower shall pay to the Agent for the account of the Lenders a commitment fee (the "Unused Commitment Fee") in respect of the Revolving Loans and Total Standby L/C Exposure for the period commencing on the Closing Date and ending on the Revolving Credit Termination Date equal to the Unused Commitment Fee Rate in effect on the date such payment is due multiplied by the difference between (i) the Total Revolving Credit Commitment and (ii) the average daily balance of the Revolving Loans and the Total Standby L/C Exposure during the fixed quarter ending on the date such payment is due., provided that such fees shall not be payable to any particular Lender or Lenders (as the case may be), during any period in which any such Lender or Lenders, in violation of its/their obligations under this Agreement, fails to make any Revolving Loan or to issue and/or participate in the issuance of any Standby L/C. The Unused Commitment Fee shall be payable in arrears on the last Business Day of each Fiscal Quarter.

                (c) Annual Administrative Fee. The Borrower shall pay to the Agent for its own account, and not for the account of any other Lenders the annual administrative fee described in the Fee Letter, on the terms, in the amount and at the times set forth therein.

        5.2     Prepayments and Repayments.

                (a) (i) Immediately upon receipt by the Borrower or any of its Subsidiaries (or any third party for any of their benefit) the Borrower shall deliver any and all proceeds (net of reasonable fees and expenses incurred in connection therewith) derived from the issuance by the Borrower or any of its Subsidiaries of Indebtedness after the Closing Date, excluding any Indebtedness represented by the Senior Second Secured Notes, any Capital Leases. or any Purchase Money Indebtedness

                        (ii) Immediately upon receipt by the Borrower or any of its Subsidiaries (or any their party for any of their benefit), the Borrower shall deliver to the Agent 75% of the proceeds (net of reasonable fees and expenses incurred in connection therewith) from any Equity Offering after the Closing Date.

                        (iii) Provided no Event of Default has occurred and is continuing, upon the consummation of any Assets Sales in excess of $100,000, the Borrower shall, within sixty (60) days provide to the Agent a plan for the use of proceeds which plan shall be acceptable to the Agent in its reasonable opinion. Thereafter, within one hundred eighty (180) days from the consummation of any such Assets Sales, Borrower shall execute on the plan or obtain a purchase order for the acquisition, repurchase, substitution or replacement of assets in the ordinary course of business if such substitute or replacement assets automatically would become part of the Collateral without further action of the Borrower or any Lender upon the acquisition thereof by the Borrower, provided, however, the purchase order shall in all events be paid utilizing the proceeds of the Asset Sale. If the Borrower does not repurchase or acquire the replacement or substitute assets, then the proceeds of the Asset Sale shall be delivered to the Agent and applied in accordance with the provisions of Section 5.2(a)(v) below. In addition, any excess proceeds from the Asset Sale after the acquisition of any replacement or substitution Assets (net of reasonable fees and expenses) shall be paid and delivered to the Agent within sixty (60) days or Borrower shall provide to the Agent a plan for the use of proceeds. Thereafter, within one hundred eighty
(180) days from the consummation of any such Assets Sales, Borrower shall execute on the plan or obtain a purchase order for the acquisition, repurchase, subsitution or replacement of assets in the ordinary course of business if such substitute or replacement assets automatically would become part of the Collateral without further action of the Borrower or any Lender upon the acquisition thereof by the Borrower, provided, however, the purchase order shall in all events be paid utilizing the proceeds of the Asset Sale. If a Default or an Event of Default has occurred and is continuing, the Borrower shall immediately pay to the Agent all proceeds of the Asset Sale (net of reasonable fees and expenses).

                        (iv) Promptly and in any event not more than three
(3) days following the receipt by the Agent or the Borrower or any subsidiary of the Borrower of any net proceeds (or, if there shall be continuing an Event of Default, of the full amount of net proceeds) of any business interruption insurance required to be maintained pursuant to Section 8.4(a)(ii) hereof on account of any business interruption event, the applicable party receiving such proceeds shall notify the other of such receipt in writing, by facsimile or by telephone (promptly confirmed by written or facsimile notice), and not later than one Business Day following receipt by the the Borrower or any Subsidiary of the Borrower of any such proceeds, such proceeds shall be remitted first to the Agent for application to all payments and fees due hereunder during this period of the business interruption event before they are applied to any other purpose and any remaining proceeds shall be returned and made available to the Borrower. If an Event of Default has occurred and is continuing, the Borrower shall immediately pay to the Agent all proceeds of the business interuption insurance to the Agent to be applied to the Credit Obligations or deposited into the Sinking Fund Collateral Account as the Agent may determine.

                        (v) Except as otherwise provided in Section 5.2(b) below or in any other Credit Document, upon the receipt by Borrower or any of its Subsidiares of any proceeds of insurance referred to in Section 8.4(a)(i), the Borrower shall at its option either apply such net proceeds to replace the damaged or destroyed property, or pay the net proceeds to the Agent to be applied as provided below; provided, however, that upon and during the continuance of a Default or Event of Default, the application of such net proceeds shall be at the option of the Agent rather than the option of the Borrower. Any proceeds which are applied to replace or rebuild damaged property shall be applied pursuant to the written plan outlining the application of the proceeds towards the replacement of the damaged or destroyed property as delivered in advance to the Agent, which plan shall be acceptable to the Agent in its reasonable discretion.

Until the proceeds are so used, they shall be deposited in an account with Collateral Agent and held as Collateral by the Collateral Agent for the Credit Obligations pursuant to documentation satisfactory to Agent or the Collateral Agent, and the Borrower or its Subsidiary, as appropriate, shall take such actions as may be necessary for the Collateral Agent to maintain a perfected first priority security interest therein.

Any funds paid to Agent (or if applicable, the Collateral Agent) pursuant to this Section 5.2(a) shall be applied by the Agent to prepay in full any outstanding Term Loans, together with accrued interest thereon to the date of prepayment and remaining amounts (if any) shall be deposited by the Agent into the Sinking Fund Collateral Account and held pursuant to the terms of the Sinking Fund Collateral Account Agreement. Notwithstanding the foregoing, after the expiration of the Surety L/C in accordance with its terms or the termination of the Surety L/C and payment in full of the Term Loans and provided no Default or Event of Default exists and is continuing, the Agent shall apply such amounts to the outstanding Revolving Loans with a corresponding permanent reduction of the Total Revolving Credit Commitment. If in such circumstances a Default or Event of Default exists, then such funds shall be released as determined by Agent, including as provided in Section 10. All prepayments made pursuant to this Section 5.2(a) shall be applied in the inverse order of maturity and subject to the applicable Breakage Amount.

                (b) If the Required Lenders have delivered a notice in writing to the Borrower declaring that an Event of Loss has occurred, (i) the Commitments shall terminate forthwith and (ii) the Borrower shall prepay in full the unpaid principal amount of the then outstanding Notes, together with accrued interest thereon to the date of prepayment, and the applicable prepayment premiums and/or breakage fees, and shall satisfy its obligations in respect to all outstanding Letters of Credit by (A) paying or prepaying any amount due or to become due by the Borrower to the beneficiaries under the Standby L/Cs, (B) if the Standby L/C Issuer so agrees, providing the Standby L/C Issuer with cash collateral as required pursuant to Section 3.1(d), pursuant to documentation in form and substance satisfactory to the Standby L/C Issuer, in an amount equal to the aggregate Stated Amount of the Standby L/Cs and depositing into the Sinking Fund Collateral Account an amount of immediately available funds equal to the Stated Amount of the Surety L/Cs, or (C) causing the termination of all outstanding Letters of Credit, and in all cases stated paying any unpaid Unused Commitment Fees accrued to the date of termination, and any unpaid Letter of Credit Fees and other fees accrued hereunder to the date of prepayment, on the earlier of (1) the date occurring ninety (90) days after the date of receipt of such notice from the Required Lenders, and (2) the date on which insurance proceeds are received with respect to such Event of Loss.

                (c) Subject to the following sentence, on or before January 31st of each Fiscal Year the Borrower shall make mandatory supplemental amortization payments equal to 50% of the Excess Cash Flow for the Fiscal Year ended as of the preceding September 30th, provided, however, for the Fiscal Year ending September 30, 2004, the Excess Cash Flow shall be only for the period from and including January 1, 2004 through and including September 30, 2004 (each such payment an "Excess Cash Flow Payment"). To the extent required as a result of any adjustment of the Permitted Tax Distribuition Annual Allowance, an additional Excess Cash Flow Payment is required to be made with five (5) Business Days of such adjustment. Any payments under Sections 5.2(d) in the Fiscal Year being measured as of the previous September 30th shall reduce the Excess Cash Flow Payment on a dollar-for-dollar basis. Any amount paid as an Excess Cash Flow Payment shall be applied first to the prepayment of all outstanding amounts due in connection with the Term Loans (to be applied in the stated order of maturity), and any remaining amounts (if any) shall be deposited into the Sinking Fund Collateral Account. All Excess Cash Flow Payments made pursuant to this Section 5.2(c) are not subject to the prepayment penalties set forth in this Agreement other than applicable breakage fees.

                (d) The Borrower may, from time to time, prepay the Total Term Loan Commitment,in whole or in part, provided that the amount of any such partial prepayment shall be in a minimum amount of $400,000, together with interest thereon to the date of prepayment, provided, however, that in consideration for the privilege of making such prepayment, the Borrower shall pay to the Lenders a premium of 1% of the amount of the principal amount prepaid, if such prepayment occurs prior to the first anniversary of the Closing Date. Except as otherwise described in Section 4.1 above, optional prepayments pursuant to this Section 5.2(d) shall be made upon at least five (5) Business Days' prior written irrevocable notice by the Borrower to the Agent, specifying the date and amount of such prepayment. If any such notice is given, the Borrower will make payment specified therein and such prepayment shall be due and payable on the date specified therein, together with interest accrued thereon to the date of prepayment, plus the Breakage Amount, if applicable. Optional prepayments shall be applied to the principal amount of the Term Loans pro rata and in the stated order of maturity.

                (e) The Borrower may, from time to time, make voluntary permanent reductions to the Total Revolving Credit Commitment, provided that the amount of any such permanent reduction shall be in an amount not less than $1,000,000 or whole multiples thereof, plus a reduction premium of 1% of the amount of the reduction of the Total Revolving Credit Commitment if such reduction occurs prior to the first anniversary of the Closing Date.

                (f) The Borrower's obligations in respect of the Standby L/Cs may be satisfied by (i) paying or prepaying any amount due or to become due by the Borrower to the beneficiaries under the Standby L/Cs and causing the termination of the Standby L/Cs pursuant to a written consent of the beneficiary thereof satisfactory to the Standby L/C Issuer (which shall include a complete release of the Standby L/C Issuer of all claims, obligations or liabilities to the Standby L/C beneficiary) or (ii) if the Standby L/C Issuer so agrees, providing the Standby L/C Issuer with cash collateral, pursuant to documentation in form and substance satisfactory to the Standby L/C Issuer, in an amount equal to the aggregate Stated Amount of the Standby L/Cs, plus solely in connection with sub-section (ii) above, an amount equal to all applicable Standby L/C Fees in the appropriate amount for the respective remaining terms of the applicable Standby L/Cs until their respective stated expirations, together with all other fees the Standby L/C Issuer deems appropriate.

                (g) The Borrower's obligations in respect of the Surety L/C may be satisfied only by: (i) an affirmative termination by the Bonding Company of the Surety L/C, or (ii) a draw that is equal in amount to the Stated Amount of the Surety L/C.

                (h) Upon payment in full of the Credit Obligations, the termination of all Commitments and the satisfaction of the Borrower's obligations with respect to the Standby L/Cs and the Surety L/C as provided in
Section 5.2(f) and (g) above, all to the satisfaction of the Agent, the Agent and/or Collateral Agent (as appropriate) shall deliver to the Borrower, at the Borrower's expense, such documents reasonably requested by the Borrower to evidence the release of the Lenders' Liens on the Collateral pursuant to the Senior Security Documents.

        5.3     Interest Rates; Payments and Payment Dates.

                (a) All Loans that are LIBOR Loans shall bear interest for each Interest Period on the unpaid principal amount thereof at the LIBOR Rate. All Loans that are Base Rate Loans shall bear interest on the unpaid principal amount thereof at the Base Rate in effect from time to time. Notwithstanding the foregoing, upon the occurrence and during the continuance of a Default or Event of Default, all Loans shall bear interest at the Default Rate.

                (b) If all or a portion of the principal amount of any LIBOR Loan made hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such LIBOR Loan shall be converted to a Base Rate Loan at the end of the Interest Period therefore.

                (c) Interest on the aggregate unpaid principal amount of the Loans shall be paid in arrears on each Interest Payment Date.

                (d) The principal amount of all outstanding Revolving Loans, together with all accrued interest thereon, shall be due and payable in full on the Revolving Credit Termination Date.

                (e) Prior to the first Term Loan advanced under the terms of this Agreement, all Term Loan Scheduled Amortization Payments shall be delivered by the Borrower to the Agent for deposit into the Sinking Fund Collateral Account. After the first Term Loan is advanced under the terms of this Agreement, and commencing on the last day of the first Fiscal Quarter after a Term Loan is made and continuing on the last day of each Fiscal Quarter thereafter until the Term Loan is paid in full, the Borrower shall make the Term Loan Scheduled Amortization Payment due on that day with respect to Term Loans. All Term Loans shall be due and payable in full on the Term Loan Termination Date.

                (f) If prior to the Term Loan Termination Date, the aggregate outstanding amounts due in connection with the Term Loans is paid in full, and provided no other Term Loans are advanced after that date, each Term Loan Scheduled Amortization Payment due after payment in full of the Term Loans, shall be made to the Agent, and at direction of the Agent, deposited into the Sinking Fund Collateral Account by the Collateral Agent. However, if, as contemplated in the preceding sentence, Term Loans are advanced after the date that the aggregate amount of Term Loans are paid in full, the amount of each Term Loan Scheduled Amortization Payment thereafter made shall first be applied to the outstanding amounts due in connection with the Term Loans, with any excess (if any) to then be deposited by the Collateral Agent (at the direction of the Agent) in the Sinking Fund Collateral Account.

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

        5.4 Interest Rate Conversions. Unless the Borrower otherwise elects to continue any LIBOR Loan by written notice to the Agent not less than three (3) days in advance, any LIBOR Loan will be continued such upon the expiration of the Interest Period with respect thereto; provided, that, no LIBOR Loan will be continued as such when any Event of Default has occurred and is continuing, but shall automatically be converted to a Base Rate Loan on the last day of the Interest Period with respect thereto. The Interest Period for any such continued LIBOR Loan shall be of the same duration as the Interest Period of the LIBOR Loan so continued, unless otherwise specified by the Borrower in a Notice of Term Loan Borrowing or Notice of Revolving Loan Borrowing or (x) in the case of Revolving Loans, if such Interest Period would extend beyond the Revolving Credit Maturity Date, then such Interest Period will end on the Revolving Credit Maturity Date and (y) in the case of Term Loans, if such Interest Period would extend beyond the Term Loan Maturity Date, then such Interest Period will end on the Term Loan Maturity Date.

        5.5     Pro Rata Treatment and Payment Dates.

                (a) Each borrowing by the Borrower from the Lenders, each payment (including each prepayment) by the Borrower on account of the principal of and interest on the Notes and on account of any prepayment premium, breakage fee, extension fee, Unused Commitment Fee or Letter of Credit Fee hereunder, shall (subject to the provisions of Section 11) be made pro rata according to the respective Revolving Credit Commitment Percentages and Term Loan Commitment Percentages of such Lenders, as the case may be. All payments (including prepayments) due hereunder or under the Notes on account of principal, interest, fees, and any other obligation incurred hereunder shall be paid to the Agent by wire or electronic transfer for deposit and credit to its account, in freely transferable Dollars and in immediately available funds without set-off or counterclaim. The Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. No such payment, however, shall be deemed to be a waiver of any claims the Borrower may assert against the Agent or the Lenders. All payments hereunder shall be made without any presentment of the Notes to the Borrower, but upon payment in full of the Notes and the termination of the Commitments, the holders thereof shall cancel them and, return them to the Borrower.

                (b) If any payment hereunder (other than payments on LIBOR Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on LIBOR Loans becomes due and payable on a day other than a Working Day, the maturity thereof shall be extended to the next succeeding Working Day unless the result of such extension would be to end such payment into another calendar month, in which event such payment shall be made on the immediately preceding Working Day.

                (c) If any Lender shall, by exercising any right of set-off or counterclaim otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in the Letters of Credit resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans or participations in the Letters of Credit and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans or participations in the Letters of Credit of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans or participations in the Letters of Credit; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded (and the purchase price restored) to the extent of such recovery, without interest, and (ii) the provisions of this subsection shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for assignment of or sale of a participation in any of its Loans or participations in the Letters of Credit to any assignee or participant, other than to the Borrower (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Laws, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

        5.6 Inability to Determine LIBOR Rate. In the event that any Lender (each an "Affected Lender") shall have individually determined (which determination shall be conclusive and binding upon the Borrower) that by reason of circumstances affecting the interbank LIBOR market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate applicable for any Interest Period with respect to (a) proposed Loans that the Borrower has requested be made as LIBOR Loans, or (b) the continuation of LIBOR Loans beyond the expiration of the then current Interest Period therefor, the Affected Lender through the Agent shall give notice of such event to the Borrower. Within thirty
(30) days following the date of such notice by the Agent (after consultation with each Affected Lender) and the Borrower shall enter into negotiations in good faith with a view to agreeing on an alternative basis acceptable to the Borrower and the Affected Lender for, determining the interest rate (the "Substitute LIBOR Rate") which shall be applicable during such Interest Period for the LIBOR Loans to which such Interest Period applies and which shall reflect the cost to the Affected Lender of funding such LIBOR Loans for such Interest Period from alternate sources plus the Applicable Margin for LIBOR Loans. If, at the expiration of thirty (30) days from the giving of such notice by the Agent, (i) the Agent, the Affected Lender and the Borrower have agreed to such Substitute LIBOR Rate, such Substitute LIBOR Rate shall take effect with respect to such Interest Period from the beginning of such Interest Period with respect to such affected Lender's Loans so affected, or (ii) Agent, the Affected Lender and Borrower have not agreed to a Substitute LIBOR Rate, (x) any requested LIBOR Loans of such Affected Lender shall be deemed to have been made as Base Rate Loans, (y) any Loans of such Affected Lender that were to have been converted to LIBOR Loans shall be continued Base Rate Loans, as the case may be, and (z) any outstanding LIBOR Loans of such Affected Lender shall be converted, on the last day of the then current Interest Period therefor, to Base Rate Loans. Until such notice has been withdrawn by the Affected Lender, no further LIBOR Loans of such Affected Lender shall be made nor shall any Base Rate Loans of such Affected Lender be converted to LIBOR Loans pursuant to Section 5.4.

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        5.7     Computation of Interest and Fees.

                (a) Interest in respect of LIBOR Loans shall be calculated on the basis of a three hundred sixty (360) day year for the actual days elapsed (including the first but excluding the last day). Interest in respect of Base Rate Loans, and all fees hereunder, shall be calculated on the basis of a three hundred sixty-five (365) (or three hundred sixty-six (366), as the case may be) day year for the actual days elapsed (including the first but excluding the last day).

                (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error.

        5.8 Illegality. Notwithstanding any other provision herein, if any change in any Applicable Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Loans at the LIBOR Rate as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make or maintain Loans at the LIBOR Rate, shall forthwith be cancelled, and (b) such Lender's Loans then outstanding at the LIBOR Rate, if any, shall bear interest at the Base Rate and all Loans made hereafter by such Lender shall bear interest at the Base Rate.

        5.9     Applicable Law.

                (a) In the event that any change in any Applicable Law or interpretation or application thereof or compliance by any Lender with any request or directive whether or not having the force of law from any central bank or other Governmental Authority made subsequent to the date hereof:

                        (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note or any Loan bearing interest at the LIBOR Rate made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for taxes covered by Section 5.11 and changes in the rate of tax on the overall net income of such Lender);

                        (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities of or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the LIBOR Rate hereunder; or

                        (iii) shall impose on such Lender any other condition; and the result of any of the foregoing is to increase the cost to such Lender of making, or maintaining LIBOR Loans or to reduce any amount receivable hereunder in respect thereof then, in any such case, the Borrower shall promptly pay such Lender, within five (5) Working Days of demand therefor, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower, through the Agent of the event by reason of which it has become so entitled; provided, that the failure of such Lender to so notify the Borrower shall not act as a waiver of the right of such Lender to receive such additional amounts when such Lender provides the required notice to the Borrower. A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender, through the Agent to the Borrower shall be conclusive in the absence of manifest error. This covenant shall survive termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                (b) In the event that any Lender shall have determined that any change in any Applicable Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. A certificate as to any additional amounts payable pursuant to this Section submitted by such Lender, through the Agent to the Borrower shall be conclusive in the absence of manifest error.

        5.10 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing or continuation of Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement or (b) the making of a prepayment of a Loan (including a voluntary repayment of principal of a Revolving Loan) on a day which is not the last day of an Interest Period with respect thereto, including, without limitation, any such loss or expense arising from the reemployment of funds obtained by it for the then current Interest Period or from fees payable to terminate the deposits from which such funds were obtained. Each Lender agrees to use reasonable efforts to minimize any such loss or expense. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder and the expiration of the Letters of Credit.

        5.11    Taxes.

                (a) All payments made by the Borrower under this Agreement, the Notes or with respect to Letters of Credit shall be made free and clear of, and without deduction or withholding for or on account of, any future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings and all liabilities with respect thereto, now or hereafter posed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in case of the Agent, the Collateral Agent, the Lenders, the Standby L/C Issuer or the Surety L/C Issuer, taxes imposed on or measured by net income, overall gross receipts, or capital of the Agent, the Collateral Agent, the Lenders, the Standby L/C Issuer or the Surety L/C Issuer or any franchise tax imposed in lieu thereof as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and the Agent, the Collateral Agent, the Lenders, the Standby L/C Issuer or the Surety L/C Issuer (excluding a connection arising solely from the Agent, the Collateral Agent, the Lenders, the Standby L/C Issuer or the Surety L/C Issuer having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement, the Notes or the Letters of Credit) or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, ties, charges, fees, deductions, liabilities and withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Agent, the Collateral Agent, the Lenders, the Standby L/C Issuer or the Surety L/C Issuer hereunder or under the Notes or the Letters of Credit, the amounts so payable to the Agent, the Collateral Agent, the Lenders, the Standby L/C Issuer or the Surety L/C Issuer shall be increased to the extent necessary to yield to the Agent, the Collateral Agent, the Lenders, the Standby L/C Issuer or the Surety L/C Issuer (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Agent, the Collateral Agent, the Lenders, the Standby L/C Issuer and the Surety L/C Issuer affected thereby a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent, the Collateral Agent, the Lenders, the Standby L/C Issuer and the Surety L/C Issuer affected thereby the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent, the Collateral Agent, the Lenders, the Standby L/C Issuer and the Surety L/C Issuer affected thereby for any incremental taxes, interest or penalties that may become payable by the Agent, the Collateral Agent, the Lenders, the Standby L/C Issuer or the Surety L/C Issuer as a result of such failure. This indemnification payment shall be made promptly following written demand by the Agent, the Collateral Agent, the Lenders, the Standby L/C Issuer or the Surety L/C Issuer affected thereby (as the case may be). This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder and the expiration of the Letters of Credit.

                (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form. Each such Lender also agrees to deliver to the Borrower and the Agent two further copies of the said Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, and such extensions or renewals thereof as may reasonably be requested by the Borrower or the Agent unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the

Borrower and the Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax.

        5.12    Payments by Agent.

                (a) Unless the Agent shall have been notified in writing by any Lender prior to a Borrowing Date that such Lender will not make the amount which would constitute its Commitment Percentage of the borrowing on such date available to the Agent, the Agent may assume that such Lender has made such amount available to the Agent on such Borrowing Date and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is made available to the Agent by such Lender on a date after such Borrowing Date, such Lender shall pay to the Agent on demand an amount equal to the product of (i) the daily average Federal Funds Rate during such period, times (ii) the amount of such Lender's Commitment Percentage of such borrowing, times (iii) the number of days from and including such Borrowing Date to but excluding the date on which such Lender's Commitment Percentage of such borrowing shall have become immediately available to the Agent. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this Section 5.12(a) shall be conclusive, absent manifest error. If such Lender's Commitment Percentage is not in fact made available to the Agent by such Lender within three (3) Business Days of such Borrowing Date, the Agent shall be entitled to demand repayment of such amount with interest thereon at the rate per annum applicable to Base Rate Loans hereunder from the Borrower. Payments by the Borrower made pursuant to this Section 5.12(a) are not subject to the payment penalties or limitations set forth in Section 5.2(e).

                (b) Should any Lender (a "Non-Advancing Lender"), in violation of its obligations under this Agreement, fail to make any Loan, or fund when due the purchase price of any Letter of Credit participations hereunder (each a "L/C Participation Obligation"), (i) the Agent may in its discretion (but with no obligation) fund the Loan on behalf of the Non-Advancing Lender if it has not received notice that the Non-Advancing Lender does not intend to fund the Loan, and/or (ii) the Agent shall cooperate with the Borrower to find a Permitted Assignee that shall be willing to assume the Non-Advancing Lender's obligations under this Agreement (including the obligation to make the Loan which the Non-Advancing Lender failed to make but without assuming any liability for damages for failing to have made any previous Loans). Subject to the provisions of the next succeeding sentence, such Permitted Assignee shall be substituted for the Non-Advancing Lender hereunder upon execution and delivery of a Commitment Transfer Supplement. Nothing in (and no action taken pursuant to) this Section 5.12 shall relieve the Non-Advancing Lender from any liability it might have to the Borrower or to the other Lenders as a result of its failure to make any Loan or to fund a L/C Participation Obligation. If a Permitted Assignee is not substituted for the Non-Advancing Lender then, subject to the other provisions of this Agreement, the Borrower shall have the right to prepay in full the Loans made by such Non-Advancing Lender, and such prepayment in full shall not be subject to any premium or fee. The failure of a Lender to make a Loan or to fund a L/C Participation Obligation hereunder shall not, in and of itself, relieve any other Lender of its obligation to make its Loans hereunder or to fund a L/C Participation Obligation, but the other Lenders shall not have any obligation to increase the amount of their respective Loans, Commitments or L/C Participation Obligations.

                                    SECTION 6
                         REPRESENTATIONS AND WARRANTIES

        In order to induce the Agent, the Collateral Agent and the Lenders to enter into this Agreement and to make the Loans and to induce the Letters of Credit Issuer to issue the Letters of Credit, the Borrower represents and warrants to the Lenders under Sections 6.1 through 6.26 that:

        6.1     Borrower's Existence and Business.

                (a) The Borrower is a limited liability company duly organized and validly existing and in good standing under the limited liability company law of the State of New York. The Borrower is duly qualified to do business under the laws of each other jurisdiction, if any, in which the conduct of its business or the ownership, lease or operation of property so requires except where the failure to so qualify would not have a Material Adverse Effect. The articles of organization of the Borrower have been duly filed in the office of the Secretary of State of New York and no other filing, recording, publishing or other act is necessary or appropriate in connection with the existence or the business of the Borrower except those which have been duly made or performed. Prior to the date hereof, the Borrower has engaged in no business other than the development and operation of the Project, the purchase, marketing and sale of salt.

                (b) The only members of the Borrower on the date of the execution and delivery of this Agreement are those listed on Schedule 4 hereto. All outstanding Capital Stock has been duly issued, fully paid, is non-assessable and has not been issued in violation of any preemptive rights.

                (c) As of the last day of any Annual Clean-Up Period, the Borrower will have no outstanding payables past due, except those being contested in good faith in the ordinary course of business for which appropriate reserves have been made in accordance with GAAP.

        6.2 Compliance with Law. Both the Borrower and the Project are in compliance with all Requirements of Law applicable to them, respectively, except with respect to matters that, individually or in the aggregate, do not constitute a Material Adverse Effect.

        6.3     Power and Authorization; Enforceable Obligations.

                (a) The Borrower has full power and authority and the legal right (subject to the receipt of the approvals referred to in Section 6.4) to own and operate the Project, to conduct its business as now conducted and as proposed to be conducted by it, to execute, deliver and perform this Agreement and the Credit Documents to which it is or is to become a party, to take all action as may be necessary to complete the transactions contemplated hereunder and thereunder, to grant the Liens provided for in the Senior Security Documents to which it is a party and to borrow hereunder. The Borrower has taken all necessary company and legal action to authorize the borrowings hereunder on the terms and conditions of this Agreement and the Credit Documents to which it is a party, to grant the Liens provided for in the Senior Security Documents to which it is a party and to authorize the execution, delivery and performance of this Agreement, the Notes, and the other Credit Documents to which it is a party or is to become a party. No consent or authorization of, filing with, or other act by or in respect of any other Person that has not been made, obtained or complied with, is required in connection with the borrowings hereunder or with the execution, delivery or performance by the Borrower or the validity or enforceability as to the Borrower of this Agreement, the Notes, or the other Credit Documents. Each of this Agreement and the other Credit Documents to which the Borrower is a party has been duly executed and delivered by the Borrower and, assuming the due authorization and delivery hereof and thereof by the other parties hereto and thereto, constitutes, and each of the Notes and the other Credit Documents to which the Borrower is to become a party will upon execution and delivery thereof by the Borrower and, assuming due authorization thereof, by the other parties thereto (if any) constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity (whether such enforcement is sought in a proceeding at law or in equity).

                (b) The Borrower has provided the Agent complete copies of all Material Contracts which exist on the date hereof. Borrower shall deliver to Agent copies of each Material Contract entered into by the Borrower after the date of this Agreement within five (5) Business Days of its effective date.

        6.4     Governmental Approvals and Other Consents and Approvals.

                (a) No Governmental Approvals are required for (i) the participation by the Borrower in the transactions contemplated by this Agreement and the other Credit Documents, (ii) the validity and enforceability against the Borrower of the Credit Documents to which it is a party, and (iii) the grant by the Borrower of the Liens created pursuant to the Senior Security Documents to which it is a party and the validity, perfection and enforceability thereof and the exercise by the Agent, the Collateral Agent and the Lenders of their rights and remedies thereunder (except any Governmental Approvals or other consents or approvals applicable to the Agent, the Collateral Agent, the Lenders, the Standby L/C Issuer or the Surety L/C Issuer).

                (b) No Governmental Approvals (except as set forth on Schedule
5), or other consents or approvals (other than those already obtained or that are obtainable in due course and will be obtained when necessary) are required in connection with the validity and enforceability of the IDA/Borrower Mortgage.

                (c) The Borrower possesses all Governmental Approvals presently required or necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as now or proposed to be conducted, except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect. A list of all such Governmental Approvals is set forth in Schedule 5. The Borrower has fulfilled and performed all of its obligations with respect to such Governmantal Approvals and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Governmental Approval; and the Borrower has not received any notice of any proceeding relating to revocation or modification of any such Governmental Approval except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

        6.5 No Legal Bar. The execution, delivery and performance of this Agreement, the Notes and the other Credit Documents as contemplated in accordance with the terms thereof, the borrowings by the Borrower hereunder, the use of the proceeds thereof or the issuances of the Letters of Credit (a) will not violate, constitute a breach of or a default (with the passage of time or otherwise) under, require the consent of any person (other than consents already obtained and in full force and effect) under (i) any Requirement of Law or any agreement, instrument or other contractual obligation of the Borrower or by which any of its properties or assets are bound that relates to ownership, operation and/or maintenance of the Project (each an "Applicable Agreement") or
(ii) any other Requirement of Law as to which any such violations, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect and (b) will not result in, or require, the creation or imposition of any Lien on any of the properties or revenues of the Borrower pursuant to any Requirement of Law or Applicable Agreement or (c) result in an acceleration of any Indebtedness

        6.6 No Proceeding or Litigation. Except for the F-K Litigation, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the Borrower, after due inquiry, threatened against or affecting the Borrower or against or affecting any of its properties, rights, revenues or assets, or the Project, as the case may be that would individually or in the aggregate, have a Material Adverse Effect. The Borrower is not subject to any judgment, order, decree, rule or regulation of any Governmental Authority that would, individually or in the aggregate, have a Material Adverse Effect.

        6.7     Material Contracts.

                Each Material Contract has been duly authorized, executed and delivered by all parties thereto, has not been amended or otherwise modified, is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms. Neither the Borrower nor any of its Subsidiaries is in default in any material respect under or with respect to any Material Contract except as otherwise disclosed to the Agent. No notice of breach or default has been given to the Borrower or any of its Subsidiaries under any Material Contract except as otherwise disclosed to the Agent. To the best knowledge of the Borrower after due inquiry, no other party to a Material Contract is in breach or default in any material respect thereunder except as otherwise disclosed to the Agent. Upon consummation of the transactions contemplated hereunder and in the Senior Second Secured Note Documentation, no Default or Event of Default shall exist and be continuing. No Event of Loss exists.

        6.8     Financial Statements.

                (a) The Borrower has heretofore furnished to the Agent copies of
(i) the Borrower's audited balance sheet as of September 30, 2003 and 2002, and statements of operations, changes in members' equity and cash flows for the Fiscal Year then ended, and (ii) the Borrower's balance sheet as of December 31, 2003, and statements of operations, changes in members' equity and cash flows for the Fiscal Quarter then ended. These financial statements have been prepared in accordance with GAAP (except the December 31, 2003 statements do not contain notes and are subject to normal year-end adjustments), and present fairly, in all material respects, the financial condition of the Borrower as of the respective dates thereof and the results of operations, changes in members' capital and cash flow of the Borrower for the respective periods then ended. Except for liabilities and obligations disclosed or provided for in the December 31, 2003 balance sheet the Borrower did not have as of that date any material liabilities or obligations of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due) that, in accordance with GAAP, would have been required to have been disclosed or provided for in such balance sheet. All books of account of Borrower fully and fairly disclose all of its material transactions, properties, assets, investments, liabilities and obligations, are in its possession and are true, correct and complete in all material respects.

                (b) Since September 30, 2003, (i) the Borrower has not incurred any liabilities, direct or contingent, that are material, individually or in the aggregate, to the Borrower, or (except for transactions relating to this Agreement or the Senior Second Secured Note Documents) has entered into any transactions not in the ordinary course of business, (ii) there has not been any material decrease in the Capital Stock or any material increase in long-term debt or any material increase in short-term debt of the Borrower, or any payment of or declaration to pay any dividends or any other distribution with respect to the Borrower, and (iii) there has not been any material adverse change in the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Borrower (each of clauses (i), (ii) and (iii), a "Material Adverse Change"). To the knowledge of the Borrower after due inquiry, there is no event that is reasonably likely to occur, which if it were to occur, would, individually or in the aggregate, have a Material Adverse Effect.

                (c) The Borrower has prepared, and has heretofore furnished to the Agent and each Lender a copy of, an unaudited consolidated balance sheet of the Borrower as of December 31, 2003, giving pro forma effect to the the extensions of credit under this Agreement and the issuance of the Senior Second Secured Notes, the payment of transaction fees and expenses related to the foregoing, and the consummation of the other transactions contemplated hereunder and thereunder, including all distributions to the Borrower's members that shall be made with the proceeds thereof, all as if such events had occurred on such date (the "Pro Forma Balance Sheet"). The Pro Forma Balance Sheet has been prepared in accordance with GAAP (subject to the absence of footnotes required by GAAP and subject to normal year-end adjustments) and, subject to stated assumptions made in good faith and having a reasonable basis set forth therein, presents fairly, in all material respects, the financial condition of the Borrower on an unaudited pro forma basis as of the date set forth therein after giving effect to the consummation of the transactions as described above.

                (d) The Borrower has prepared, and has heretofore furnished to the Agent and each Lender a copy of, annual projected balance sheets and statements of operations, changes in members' equity and cash flows of the Borrower for the twelve (12) month period after the Closing Date, giving effect to the extensions of credit made under this Agreement, the issuance of the Senior Second Secured Notes and the payment of transaction fees and expenses related to the foregoing, and the consummation of the other transactions contemplated hereby and thereby, including all distributions to be made by the Borrower to its members (the "Initial Projections"). In the opinion of management of the Borrower, the assumptions used in preparation of the Initial Projections were reasonable when made and continue to be reasonable as of the date hereof. The Projections have been prepared in good faith by the executive and financial personnel of the Borrower and represent a reasonable estimate of the future performance and financial condition of the Borrower, subject to the uncertainties and approximations inherent in any projections.

                (e) As of the Closing Date, and after giving effect on the Closing Date to the the extensions of credit made under this Agreement, the issuance of the Senior Second Secured Notes and the payment of transaction fees and expenses related to the foregoing, and the consummation of the other transactions contemplated hereby and thereby, including all distributions to be made by the Borrower to its members, the Borrower will be Solvent based upon the Borrower's fair value basis balance sheet (the "Fair Value Basis Balance Sheet").

        6.9 Ownership of Property; Liens. The IDA has been granted fee title to, and the Mortgages constitute a Lien upon, the Leased Premises free and clear of all Liens except Permitted Liens. The Borrower has good title to or a valid leasehold interest in or license of, all property purportedly owned or used by it, and a valid leasehold interest in the Leased Premises, free and clear of all Liens other than Permitted Liens. No mortgage or financing statement or other instrument or recordation covering all or any part of the Collateral which has been executed by, or with the permission of, the Borrower or the IDA is on file in any recording office, except such as has been filed, or has been delivered to the Agent for filing, in favor of the Agent for the benefit of the Lenders or as evidence of Permitted Liens. The IDA has all rights purported to be given to it under any easements, leases and other title instruments described in the Title Insurance Policy, subject only to the Liens specified therein and other Permitted Liens, and the IDA's rights thereunder are not subject to any contest or challenge and are encumbered only by the Mortgages as a perfected Lien and other Permitted Liens. All such easements, leases and other title instruments are valid and subsisting and are in full force and effect. The IDA is not in default under any such easement, lease or title instrument, and no event has occurred which, with the giving of notice or the passage of time, or both, would constitute a default thereunder.

        6.10    Taxes.

                (a) The Borrower has filed or caused to be filed all tax returns which are required to be filed by it, and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments made against it, or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any of the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower, as the case may be, and to the extent non-payment thereof could not be reasonably expected to materially impair the value of the security granted under the Senior Security Documents); no tax Lien has been filed, and, to the knowledge of the Borrower no claim is being asserted, with respect to any such tax, fee or other charge.

                (b) Except for (i) transfer taxes and registration, recordation and other miscellaneous fees payable in connection with the recordation of the Mortgages, if any, and the filing of financing statements required to perfect the Agent's rights (and where appropriate the Collateral Agent's rights) under the Senior Security Documents and with respect to the Senior Second Secured Notes, all of which taxes and fees except to the extent not yet due as of the date of the execution and delivery of this Agreement have been paid in full by the Borrower on or before the date of the execution and delivery of this Agreement and (ii) income, capital, any receipts or franchise taxes imposed with respect to the Agent, the Collateral Agent or Lenders by the jurisdiction in which the Agent, the Collateral Agent or any Lender is organized, in which an office of the Agent, the Collateral Agent or such Lender is located or in which the Project is located or any political subdivision or taxing authority thereof or therein, neither the execution and delivery of this Agreement, the Notes or any other Credit Document, nor the consummation of any of the transactions contemplated hereby or thereby, will result in any tax, levy, impost, duty, charge or withholding imposed by the United States or any agency or taxing authority thereof, or by any state of the United States or any political subdivision or taxing authority thereof or therein, on or with respect to such execution, delivery or consummation.

        6.11 Regulation U. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors. If requested by any Lender or the Agent, the Borrower will furnish to the Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

        6.12 ERISA. Neither the Borrower nor any of its Subsidiaries have or participate in a Multiemployer Plan. No Reportable Event has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. The present value of all accrued benefits under each Single Employer Plan maintained by the Borrower (based on those assumptions used to fund the Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. The Borrower has not had a complete or partial withdrawal from any Multiemployer Plan, and the Borrower would not become subject to any liability under ERISA if the Borrower were to withdraw completely from the Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA) or insolvent (within the meaning of Section 441 of ERISA). The Borrower's most recent financial statements delivered to the Agent accurately reflect, as of the date of such statements, any liability of the Borrower for post-retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA).

        6.13 Investment Company Act. The Borrower is not an "investment company" or a company "controlled" by an "investment company" or an "investment adviser", within the meaning of the Investment Company Act of 1940, as amended.

        6.14 Senior Security Documents. Upon execution and delivery thereof, the Senior Security Documents will be effective to create, in favor of the Collateral Agent (or as appropriate the Agent) for the benefit of the Lenders, legal, valid and enforceable liens on and first perfected security interests in all right, title, estate and interest of the Borrower or the IDA, as the case may be, in and to the Collateral and all necessary and appropriate recordings (including those shown on Schedule 9) and filings will have been duly effected in all appropriate public offices so that the Liens created by each of the Senior Security Documents to which the Borrower is a party will constitute perfected Liens on and first perfected security interests in all right, title, estate and interest of the Borrower in and to the Collateral described therein, prior and superior to all other Liens, except certain of the Permitted Liens as indicated on Schedule 9(a). As of the date of this Agreement, the recordings, filings and other actions shown on Schedule 9 are all the recordings, filings and other actions necessary to establish, protect and perfect the Agent's Lien (or as appropriate the Collateral Agent's Lien) on and perfected security interest in the right, title, estate and interest of the Borrower in and to the Collateral.

        6.15    Property Rights, Utilities, Etc.

                (a) All utility services, means of transportation, facilities, other materials and easements that are necessary for the operation of the Project, if any (including, without limitation, gas, electrical, water and sewage services and facilities), are available to the Project.

                (b) The Borrower and its Subsidiaries possess all easements necessary for the Borrower or its Subsidiaries to perform their respective obligations under all Material Contracts.

        6.16 Compliance with Building Codes, Zoning Laws, Etc. The Project has been constructed and is maintained and operated in compliance with all applicable zoning, environmental protection, use and building codes, laws, regulations and ordinances and other Requirements of Law. The Borrower has not received notice of and has no knowledge, after due inquiry, of any violations of any laws, ordinances, codes, requirements or orders of any Governmental Authority or of any other Requirements of Law affecting the Project which are reasonably likely to have a Material Adverse Effect.

        6.17 Principal Place of Business, Etc . As of the date of this
Agreement: (i) the chief executive office of the Borrower and the office where the Borrower keeps certain of its records concerning the Project and all contracts relating thereto, is located at 3846 Retsof Road, Retsof, New York 14539, and (ii) the principal place of business of the Borrower is located at 5520 Route 63, Mount Morris, New York 14510, and the office where the Borrower keeps all other records concerning the Project and all contracts relating thereto.

        6.18 Description of Property. The descriptions of the Leased Premises set forth in Schedule 1 are true and accurate in all respects, and are adequate descriptions for the purpose of establishing, preserving, protecting and perfecting the interests and rights, and the priority of the Liens (subject to certain Permitted Liens as described on Schedule 9(a)), intended to be created and provided in such property by the Mortgages.

        6.19 Sufficiency of Mineral Rights. The mineral rights described on
Schedule 10 hereto constitute a supply of salt reserves sufficient for operation of the Project at its designed capacity for approximately seventy (70) years after the Closing Date in accordance with the current practices. No other mineral rights are required in order for the Borrower to exploit the salt reserves set forth in Schedule 10 in an economically efficient manner and in accordance with current practices.

        6.20 Sufficiency of Access. The Borrower has adequate ingress and egress from the Leased Premises for any reasonable purpose in connection with the operation and maintenance of the Facility.

        6.21 Locations of the Leased Premises. The Leased Premises does not lie within an area identified by the Secretary of Housing and Urban Development as an area having special flood hazards, except as disclosed on the surveyor's certificate delivered in connection with the Title Insurance Policy.

        6.22    Environmental Matters.

                (a) Except as set forth in Schedule 11(a):

                        (i) no proceeding is pending, no notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed, and no investigation or review is pending and, to the Borrower's knowledge after due inquiry, none of the foregoing is threatened by any Governmental Authority or other Person:

                                (x) with respect to any violation or alleged
violation of any Environmental Law in connection with the property, operations or conduct of business of the Borrower or the Project; or

                                (y) with respect to any failure or alleged
failure under any Governmental Approval relating to Materials of Environmental Concern or relating to compliance with any Environmental Law required in connection with the property, operations or conduct of the business of the Borrower or the Project; or

                                (z) with respect to any presence,
generation, treatment, storage, discharge, recycling, transportation or disposal or release, of any Materials of Environmental Concern generated by the operations of business, or located on, under or at any property of, the Borrower or the Project, or any allegation or conduct thereon.

                        (ii) Materials of Environmental Concern are not emanating from any property now or previously owned by the Borrower, to the knowledge of the Borrower, after due inquiry, leased by the Borrower (including the Project), in either case in such quantities or conditions so as to require removal or other response or remedial action which has not yet been taken, or give rise to liability under any applicable Environmental Law; and none of such properties has been used by the Borrower or any other Person as a dump site or as a treatment, disposal or storage site (whether permanent or temporary for any Materials of Environmental Concern:

                        (iii) there are no underground storage tanks which have been used to store or have contained any Materials of Environmental Concern, active or abandoned at any property now or previously owned or leased by the Borrower (including the Project).

                (b) Except as set forth in Schedule 11(b), neither the Borrower nor any business conducted by it has transported or arranged for the transportation and/or disposal (directly or indirectly) of any Materials of Environmental Concern to or at any location which is listed or proposed for listing under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Comprehensive Environment Response, Compensation and Liability System ("CERCLIS") or any similar state list or which is the subject of federal, state or local enforcement actions or other investigations, nor is any property now or previously owned or leased by the Borrower (including any portion of Project) listed or proposed for listing on any such list.

                (c) Except as set forth in Schedule 11(c), there are no Liens with respect to any Environmental Law or any Materials of Environmental Concern, on any property owned or leased by the Borrower (including any portion of the Project) and the Borrower has received no written notice of any actions taken by any Governmental Authority that could subject any of such properties to such Liens.

                (d) None of the matters identified on Schedules 11(a), (b), or
(c), individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

        6.23 Intellectual Property. No licenses, trademarks, patents or agreements with respect to the usage of technology (other than any thereof which have been obtained and are in full force and effect and have been collaterally assigned to the Collateral Agent) are necessary for the ownership, operation and maintenance of the Project. The Borrower owns, or is licensed to use, all trademarks, trade names, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted that are material to the condition (financial or other), business, or operations of the Borrower (the "Intellectual Property"). No claim has been asserted and is pending by any Person with respect to the use of any such Intellectual Property in connection with the Project, or challenging or questioning the validity or effectiveness of any such Intellectual Property and the Borrower does not know of any valid basis for any such claim. The use of such Intellectual Property by the Borrower does not infringe on the rights of any Person.

        6.24 Labor Matters. No labor strike, work stoppage, slowdown, or other material labor dispute is pending against the Borrower, or, to the knowledge of the Borrower, after due inquiry, threatened against the Borrower; (ii) there is no worker's compensation liability, experience or matter that could be reasonably expected to have a Material Adverse Effect; (iii) to the knowledge of the Borrower, after due inquiry, there is no threatened or pending liability against the Company pursuant to the Worker Adjustment Retraining and Notification Act of 1988, as amended ("WARN"), or any similar state or local law; (iv) there is no employment-related charge, complaint, grievance, investigation, unfair labor practice claim, or inquiry of any kind, pending against the Borrower that could, individually or in the aggregate, have a Material Adverse Effect; (v) to the knowledge of the Borrower, after due inquiry, no employee or agent of the Borrower has committed any act or omission giving rise to liability for any violation identified in subsection (iii) and
(iv) above, other than such acts or omissions that would not, individually or in the aggregate, have a Material Adverse Effect; and (vi) no term or condition of employment exists through arbitration awards, settlement agreements, or side agreements that is contrary to the express terms of any applicable collective bargaining agreement.

        6.25 Subsidiaries. As of the date hereof, the Borrower has no Subsidiaries and after the date hereof the Borrower shall not have any Subsidiaries (other than Immaterial Subsidiaries) unless they have complied with
Section 8.20. As of the Closing Date, except as provided herein, there will be no encumbrances or restrictions on the ability of any Subsidiary of the Borrower
(x) to pay dividends or make other distributions on such Subsidiary's Capital Stock or to pay any indebtedness to the Borrower or any other Subsidiary of the Borrower, (y) to make loans or advances or pay any indebtedness to, or investments in, the Borrower or any other Subsidiary of the Borrower or (z) to transfer any of its property or assets to the Borrower or any other Subsidiary of the Borrower.

        6.26 Full Disclosure. No representation, warranty or other statement made by the Borrower in any Credit Document or in any certificate, written statement or other document furnished to the Agent, the Collateral Agent, any Lender or the Letters of Credit Issuer by or on behalf of the Borrower pursuant to or in connection with the Credit Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Borrower whether related to Governmental Approvals, F-K Litigation or otherwise, that has not been disclosed in writing to the Agent prior to the date of the execution and delivery of this Agreement that has had a Material Adverse Effect or which is reasonably likely to have a Material Adverse Effect.

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                                    SECTION 7
                              CONDITIONS PRECEDENT

        7.1 Conditions Precedent to the Initial Closing. The obligation of the Lenders to make the Revolving Loans, of Standby L/C Issuer to issue Standby L/Cs and the Surety L/C Issuer to issue the Surety L/C is subject to the satisfaction of each of the following conditions:

                (a) Authorizing Actions. All limited liability company and other proceedings in connection with the transactions contemplated by this Agreement and the Credit Documents then contemplated by this Agreement to be in effect, and all documents and instruments incident thereto, shall be reasonably satisfactory in form and substance to the Agent and its counsel and the Agent and its counsel shall have received such counterpart originals or certified or other copies of all such documents and instruments and of all records and company proceedings in connection with such transactions, and such incumbency and signature certificates of officers of the Borrower as the Agent or its counsel may reasonably request, together with certificates of good standing and payment of franchise taxes in the State of New York.

                (b) Agreement. The Agent shall have received a counterpart of this Agreement for itself and each other Lender, duly executed and delivered by the Borrower.

                (c) Revolving Loan Notes. Each Lender shall have received Revolving Loan Notes conforming to the requirements of Section 2.2 and duly executed and delivered by the Borrower.

                (d) Senior Security Documents. The Collateral Agent shall have received, with a copy for each Lender, each of the Senior Security Documents, duly executed and delivered by each party thereto.

                (e) Perfection of Liens and Security Interests. All filings, recordings, deliveries of securities and instruments and other actions that are necessary or desirable in order to establish, protect, preserve and perfect the Collateral Agent's Lien on and perfected security interest in all right, title, estate and interest of the Borrower, the IDA and Borrower's members, as the case may be, in and to all Collateral covered by the Senior Security Documents, prior and superior to all other Liens (other than Permitted Liens listed on Schedule 9(a)), existing or future, shall have been duly made or taken and all fees, taxes and other charges relating to such filings and recordings and other actions shall have been paid by the Borrower or filings for exemptions therefrom shall have been made.

                (f) {Intentionally Deleted}.

                (g) {Intentionally Deleted}.

                (h) Material Contracts. The Agent shall have received a duly executed copy of each of the Material Contracts together with related assignments and consents to assignment to the Agent, each in form and substance satisfactory to the Agent, certified by the Borrower as such on the Closing Date to be true, correct and complete copies thereof and that such agreements are in full force and effect and no default exists thereunder.

                (i) Land Lease Agreement. The Agent shall have received an estoppel certificate from the IDA that is in form and substance satisfactory to the Agent which shall provide, among other things, that the Land Lease Agreement is in full force and effect and that no defaults or events of default exist thereunder.

                (j) Financial Statements. The Agent shall have received a copy of Borrower's audited financial statements for the fiscal year ended September 30, 2003, and Borrower's most recent interim financial statements and shall have reviewed and be satisfied with them.

                (k) Projections. The Agent shall have received a copy of the Initial Projections in form and substance acceptable to the Agent in its sole discretion, accompanied by a certificate signed by the Responsible Officer of Borrower as being reasonable projections prepared in good faith based on assumptions he believes to be reasonable when made and continue to be reasonable on the date hereof which shall demonstrate to the Agent's satisfaction that Borrower has adequate working capital and cash flow for the first twelve (12) months following the Closing Date.

                (l) {Intentionally Deleted}

                (m) Pro Forma Balance Sheet. The Agent shall have received the Pro Forma Balance Sheet of Borrower, which shall be certified by a Responsible Officer to have been prepared in accordance with GAAP (subject to the absence of footnotes required by GAAP and subject to normal year-end adjustments) and, subject to stated assumptions made in good faith and having a reasonable basis set forth therein, presents fairly, in all material respects, the financial condition of the Borrower on an unaudited pro forma basis as of the date set forth therein after giving effect to the consummation of the transactions as described above.

                (n) Bonding Company Indemnity. The Agent shall have received a copy of the Bonding Company Indemnity Agreement and any other agreement entered into by Borrower with the Bonding Company and shall be satisfied with the terms and conditions thereof.

                (o) Issuance of Bond and Release of F-K Mechanics' Lien.

                        (i) The Bonding Company shall have issued the Bond (which shall be in form and substance required by Section 19 of the New York Lien Law );

                        (ii) The Borrower shall have filed the Bond with the Livingston County Clerk's Office and served a time-stamped copy of the Bond on F-K in accordance with Section 19 of the New York Lien Law;

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

                        (iii) The F-K Lien shall have been discharged in accordance with Section 19 of the New York Lien Law; and

                        (iv) The Borrower shall have delivered to the Agent a certificate executed by a Responsible Officer which shall be in form and substance satisfactory to Agent that Section 19 of the New York Lien Law has been fully satisfied and the F-K Lien has been discharged in accordance therewith.

                (p) Valuation. The Collateral Agent shall have received a valuation of the Facility by an independent, qualified party experienced in valuing properties similar to the Project, indicating a fair market value of not less than $225,000,000, which valuation shall be satisfactory to the Agent in all respects. In addition, the Agent shall receive correspondence from the independent, qualified party who performed the valuation which will indicate that M&T, as Agent, Collateral Agent and Lender may rely on the findings outlined in the valuation as though the valuation was originally addressed to M&T, as Agent, Collateral Agent and Lender.

                (q) Solvency. The Agent shall have received a certificate from Borrower's Responsible Officer concerning the representation and warranty in
Section 6.8(e) which shall be in form and substance satisfactory to Agent in all respects.

                (r) Revolving Credit Commitment Availability. A Borrowing Base Certificate shall have been delivered by Borrower to Agent together with an initial Notice of Revolving Loan Borrowing (if a Revolving Borrowing is requested as of the Closing Date), and upon all Loans requested and required to be made hereunder and the issuance of all Standby L/Cs required to be issued hereunder as of the Closing Date, the Revolving Credit Availability shall be no less than $2,000,000 under the Total Revolving Credit Commitment after giving effect to the first advance under the Revolving Loan Notes and/or the issuance of any Standby L/Cs to be issued as of the date of this Agreement.

                (s) Senior Second Secured Note Documents. The Agent shall have received final executed copies of the Senior Second Secured Note Documents which shall contain such terms and provisions acceptable to the Agent in its sole discretion, and Borrower shall have received gross proceeds from the issuance and sale of the Senior Second Secured Notes of not less than $100,000,000.

                (t) Intercreditor Agreement. The Intercreditor Agreement shall have been executed and delivered by the Collateral Agent and the Trustee as the collateral agent for the holders of the Senior Second Secured Notes, and such agreement shall be in full force and effect.

                (u) NOMIPS Subordination. The NOMIPS Subordination Agreement shall have been executed and delivered by the NOMI Holders and the Collateral Agent and such agreement shall be in full force and effect.

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

                (v) Lien Searches. The Collateral Agent shall have received the results of a recent search, by a Person reasonably satisfactory to the Agent, of the Uniform Commercial Code filings and tax and judgment liens which may have been filed with respect to the property of the Borrower subject to the UCC in such filing offices as the Agent may request.

                (w) Establishment of Sinking Fund Collateral Account. The Borrower and Collateral Agent shall have established the Sinking Fund Collateral Account to be maintained with the Collateral Agent.

                (x) Confirmation of Pay-Off. The Agent or Collateral Agent shall have received documents satisfactory to it (i) confirming the payment in full of all Indebtedness, including the Heleba Debt, under the the Amended and Restated Loan Agreement (the "Prior Credit Agreement") dated as of September 27, 1999 by and among the Borrower, the financial institutions from time to time party thereto, Landesbank Hessen-Thuringen Girozentrale, as administrative agent and as collateral agent for the senior lenders ("Helaba") and as an issuer of Letters of Credit under the Prior Credit Agreement, and General Electric Capital Corporation, as an issuer of Letters of Credit under the Prior Credit Agreement and as project agent for the subordinated lenders (together with Helaba, the "Prior Agents"), as amended and modified to the date hererof ("Prior Credit Documents"), (ii) the assignment of Prior Credit Documents and all UCC-1 financing statements filed by the Prior Agents against Borrower and/or its assets, all in form and substance satisfactory to the Agent in its sole discretion, executed by the Prior Agents and the delivery of all Collateral in possession of the Prior Agents to the Agent or at Agent's election, releasing and terminating all Liens on any assets of Borrower, including but not limited to the Collateral.

                (y) Creditor-Lessor Agreement. Railcar Amrock Trust, Transamerica Equipment Financial Service Corporation and the Agent shall have entered into a Creditor-Lessor Agreement which shall be substantially similar to the Creditor-Lessor Agreement dated December 11, 2000 among Railcar Amrock Trust, Transamerica Financial Services Corporation and the Prior Agents.

                (z) Title Insurance; Notice. The Collateral Agent has received policies of title insurance issued by the Title Company, in form and substance reasonably satisfactory to the Collateral Agent, with such endorsements and affirmative coverage as the Required Lenders may reasonably request, insuring the Collateral Agent, for the benefit of the Agent and the other Lenders, in the amount of $62,140,113.50 and that insures that the Mortgages constitute a valid mortgage lien on the Site and the access, utility and interconnection easements, subject only to Permitted Liens. The Collateral Agent shall also have received evidence that the premium in respect of such policy of title insurance has been paid.

                (aa) Insurance Report. The Agent shall have received a copy of the binders for, or other evidence satisfactory to the Agent that all insurance required hereunder to be obtained and maintained (including, without limitation, comprehensive general liability insurance, auto liability insurance, excess liability insurance, workers' compensation insurance and business interruption insurance) is in full force and effect and all premiums with respect to the required insurance has been paid and certification from the insurer that such insurance is not cancelable without prior notice to the Agent and without an opportunity to cure such default by the Agent.

                (bb) Legal Opinions. The Agent shall have received (i) the opinion of special counsel to the IDA in form and substance reasonably satisfactory to the Agent, dated the Closing Date and addressed to the Agent, the Standby L/C Issuer, the Surety L/C Issuer and the Lenders, (ii) the opinion of counsel to the Borrower in form and substance reasonably satisfactory to the Agent, dated the Closing Date and addressed to the Agent, the Standby L/C Issuer, the Surety L/C Issuer and the Lenders.

                (cc) Fees. Payment of all fees, including all up-front fees, commitment fees and administrative agent fees, expenses and costs required to be paid by Borrower under any Credit Document.

                (dd) Additional Documents. The Agent (or as appropriate the Collateral Agent) shall have received such other documents and opinions related to the transactions contemplated hereby as may be reasonably requested by it.

                (ee) Additional Matters. All other documents and legal matters in connection with the transactions contemplated hereby shall be satisfactory in form and substance to the Agent and counsel to the Agent.

        7.2 Conditions to All Revolving Loans and Standby L/Cs. The obligations of the Lenders to make any Revolving Loan and the obligation of the Standby L/C Issuer to issue any Standby L/C, are subject to the satisfaction, on the Borrowing Date with respect to such Revolving Loan or on the date of issuance of such Standby L/C, of the following conditions precedent:

                (a) Borrowing Base Certificate. The Agent shall have received the Borrowing Base Certificate and each of the Lenders shall have received a copy thereof sufficiently in advance of the proposed Borrowing, in form and substance satisfactory to the Agent, pursuant to Section 2.1(b) above, and the total amount of Revolving Loans to be outstanding and any Standby L/Cs to be issued after giving effect to such Revolving Loans and/or Standby L/Cs shall be less than or equal to the Revolving Credit Availability.

                (b) Notice of Revolving Loan Borrowing. The Agent shall have received from the Borrower, a Notice of Revolving Loan Borrowing with respect to any proposed Revolving Borrowing or a written request in respect of a proposed Standby L/C.

                (c) Representations and Warranties. The representations and warranties made by the Borrower and the Subsidiaries herein or of the Borrower or any of its Subsidiaries in any other Credit Document to which it is a party, or which are contained in any certificate, document, financial or other statement furnished by the Borrower or any of its Subsidiaries hereunder or thereunder or in connection herewith or therewith, shall be (i) true and correct on and as of such Borrowing Date as if made on and as of such date, (ii) except to the extent that such representations and warranties relate specifically to an earlier date (in which case such

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

representations or warranties shall have been true and correct on and as of such earlier date), unless the circumstances that made any such representation false or misleading at the time when made shall no longer be continuing and the existence of such circumstances has not had a Material Adverse Effect.

                (d) No Default, Event of Default or Event of Loss. No Default or Event of Default shall be in existence on such Borrowing Date and no event shall exist on such Borrowing Date that, with the giving of notice or the passage of time, or both, would constitute a Default or Event of Default. Furthermore, no Default or Event of Default shall occur after giving effect to the Revolving Loan to be made or the Standby L/C to be issued on such Borrowing Date. No Event of Loss shall be in existence on such Borrowing Date. Satisfaction of this condition with respect to any particular Default, Event of Default or Event of Loss shall not constitute satisfaction of this condition with respect to any other Default, Event of Default or Event of Loss, including, without limitation, a subsequent Default, Event of Default or Event of Loss which arises out of identical or similar circumstances.

                (e) No Material Adverse Change. There shall have been no Material Adverse Change since the Closing Date, and no other event or condition shall have occurred or existed since the Closing Date and which continues to exist,which would constitute a Material Adverse Effect.

        7.3 Conditions to the Term Loans. The obligations of the Lenders to make the Term Loans shall be subject to the fulfillment to the satisfaction of the Agent, unless otherwise specified, of the following conditions on or prior to the Borrowing Date for the Term Loan:

                (a) Notice of Term Loan Borrowing. The Agent shall have received from the Borrower a Notice of Term Loan Borrowing in respect of the proposed Term Loans which shall before no more than the Term Loan Availability and shall contain a certification from a Responsible Officer that each of the conditions to the Term Loan has been satisfied.

                (b) Term Notes. The Agent shall have received on behalf of each Lender a Term Note, in each case conforming to the requirements hereof and executed by the Borrower, or if a Term Note has been previously executed, an acknowledgment from the Borrower regarding the continuing enforceability of the Term Note and the other Credit Documents, in such form as Agent may require.

                (c) Representations and Warranties. The representations and warranties made by the Borrower and the Subsidiaries herein or of the Borrower or any of its Subsidiaries in any other Credit Document to which it is a party, or which are contained in any certificate, document, financial or other statement furnished by the Borrower or any of its Subsidiaries hereunder or thereunder or in connection herewith or therewith, shall be (i) true and correct on and as of the Borrowing Date for the Term Loans, (ii) except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations or warranties shall have been true and correct as of such earlier date), unless the circumstances that made any such representation false or misleading at the time when made shall no longer be continuing and the existence of such circumstances has not had a Material Adverse Effect.

                (d) No Default, Event of Default or Event of Loss. For any Term Loans other than Term Loans made under Section 3.2(e)(iii), no Default or Event of Default shall be in existence on such Borrowing Date and no event shall exist on such Borrowing Date that, with the giving of notice or the passage of time, or both, would constitute a Default or Event of Default. Furthermore, no Default or Event of Default shall occur after giving effect to the Term Loans to be made on such Borrowing Date. No Event of Loss shall be in existence on such Borrowing Date. Satisfaction of this condition with respect to any particular Default, Event of Default or Event of Loss shall not constitute satisfaction of this condition with respect to any other Default, Event of Default or Event of Loss, including, without limitation, a subsequent Default, Event of Default or Event of Loss which arises out of identical or similar circumstances.

                (e) No Default, Event of Default or Event of Loss. For any Surety L/C Reimbursement Obligation funded with a Term Loan under Section 3.2(e)(iii), no Event of Default shall be in existence on such Borrowing Date. Furthermore, no event shall occur after giving effect to the Surety L/C Reimbursement Obligation or the funding of suchTerm Loan. No Event of Loss shall be in existence on such Borrowing Date. Satisfaction of this condition with respect to any particular Event of Default or Event of Loss shall not constitute satisfaction of this condition with respect to any other Event of Default or Event of Loss, including, without limitation, a subsequent Event of Default or Event of Loss which arises out of identical or similar circumstances.

                (f) No Material Adverse Change. There shall have been no Material Adverse Change since the Closing Date, and no other event or condition shall have occurred or existed since the Closing Date and which continues to exist, which event or condition would constitute a Material Adverse Effect.

                                    SECTION 8
                              AFFIRMATIVE COVENANTS

        The Borrower agrees that, so long as the Commitments remain in effect, any Note or Letter of Credit remains outstanding and unpaid or any Credit Obligations are owing to the Agent, Collateral Agent or any Lender hereunder or under the Senior Security Documents, the Borrower shall, and shall cause each of its Subsidiaries to:

        8.1 Conduct of Business, Maintenance of Existence, Etc. At all times (a) engage solely in the purchase, mining, brokerage, bagging, and sale of salt and related and ancillary business activities, (b) preserve and maintain in full force and effect its existence as a limited liability company in the case of the Borrower and as the form of entity that it was formed for each Subsidiary, in each case under the laws of the jurisdiction of its organization, its qualification to do business in each jurisdiction in which the conduct of its business requires such qualification except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect, and all of its rights, privileges and franchises necessary for the ownership and operation of the Project, (c) obtain and maintain in full force and effect all Governmental Approvals and other consents and approvals required at any time in connection with the construction, ownership, operation or maintenance of the Project.

        8.2     Partnership Tax Status; Corporate Existence, Etc

                (a) In the case of the Borrower only, maintain its status as a partnership for United States federal income tax purposes and no election to the contrary will be made. In the case of each of the Borrower's Subsidiaries, the Borrower will cause each of its Subsidiaries to maintain and preserve in full force and effect its current tax status.

                (b) Obtain, maintain and preserve in full force and effect all other rights, franchises, licenses, permits, certifications, approvals and authorizations required by Governmental Authorities and necessary to the ownership, occupation or use of its properties or the conduct of its business, except to the extent the failure to do so would not be reasonably likely to have a Material Adverse Effect, and keep all material properties in good working order and condition (normal wear and tear excepted) and from time to time make all necessary repairs to and renewals and replacements of such properties, except to the extent that any of such properties are obsolete or are being replaced.

        8.3 Payment of Obligations and Performance and Modification of Material Contracts.

                (a) Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, all of its material Indebtedness and other material obligations of whatever nature (subject to applicable subordination provisions); provided, however, if Borrower or any of its Subsidiaries is not paying and disputing any Indebtedness or obligations, it shall maintain adequate reserves with respect thereto in accordance with GAAP.

                (b) Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it, upon its income or profits or upon any of its properties, prior to the date on which penalties would attach thereto, and all lawful claims that, if unpaid, might become a Lien upon any of the properties of the Borrower or any of its Subsidiaries; provided, that, if no Event of Default shall have occurred or be continuing, or if an Event of Default shall have occurred and be continuing, then, with the prior written consent or the Lenders, the Borrower may contest in good faith the validity or amount of any such tax, assessment, charge, levy or claim by proper proceedings timely instituted and may permit the taxes, assessments, charges, levies or claims so contested to remain unpaid during the period of contest if: (a) the Borrower diligently prosecutes such contests, (b) the Borrower sets aside on its books adequate reserves with respect to the contested items and (c) during the period of such contest the enforcement of any contested item is effectively stayed. In addition, Borrower shall promptly pay or cause to be paid any valid, final judgment enforcing any such tax, assessment, charge, levy or claim and cause the same to be satisfied of record.

                (c) Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

                (d) Notwithstanding anything to the contrary contained in this Agreement or any of the Credit Documents, the Borrower shall be permitted to amend and modify the Union Contract without any interference from the Agent and/or the Lenders.

        8.4     Borrower Insurance Coverage. In the case of the Borrower:

                (a) Without limiting any of the obligations of the Borrower under this Agreement, the Borrower shall carry and maintain the following minimum insurances. Such insurance shall be provided by the insurers, in such form and amounts, and with such deductibles as are acceptable to the Agent. Each insurer will be A.M. Best rated A-(X) or higher and any deviation from this rating must have the prior written approval of the Agent, Collateral Agent and the Required Lenders.

                        (i) All Risk Property Insurance. The Borrower shall maintain all risk property insurance (excluding only the perils excluded as of the date of this Agreement) covering the Facility, including tunnels, galleries, shafts and all equipment, whether above ground or below, against direct physical loss or damage, including but not limited to fire and extended coverage, collapse, forced abandonment, inundation, earth movement and comprehensive boiler and machinery coverage including production equipment, in an amount not less than $100,000,000, with a $60,000,000 sublimit with respect to underground property. Coverage shall be written on a replacement cost basis and include costs to reopen the mine. Such insurance policy shall contain an agreed amount endorsement waiving any coinsurance penalty. During the first year of this Agreement, ten percent (10%) of the Borrower's all risk property insurance may be maintained with Commonwealth Insurance Company which is rated A-(VIII).

                        (ii) Business Interruption. The Borrower shall maintain business interruption insurance in an amount equal to twelve (12) months projected debt service payments and other fixed cash expenses of the Project and shall contain an agreed amount endorsement waiving any coinsurance penalty. Coverage shall be included for expediting expenses in an amount not less than $5,000,000. Such insurance shall also cover service interruption. Deductibles shall not exceed thirty (30) days.

                        (iii) Commercial General Liability Insurance. The Borrower shall maintain commercial general liability insurance written on an occurrence basis in an amount not less than $1,000,000. Such coverage shall include but not be limited to premises and operations, explosion, collapse and underground hazards, broad form contractual, independent contractors, products and completed operations, hostile fire and related pollution, broad form property and personal injury liability. Such insurance shall not contain an exclusion for punitive or exemplary damages where insurable under law.

                        (iv) Workers' Compensation Insurance. The Borrower shall maintain workers' compensation for all employees of the Borrower, insurance written with statutory limits and employer's liability insurance written in an amount not less than $1,000,000. Such policy shall not contain an exclusion for occupational disease.

                        (v) Automobile Liability Insurance. The Borrower shall maintain automobile liability insurance covering owned, non-owned and hired vehicles in an amount not less than $1,000,000 combined single limit and $1,000,000 underinsured/uninsured motorist.

                        (vi) Excess/Umbrella Liability. The Borrower shall maintain excess or umbrella liability insurance in an amount not less than $50,000,000 written on an occurrence basis providing coverage limits in excess of the insurance limits required under sections (a)(iii), (a)(iv), and (a)(v). Such insurance shall follow the form of the primary insurances and contain a drop down provision in case of exhaustion of underlying limits and/or aggregates. Such insurance shall not contain an exclusion of punitive or exemplary damages where insurable under law. Such policy shall not contain an exclusion for occupational disease.

                (vii) Pollution Liability. The Borrower shall maintain pollution liability insurance in an amount not less than $5,000,000 per occurrence and $5,000,000 in the aggregate.

                (b) Endorsements. Policies of insurance carried in accordance with this Section 8.4 shall be endorsed to provide that:

                        (i) The Agent, the Collateral Agent and the Lenders shall be additional named insureds with respect to the insurance provided in accordance with paragraphs (a)(i), (a)(ii), (a)(iii), (a)(iv), (a)(v) and
(a)(vi) with the understanding that the Agent or the Lenders shall not be responsible for any of the obligations of Borrower, including, but not limited to, payment of premiums; and

                        (ii) in accordance with paragraphs (a)(i) and (a)(ii) the Collateral Agent shall be the sole loss payee for losses in excess of $250,000; and

                        (iii) with respect to insurance provided in accordance with paragraphs (a)(iii), (a)(iv), (a)(v) and (a)(vi) shall be endorsed to provide that, inasmuch as the policies are written to cover more than one insured, all terms, conditions, insuring agreements and endorsements, with the exception of the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured; and

                        (iv) with respect to the insurance provided in accordance with paragraphs (a)(i) and (a)(ii), the interest of the Agent, the Collateral Agent and the Lenders shall not be invalidated nor suspended by any breach of warranty, act, omission, neglect, or non-compliance with any of the provisions of the insurance polices, including any and all riders and/or endorsements now or hereafter attached thereto, by the Borrower or any other person or by the happening of any event permitted by them or which they failed to prevent or whether before or after a loss, which under the provisions of the policy of insurance or any rider or endorsement attached thereto would invalidate or suspend the insurance as to the Borrower, and

                        (v) the insurers waive all rights of subrogation against the Agent, the Collateral Agent and the Lenders, any right of setoff or counterclaim and any other right to deduction, whether by attachment or otherwise; and

                        (vi) such insurance shall be primary without right of contribution of any other insurance carried by the Agent, the Collateral Agent and the Lenders; and

                        (vii) if such insurance is cancelled for any reason whatsoever, including non-payment of premium, or any substantial change is made which affects the interest of the Agent, the Collateral Agent and the Lenders, such cancellation or change shall not be effective as to the Agent and the Lenders until thirty (30) days after receipt by the Agent of written notice sent by registered mail.

                (c) Adjustment of Losses. Losses, if any, under any insurance required to be carried by paragraphs (a)(i) and (a)(ii), shall be adjusted with the insurance companies or otherwise collected, including the filing of appropriate proceedings by the Borrower subject to the approval of the Agent.

                (d) Report. The Collateral Agent, at its option, may obtain such insurance as specified by this Section 8.4 if not provided by the Borrower and, in such event, the Borrower shall reimburse the Collateral Agent upon demand for the cost thereof. To the extent that the Collateral Agent has placed such insurance coverage as required to be maintained by the Borrower pursuant to this
Section 8.4 and provided that there are no other existing Defaults or Events of Default, the Collateral Agent will cancel such insurance coverage upon the Borrower providing satisfactory evidence that the replacement coverage has become effective and is in compliance with this Section 8.4. The Borrower shall also immediately reimburse the Collateral Agent for any additional costs, including, but not limited to, short rate cancellation penalties, which are incurred by the Collateral Agent.

        8.5     Inspection of Property; Maintenance of Books and Records.

                (a) Keep proper books, records and accounts in which full, true and accurate entries shall be made of all financial transactions and otherwise shall be complete and maintained in accordance with sound accounting practice.

                (b) Permit the Collateral Agent and the Agent and other consultants engaged by the Collateral Agent or the Agent that have delivered confidentiality agreements reasonably acceptable to the Borrower and that are not under the control of or affiliated with any of the Borrower's competitors (the "Other Consultants") and the Lenders (at such Lender's own expense) to visit the Project and the other properties of the Borrower or any Subsidiary during regular business hours after reasonable notice. The Collateral Agent, the Agent and each Lender each agrees that it will not, in the course of any such visit, interfere in the operation or maintenance of the Project and the Collateral Agent and the Agent each agree that it will instruct the Other Consultants not so to interfere. The Borrower authorizes the Collateral Agent, the Agent and each Lender to disclose to any agent or consultant any and all information in its possession concerning the Project or the Facility in connection with such agent's or consultant's evaluation of the Project or visit to the Project.

                (c) Permit the Agent, the Collateral Agent and/or their respective designated representatives to conduct an audit and/or collateral examination of Borrower's and its Subsidiaries' working papers and the accounts receivable, inventories and Borrowing Base and an independent appraisal of the property of the Borrower and its Subsidiaries and to discuss its affairs, finances and accounts with its officers and employees and, upon notice to the Borrower, the independent public accountants of the Borrower and its Subsidiaries (and by this provision the Borrower authorizes such accountants to discuss the finances and affairs of the Borrower and its Subsidiaries), all at such times and from time to time, upon reasonable notice and during business hours, as may be reasonably requested by the Agent. The Borrower hereby agrees that the audits described in this Section 8.5(c) may, at a minimum, occur on an annual basis. The Borrower also hereby agrees that the audits described in this
Section 8.5(c) may, at the discretion of the Agent or Required Lenders occur on a greater frequency (with such frequency to be determined by the Agent or the Required Lenders not to exceed four times per year). Any such audit or collateral examination shall be at the Borrower's expense up to a maximum of $5,000 per audit or collateral examination and capped at $10,000 (in the aggregate) per year.

        8.6 Compliance with Laws. Comply with all Requirements of Law, and from time to time obtain and comply with all Governmental Approvals as shall now or hereafter be necessary under all Applicable Laws, in connection with the ownership, operation or maintenance of the Project or the making and performance by the Borrower and its Subsidiaries of this Agreement or any Credit Documents to which it is a party, except where the failure to comply or obtain would not, as determined by the Agent or the Required Lenders, reasonably be expected to have a Material Adverse Effect.

        8.7     Financial Statements. Furnish or cause to be furnished to each
Lender:
                (a) as soon as available, but in any event within ninety (90) days after the end of each Fiscal Year of the Borrower and its Subsidiaries, a copy of the consolidated balance sheet of the Borrower as of the end of such Fiscal Year and the related consolidated and consolidating statements of income, retained earnings or members' capital and changes in cash flows of the Borrower and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous Fiscal Year, certified without qualification or exception as to the scope of its audit by independent certified public accountants of national standing reasonably acceptable to the Agent, and such financial statements shall be satisfactory in scope to the Agent together with if and when available, copies of all management letters prepared by such accountants;

                (b) as soon as possible after the end of each calendar year, the Borrower's Tax returns, and such information as may be necessary to establish to Agent's satisfaction the Borrower's taxable income, gain, deduction or loss for such calendar year, together with a certificate in such form as may be required by the Agent setting forth the calculation of the

Permitted Tax Distribution Annual Allowance based on the taxable income, gain, deduction and loss for such calendar year signed by a Responsible Officer of Borrower;

                (c) as soon as available, but in any event within forty-five
(45) days after the end of each Fiscal Quarter of the Borrower and its Subsidiaries, the consolidated and consolidating unaudited balance sheet of the Borrower and its Subsidiaries as of the end of such quarterly period and the consolidated and consolidating related unaudited statements of income and retained earnings (or members' capital) and changes in cash flows of the Borrower and its Subsidiaries for such quarterly period and for the portion of the fiscal year then ended, setting forth in each case in comparative form the cumulative figures for the previous period (previous comparable Fiscal Quarter and previous comparable fiscal year to date), certified by a Responsible Officer of the Borrower (subject to normal year-end audit adjustments);

                (d) notwithstanding anything in this Section 8.7 to the contrary, upon reasonable notice, the Borrower and its Subsidiaries shall, during the business hours of the Facility, allow access to any officer, employee, attorney or accountant for the Agent to audit, review, make extracts from and copy any and all financial books and records; and

                (e) as soon as available, but in any event within forty-five
(45) days after the end of each Fiscal Quarter of the Borrower and its Subsidiaries, the consolidating unaudited balance sheet of the Borrower and its Subsidiaries as of the end of such quarterly period and the consolidating related unaudited statements of income and retained earnings (or members' capital) and changes in cash flows of the Borrower and its Subsidiaries for such quarterly period and for the portion of the fiscal year then ended, setting forth in each case in comparative form the cumulative figures for the previous period (previous comparable Fiscal Quarter and previous comparable fiscal year to date), certified by a Responsible Officer of the Borrower (subject to normal year-end audit adjustments).

        All financial statements shall be prepared in reasonable detail and with the exception of tax returns required pursuant to Section 8.7(b), in accordance with GAAP applied consistently throughout the periods reflected therein (except for changes approved by the Agent or required by the independent certified public accountants certifying such statements and disclosed therein). In addition, the Borrower shall authorize its independent certified public accountants to communicate directly with the Agent and to disclose to the Agent the Borrower's financial statements and other financial documents including a copy of the independent certified public accountant's opinion and any management letters.

        8.8 Certificates; Annual Operating Budget, Other Information. Furnish or cause to be furnished to the Agent and the Lenders:

                (a) Unless otherwise required by the Agent on a more frequent basis in accordance with the terms of this Agreement, no later than twenty (20) days after the end of each month, a Borrowing Base Certificate and reports of aged accounts receivable, aged accounts payable and inventory of Borrower and its Subsidiaries as of the end of the previous month, in a form satisfactory to Agent.

                (b) The annual financial statements shall be accompanied by a written report of the Borrower's independent accountants (who shall be a firm of established national reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that the Borrower has violated any provisions hereof insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of such violation;

                (c) concurrently with the delivery of the financial statements of the Borrower referred to in Sections 8.7(a) to (c), a certificate of a Responsible Officer of the Borrower stating that, to the best of such Responsible Officer's knowledge after due inquiry, the Borrower and its Subsidiaries during the period covered by such financial statements, have observed and performed all of its covenants and other agreements hereunder, and satisfied every condition, contained in this Agreement and the other Credit Documents to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default hereunder at any time during such period or on the date of such certificate and no knowledge of any default or event which with the giving of notice or the lapse of time or both would constitute a Default or an Event of Default under any of the other Credit Documents at any time during such period or on the date of such certificate (or, if any such Default or Event of Default or default or event shall have occurred, a statement setting forth the nature thereof and the steps being taken by the Borrower to remedy the same) and setting forth a detailed calculation of Borrower's compliance with, among other things, the financial covenants contained in Sections 9.1 through 9.10 (the "Compliance Certificate") and the amount of the Projected Distributions for compliance certificates delivered with respect to the Fiscal Quarter ending September 30th, December 31st and March 31st;

                (d) as soon as available, but in any event prior to September 30th of each year an annual operating budget for the Borrower and its Subsidiaries for the immediately succeeding Fiscal Year, setting forth their projected operating expenses (including proposed Capital Expenditures) and cash flow for such Fiscal Year prepared on a consolidated and consolidating basis and in accordance with GAAP (the "Annual Operating Budget"). Notwithstanding the foregoing, after the occurrence and during the continuance of a Default or an Event of Default, the Agent may request a revised Annual Operating Budget and, within fifteen (15) days after receipt by the Borrower of such request, the Agent shall have received a revised Annual Operating Budget.

                (e) promptly after the filing thereof, the "Annual Returns" (Form 5500 series) and attachments filed annually with the Internal Revenue Service with respect to each Single Employer Plan, if any, of the Borrower;

                (f) with respect to any Single Employer Plan adopted or amended by the Borrower on or after the first Borrowing Date, any determination letters received from the Internal Revenue Service with respect to the qualification of such Plan, as initially adopted or amended under Section 401 (a) of the Code;

                (g) promptly after delivery or receipt thereof, a copy of each material notice, demand or other communication delivered or received by the Borrower pursuant to any Credit Document;

                (h) copies of each Governmental Approval or other consent or approval obtained or made by the Borrower pursuant to this Agreement;

                (i) upon request, periodic reports and information with respect to the F-K Litigation or any related insurance disputes; and

                (j) promptly, such additional financial and other information with respect to the Borrower and its Subsidiaries as the Agent or the Required Lenders may from time to time reasonably request.

        8.9 Taxes. Pay and discharge all taxes, assessments and governmental charges or levies imposed on the Borrower or any of its Subsidiaries or on any of their income or profits or on any of their property prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien upon the property of the Borrower or any of its Subsidiaries provided, that, if no Event of Default shall have occurred and be continuing, or if an Event of Default shall have occurred and be continuing with the prior written consent of the Required Lenders, the Borrower may contest in good faith the validity or amount of any such tax, assessment, charge, levy or claim by proper proceedings timely instituted, and may permit the taxes, assessments, charges, levies or claims so contested to remain unpaid during the period of such contest if: (a) the Borrower diligently prosecutes such contest, (b) the Borrower sets aside on its books adequate reserves with respect to the contested items and (c) during the period of such contest the enforcement of any contested item is effectively stayed. In addition, the Borrower shall promptly pay or cause to be paid any valid, final judgment enforcing any such tax, assessment, charge, levy or claim and cause the same to be satisfied of record.

        8.10 Maintenance of Property. At its expense, maintain, operate and keep the Facility in good working order and condition and make all repairs, replacements and renewals with respect thereto and additions and betterments thereto which are necessary for the Facility to operate in compliance with the terms of any applicable agreement affecting it, including, but not limited to, the Land Lease Agreement, and in a manner consistent with prudent management and sound business practice (except where any failure would not reasonably be likely to have a Material Adverse Effect), and in compliance with all Applicable Laws affecting the Project and Facility (except where any failure would not reasonably be likely to have a Material Adverse Effect), and to ensure enforceability of remedies under insurance policies. The Borrower shall, and shall cause its Subsidiaries to, comply with all manufacturer's warranties and suggested maintenance procedures in respect of the Facility.

        8.11 Notices. Promptly upon obtaining knowledge of any of the following, give notice to the Agent:

                (a) of the occurrence of any Default or Event of Default;

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

                (b) of any material default or event of default under any Material Contract;

                (c) of any substantial litigation, investigation or proceeding which may exist at any time between the Borrower and any Governmental Authority, or any other license or Governmental Approval required for the ownership or operation of the Project; provided, however, that the Borrower shall provide the Agent with notice of any action by a Governmental Authority regarding the mining permits (without regarding to any substantiality of amounts);

                (d) of any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $1,000,000 or more or in which injunctive or similar relief is sought;

                (e) of the following events, as soon as possible and in any event within thirty (30) days after the Borrower knows or has reason to know thereof (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, or (ii) the institution of proceedings or the taking or expected taking of any other action by PBGC, the Borrower to terminate, withdraw or partially withdraw from any Plan, or (iii) the reorganization or insolvency of any Multiemployer Plan, and, in addition to such notice, deliver to the Agent whichever of the following may be applicable: (A) a certificate of a Responsible Officer of the Borrower setting forth details as to such Reportable Event and the action that the Borrower proposes to take with respect thereto, together with a copy of any notice of such Reportable Event that may be required to be filed with PBGC, or (B) any notice delivered by PBGC evidencing its intent to institute such proceedings or any notice to PBGC that such Plan is to be terminated, or (C) any notice of the reorganization or insolvency of a Multiemployer Plan received by the Borrower;

                (f) of any loss or damage to the Project or the Collateral in excess of $250,000;

                (g) to the best knowledge of the Borrower, after due inquiry, of any litigation, investigation or proceeding affecting the Borrower or any of its Subsidiaries which if adversely determined could reasonably be expected to have a Material Adverse Effect;

                (h) of any litigation or proceeding relating to environmental matters concerning the Borrower, any of its Subsidiaries or the Project (including receipt by Borrower of any notice of any pending, threatened, or contemplated proceeding involving any Environmental Law or any discharge of Materials of Environmental Concern);

                (i) of any material development in the F-K Litigation and any related insurance disputes;

                (j) of any stop-work order issued by a Governmental Authority;
and

                (k) of anything else that could reasonably be expected to constitute a Material Adverse Effect or that the Borrower's management believes in good faith is likely to result in a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto. For all purposes of clause (e) of this Section, the Borrower shall be deemed to have all knowledge or knowledge of all facts attributable to the administrator of such Plan.

        8.12 Maintenance of Liens of the Senior Security Documents; Acquisition of Mineral Rights; Future Mortgages. As to the Project, promptly upon the request of the Agent or the Collateral Agent and at the Borrower's expense, execute and deliver, or cause the execution and delivery of, and thereafter register, file or record in each appropriate governmental office, any document or instrument supplemental to or confirmatory of the Senior Security Documents or otherwise reasonably deemed by the Agent or the Collateral Agent to be necessary or desirable for the creation, perfection or maintenance of the Liens and security interests purported to be created by the Senior Security Documents or to protect the Borrower's title in and to any of the Collateral.

        8.13 Employee Plans. For each pension, profit-sharing and stock bonus Plan adopted by the Borrower that is intended to be a qualified Plan within the meaning of Section 401(a) of the Code, (a) use its best efforts to seek and receive determination letters from the Internal Revenue Service to the effect that such Plan is qualified within the meaning of Section 401(a) of the Code; and (b) from and after the date of adoption of any pension, profit-sharing and stock bonus Plan, cause such Plan to be qualified within the meaning of Section 401(a) of the Code and to be administered in all material respects in accordance with the requirements of ERISA and Section 401(a) of the Code.

        8.14 Storage. Cause all materials owned or controlled by or for the account of the Borrower or any of its Subsidiaries and supplied for, or intended to be utilized in, the construction, operation or maintenance of the Project but not affixed to or incorporated into the Project to be suitably stored in accordance with all applicable Environmental Laws with adequate safeguards to prevent loss, theft, damage or commingling with other materials.

        8.15    Environmental Matters.

                (a) Provide such information as is reasonably requested by the Agent or the Collateral Agent about all Materials of Environmental Concern and the presence, storage, handling or disposal thereof which may exist at or which are involved in the Project. The Agent and the Collateral Agent shall have the right, but shall not have any duty, to obtain such information.

                (b) In connection with environmental issues, retain only those third-party independent contractors who are properly licensed by each applicable Governmental Authority and any other applicable licensing authority to provide the services they are retained to perform.

                (c) Comply in all material respects with all applicable Environmental Laws ; provided, that, upon learning of any actual or suspected noncompliance, Borrower shall promptly undertake all reasonable efforts to achieve full compliance.

                (d) Have on record a program to promote compliance with, and to minimize prudently any liabilities or potential liabilities under, any Environmental Law to the extent required by any of the permits and in accordance with, but not limited to, the best management practices announced by the Salt Institute from time to time (the "Environmental Program"). Upon the Agent's request, a reasonably detailed written description of the Environmental Program shall be provided to the Agent. The Agent shall have the right, but shall not have any duty, to obtain any such description at any time.

                (e) Defend, indemnify and hold harmless the Agent, the Collateral Agent and the Lenders, and their respective employees, agents, officers and directors (each an "Indemnitee" and collectively, the "Indemnitees"), from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws with respect to the operations of the Borrower, or to the Project, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, environmental audits, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert, and hereby waives, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature arising out of, or in any way relating to the operations of the Borrower, or the Project, under or related to Environmental Laws, that it now or hereafter may have by statute or otherwise against any Indemnitee. This indemnity shall continue in full force and effect regardless of the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                (f) (i) Prior to acquiring any fee interest in real property other than mineral rights, as reported in accordance with Section 8.21, obtain a written report by a reputable independent environmental consulting firm reasonably acceptable to the Agent (the "Environmental Consultant") of the Environmental Consultant's assessment of the presence or potential presence of significant levels of any Materials of Environmental Concern on, under, in, or about the property, or of other conditions that could give rise to potentially significant liability under or violations of Environmental Law relating to such acquisition; and (ii) upon the request of the Agent or Collateral Agent, provide the Agent or Collateral Agent with a copy of such report certified to the Agent on behalf of the Lenders. The Agent or Collateral Agent shall have the right, but shall not have any duty, to obtain any such report at any time.

                (g) Permit the Agent or Collateral Agent to have a supplemental Environmental Assessment of the Facility conducted periodically at the Borrower's expense; provided, that such supplemental Environmental Assessment is not conducted more than once every other year, unless, following review of the Borrower's environmental monitoring reports and any supplemental Environmental Assessment, the Agent or Collateral Agent has a reasonable basis to believe that a problem has been identified and that appropriate measures are not being taken to correct such problem. The Agent or Collateral Agent shall have the right, but shall not have any duty, to have such supplemental Environmental Assessment conducted.

        8.16 Use of Proceeds. Use the proceeds of the Loans for the purposes set forth in Sections 2.6 and 4.5.

        8.17 Syndication Efforts. The Borrower and its Subsidiaries will use their best efforts to cooperate with the Arranger who has syndicated the credit facilities pursuant to this Agreement, including, but not limited to, participation of the Borrower's management in meetings and telephonic conferences with participants as the Arranger shall reasonably request. In addition, the Borrower and its Subsidiaries will use their best efforts to cooperate with the Arranger in future syndication efforts with respect to the possible extension of the Total Revolving Credit Commitment as described in
Section 2.8.

        8.18 Obligations under the Consents to Assignment. The Borrower agrees that neither the Agent nor any Lender shall have any obligation for the performance of any obligation of the Borrower under the Consents to Assignment unless and until the Agent shall have notified the Borrower in writing that it intends to assume the obligations imposed on the Borrower under such Consents to Assignment and receive the benefits thereunder.

        8.19 Operating Accounts. The Borrower will make all reasonable efforts to maintain all of its operating accounts with the Agent. To the extent that any operating accounts are not maintained with the Agent, such operating accounts must be maintained with one of the other Lenders. Moreover, prior to the transfer of any operating account from the Agent to one of the other Lenders, the Borrower, Agent and applicable Lender shall execute a control agreement, in form and substance acceptable to the Collateral Agent in its sole discretion, for the purpose of perfecting a security interest in the applicable operating account. Moreover, in the event that M&T ceases to operate as both the Agent and the Collateral Agent under the terms of this Agreement, all control agreements deemed necessary by the Agent and/or the Collateral Agent will be executed prior to the any such change.

        8.20 Future Subsidiaries. Within ten (10) days after the formation or acquisition of any new direct or indirect Subsidiary other than the Immaterial Subsidiaries by the Borrower or any of its Subsidiaries, the Borrower shall:

                (a) cause each such Domestic Subsidiary, to duly execute and deliver to the Collateral Agent a guaranty in form and substance satisfactory to the Collateral Agent, guaranteeing repayment of the Credit Obligations;

                (b) take and cause each Domestic Subsidiary to duly execute and deliver, and cause each such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to duly execute and deliver, to the Collateral Agent pledges, assignments, security agreement supplements and other security agreements, as specified by and in form and substance satisfactory to the Collateral Agent, securing payment of all of the Credit Obligations, such Domestic Subsidiary or such parent, as the case may be, and creating Liens on all such personal property;

                (c) take, and cause such Subsidiary or such parent to take, whatever action (including, without limitation, the filing of Uniform Commercial Code financing statements) may be necessary or advisable in the opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on and security interests in the personal property purported to be subject to the pledges, assignments, security agreement supplements and security agreements delivered pursuant to this Section 8.20 enforceable against all third parties in accordance with their terms;

                (d) pledge to Collateral Agent, or cause the Subsidiary holding such new Foreign Subsidiary's Capital Stock to pledge to the Collateral Agent, 66 2/3% of the outstanding Capital Stock of each such new Foreign Subsidiary along with undated stock powers for such certificates, executed in blank (or if any such shares of capital stock are uncertificated, confirmation and evidence reasonably satisfactory to Collateral Agent that the security interest in such uncertificated securities has been transferred to and perfected by the Collateral Agent), for the benefit of the Lenders, in accordance with the applicable Sections under Articles 8 and 9 of the UCC or any other Applicable Laws.

                (e) deliver to the Collateral Agent, upon the request of the Collateral Agent, a signed copy of a favorable opinion, addressed to the Collateral Agent and the Lenders, of counsel for the Borrower acceptable to the Collateral Agent: (i) as to the matters contained in clauses (a) through (d) above, as to such guarantees, pledges, assignments, security agreement supplements and security agreements being legal, valid and binding obligations of the Subsidiary which is a party thereto enforceable in accordance with their terms, (ii) as to the matters contained in clause (c) above, as to such recordings, filings, and other actions being sufficient to create valid perfected Liens on such properties, and (iii) as to such other matters as the Agent or the Collateral Agent may reasonably request;

                (f) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Agent or the Collateral Agent may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guarantees, pledges, assignments, security agreement supplements and security agreements; and

                (g) each of the Subsidiaries shall make all representations and warranties under Section 6 as deemed appropriate by the Agent.

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        8.21 Real Estate Acquisitions. Within thirty (30) days after the end of any Fiscal Quarter in which the Borrower has acquired any interests in real property having an aggregate purchase price or fair market value in excess of $500,000, or when aggregated with previous calendar quarters now exceeds $500,000, the Borrower shall advise the Agent as to such additional interests in real property it has acquired, and shall execute, acknowledge and deliver such other mortgages, instruments and agreements reasonably necessary or desirable by the Agent and/or the Collateral Agent to include such new acquired real property interest as part of the Collateral. Upon the execution of mortgages, instruments and agreements as contemplated in the preceding sentence, the Borrower shall then begin to aggregate all thereafter acquired interests in real property until such time as the aggregate purchase price or fair market value of such thereafter acquired interests exceeds $500,000, at which time it will advise the Agent of such thereafter acquired interests and again execute, acknowledge and deliver such other mortgages, instruments and agreements reasonably necessary or desirable by the Agent and/or the Collateral Agent.

                                    SECTION 9
                               NEGATIVE COVENANTS

        The Borrower agrees that, so long as the Commitments remain in effect, any Note or Letter of Credit remains outstanding and unpaid or any Credit Obligations are owing to the Agent, the Collateral Agent or any Lender hereunder or under the Senior Security Documents, the Borrower and its Subsidiaries (on a consolidated basis) shall not:

        9.1 Working Capital . Have at any time Working Capital of less than $3,500,000.

        9.2 Leverage Ratio. Have as of the last day of any Fiscal Quarter a Leverage Ratio of more than 2.75 to 1.00.

        9.3 Fixed Charge Coverage Ratio. Have as of the last day of any Fiscal Quarter a Fixed Charge Coverage Ratio of less than 1.10 to 1.00.

        9.4 Adjusted EBITDA. Have as of the last day of any Fiscal Quarter Adjusted EBITDA of less than $18,000,000 for the four (4) previous Fiscal Quarters ending on such date.

        9.5     Investments. Make any Investments other than Permitted
Investments.

        9.6     Merger, Sale of Assets, Purchases, Etc.

                (a) Except as provided in Section 9.6(b), merge into or consolidate with any other Person, change its form of organization or its business, or liquidate or dissolve itself (or suffer any liquidation or dissolution), or sell, lease, transfer or otherwise dispose of any assets other than (i) sales of salt in the ordinary course of business and (ii) sales of those assets disposed of in the ordinary course of business and not in excess of $2,000,000 in the aggregate in any year.

                (b) Any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any wholly-owned Subsidiary that is a Guarantor (provided that the wholly-owned Subsidiary that is a Guarantor shall be the continuing or surviving corporation).

        9.7 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except Permitted Indebtedness.

        9.8 Liens. Create or suffer to exist any Lien on any of its properties or assets securing any Indebtedness or other obligation of the Borrower or any of its Subsidiaries other than Permitted Liens. In addition, the Borrower and it Subsidiaries shall at all times protect and defend its interests in and the Collateral Agent's Liens on the Collateral and the Borrower will pay or cause to be paid promptly any valid, final and non-appealable judgment enforcing any Lien (other than Permitted Liens), cause the Lien (other than Permitted Liens) relating thereto to be removed and otherwise cause such Lien (other than Permitted Liens) to be satisfied of record.

        9.9 Restricted Payments. Declare or make, or agree to pay or make, directly or indirectly, any Restricted Payments except that so long as no Default or Event of Default exists and is continuing and no Default or Event of Default would be created as a result of the following, Borrower may declare and pay:

                (a) Permitted Extraordinary Distributions, provided it is paid within thirty (30) Business Days after the later to occur of: (i) the receipt of the proceeds funding such distribution, or (ii) if a Default or Event of Default exists at the time Borrower receives such proceeds, then within five (5) Business Days after such Event of Default (or the Event of Default occuring as a result of the Default existing at the time the proceeds are available) is cured or waived by the Agent: and

                (b) During the period from September 30th of each year until April 30th of the following year, distributions to its members to the extent they are Projected Distributions at the time of payment, provided that such distributions may only be paid (i) after Excess Cash Flow Payments due with respect to the Fiscal Year ended as of such September 30th have been paid, and
(ii) if the Borrower would have been in compliance with the covenants contained in Sections 9.1 through 9.13 as of the last day of the Fiscal Quarter immediately preceding the date on which the distributions are actually paid, provided, however, if the Borrower is, after the last day of the Fiscal Quarter, in compliance with any of the covenants contained in Sections 9.5 through 9.13 and continues to be in compliance with covenants on the proposed date of payments then the applicable Restricted Payments will be permitted under the terms of this Section 9.9(b)(ii).

Provided in either case at least five (5) Business Days prior to making the distribution, the Borrower delivers to Agent a certificate executed by a Responsible Officer stating that Borrower intends to make a distribution, whether the distribution is permitted under Section 9.9(a) or (b), the amount thereof, the date on which it will be declared and paid, that no Default or Event of Default exists and none will be created thereby and otherwise be in form acceptable to the Agent.

        9.10 Capital Expenditures. Directly or indirectly, make or commit to make any Capital Expenditure, net (without duplication) of value trade-ins of equipment and any insurance proceeds resulting from the damage of capital assets received, of more than $5,000,000 in any Fiscal Year.

        9.11 Nature of Business. Engage in any business other than the purchase, mining, bagging, brokerage and sale of salt and related and ancillary business activities.

        9.12 Amendment of Contracts, Etc. Without the prior written consent of the Required Lenders, agree to or permit (a) the amendment, supplement, modification, cancellation, suspension or termination of any Material Contract (except upon the expiration of the stated term thererof), or (b) the assignment of the rights or obligations of any party to any Material Contract, as the case may be, except (i) as contemplated by this Agreement or the Senior Security Documents or (ii) as permitted without the consent of the Borrower by the terms of such Material Contract.

        9.13 Leases. Enter into, or be or become liable under, any non-cancelable agreement (defined as any leases other than those leases which are cancelable without penalty) for the lease or use for more than twelve (12) months of any real property or of any personal property except for the Land Lease Agreement and other leases of real or personal property which are not Capital Leases, and only to the extent that the aggregate annual rental under all leases described above, shall not exceed $7,500,000 in any Fiscal Year of the Borrower through and until the Fiscal Year ending September 30, 2009, and $10,000,000 in any Fiscal Year of the Borrower thereafter.

        9.14 Change of Office. Change the location of its chief executive office or principal place of business or the office where it keeps its records concerning the Project and all contracts relating thereto from that existing on the date of this Agreement and specified in Sections 6.17, unless the Borrower shall have given the Agent and the Collateral Agent at least thirty (30) days prior written notice thereof and all action requested by the Agent and the Collateral Agent necessary or advisable in the Agent's and the Collateral Agent's opinion to protect and perfect the Liens and security interests with respect to the right, title, estate and interest of the Borrower in and to the Collateral created by the Senior Security Documents to which the Borrower or any Subsidiary is a party shall have been taken.

        9.15 Change of Name. Change its name except on sixty (60) days prior written notice to the Agent and the Collateral Agent.

        9.16 Compliance with ERISA. (a) Terminate any Single Employer Plan so as to result in any material liability to PBGC, (b) engage in or permit any Affiliate to engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan which would subject the Borrower to any material tax, penalty or other liability, (c) incur or suffer to exist any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, involving any Plan subject to
Section 412 of the Code or Part 3 of Title I(b) of ERISA, (d) allow or permit to exist any event (including a Reportable Event) or condition which represents a material risk of incurring a material liability to PBGC, or (e) permit the present value of all benefits vested under all Single Employer Plans subject to Title IV of ERISA, based on those assumptions used to fund the Plans, as of any valuation date with respect to such Plans to exceed the value of the assets of the Plans allocable to such benefits.

        9.17 Transactions with Affiliates and Others. Directly or indirectly, purchase, acquire, exchange or lease any property from, or sell, transfer or lease any property to, or borrow any money from, enter into loans with, enter into any management or similar fee arrangement with, or engage in any business operation with, any Affiliate of the Borrower or any Subsidiary or any officer, director, employee of the Borrower or any Subsidiary of the Borrower except for
(a) transactions in the ordinary course of business and upon fair and reasonable terms no less favorable than the Borrower could obtain, or could become entitled to, in an arm's length transaction with a Person which is not an Affiliate of the Borrower, (b) loans to employees in connection with employee relocations or long-term incentive plans for operating employees, and (c) payments made in the ordinary course of business and upon fair and reasonable terms to managers serving on the executive committee; provided, that no payments shall be made to any of the Borrower's Affiliates so long as an Event of Default has occurred and is continuing except for payments made to the Borrower's counsel, Cohen & Company and Joseph Bucci (in his capacity as manager of the Facility only) in connection with transactions in the ordinary course of business and upon fair and reasonable terms no less favorable than the Borrower could obtain, or could become entitled to, in an arm's length transaction with a Person which is not an Affiliate of the Borrower.

        9.18 Alteration or Abandonment of the Project. (a) Alter, remodel, add to, reconstruct, improve or demolish any part of the Project or any other Collateral covered by the Senior Security Documents in any manner that would reasonably be expected to materially impair the value of the security provided by the Credit Documents, or (b) abandon the Project.

        9.19 Optional Payments and Modifications of Senior Second Secured Notes. Except for regularly scheduled interest payments and any additional interest to the extent required under the registration rights agreement delivered in connection with the Indenture: (a) Make or offer to make any optional, mandatory or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to the Senior Second Secured Notes, (b) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Senior Second Secured Notes or the Senior Second Secured Notes Indenture (other than any such amendment, modification, waiver or other change that (i) would extend the maturity or reduce the amount of any payment of principal thereof or reduce the rate or extend any date for payment of interest thereon and (ii) does not involve the payment of a consent fee).

        9.20 Materials of Environmental Concern. Cause or permit the location, production, treatment, storage, transportation, incorporation, discharge, emission, released deposit or disposal of any Materials of Environmental Concern in, upon, under, over or from any, part of

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the Project except in compliance in all material respects with all applicable
Environmental Laws; provided, that, upon learning of any actual or suspected noncompliance, Borrower shall promptly undertake all reasonable efforts to achieve full compliance.

        9.21 Fiscal Year. Change the Fiscal Year of the Borrower or any of its Subsidiaries.

        9.22 New Members. The Borrower shall not admit any new members unless they become a party to the Limited Liabiltiy Company Pledge Agreement and take the actions necessary to grant to the Agent a first priority security interest in his membership interest and other collateral described therein and if the member will become a NOMI Holder, such Person shall have executed a NOMIPS Subordination Agreement in favor of the Collateral Agent.

        9.23 Salt Depot Agreements. Neither the Borrower nor its Subsidiaries shall enter into any new Salt Depot Agreement unless it is in form and substance reasonably satisfactory to the Agent or consistent with the historical practices of the Borrower, including but not limited to the inclusion of express provisions for the rights of Lenders similar to the provisions currently in use under the majority of the Salt Depot Agreements in effect as of the date of this Agreement, and provide for the assignment thereof to Agent and Borrower does assign such agreement and all of its rights thereunder to Agent.

                                   SECTION 10
                                EVENTS OF DEFAULT

        10.1    Events of Default.

                (a) If any of the circumstances listed below in Section 10(b) shall occur and be continuing, the Agent may declare an Event of Default and may (and upon the written request of the Required Lenders, shall), do any one or more of the following: (i) by notice to the Borrower, declare the Commitments to be terminated, whereupon the same shall forthwith terminate; and/or (ii) declare the entire unpaid principal amount of the Loans and the then outstanding Notes, all interest accrued and unpaid thereon, and all other Credit Obligations (including, without limitation, upon notice from the Standby L/C Issuer, obligations in respect of the Standby L/Cs and from the Surety L/C Issuer's obligations of the Surety L/C, although contingent and unmatured) to be forthwith due and payable, whereupon such amounts shall become and be forthwith due and payable, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by the Borrower; (iii) demand that the Borrower discharge any or all the obligations supported by the Standby L/Cs by paying or prepaying any amount due or to become due by the Borrower to the beneficiaries of such Standby L/Cs, together with the payment of all applicable Standby L/C Fees in the appropriate amount for the respective remaining terms of the applicable Standby L/Cs until their respective stated expirations, together with all other fees the Standby L/C Issuer deems appropriate; (iv) demand that the Borrower immediately deliver to the Collateral Agent for deposit into the Sinking Fund Collateral Account immediately available cash in the Stated Amount of the Surety L/C less the then current Sinking Fund Collateral Account Value together with the payment of the Surety L/C Fee in the appropriate amount for the remaining term of the Surety L/C until its stated expiration date and any other fees reasonably deemed appropriate by the

Surety L/C Issuer. To the extent that the balance of the Sinking Fund Collateral Account is insufficient to repay the Surety L/C Reimbursement Obligation in full, then the Borrower shall pay to the Surety L/C Issuer immediately and unconditionally, an amount equal to the unreimbursed portion of such drawing;
(v) foreclose on any or all of the Collateral; and/or (vi) proceed to enforce all other remedies available to it under applicable law. Notwithstanding the foregoing, if an Event of Default referred to in paragraphs (viii) and (ix) below shall occur, automatically and without notice the actions described in clauses (i) and (ii) of this Section 10.1 (a) shall be deemed to have occurred. All payments under this Section 10 on account of the Standby L/Cs shall be made by the Borrower directly to a cash collateral account established by the Agent for such purpose for application to: (1) the Borrower's Standby L/C Reimbursement Obligations as drafts are presented under the Standby L/Cs, and
(2) the payment of all applicable Standby L/C Fees in the appropriate amount for the respective remaining terms of the applicable Standby L/Cs until their respective stated expirations, together with all other fees the Standby L/C Issuer deems appropriate, with the balance, if any, to be applied to the Borrower's obligations under this Agreement, the Notes and the other Credit Documents as the Agent shall determine with the approval of the Required Lenders. The Collateral Agent shall be authorized to release from the cash collateral account described in the preceding sentence, for its account and the Standby L/C Participants all other fees (including but not limited to any Standby L/C Fees) the Standby L/C Issuer deems appropriate.

                (b) The following shall constitute Events of Defaults hereunder:

                        (i) Any principal on any Credit Obligations or any required payments to be made to the Agent for deposit into the Sinking Fund Collateral Account pursuant to various sections of this Agreement, shall not be paid when due and payable; or any interest on any Credit Obligations or any fee or any other amount payable to Agent, the Collateral Agent or any Lender hereunder or under any other Credit Documents shall not be paid when due; or

                        (ii) Any representation or warranty made by the Borrower or any of its Subsidiaries in any Credit Document to which the Borrower or any of its Subsidiaries is a party, or any representation, warranty or statement in any certificate, financial statement or other document furnished to the Agent by or on behalf of the Borrower or any of its Subsidiaries, shall prove to have been false or misleading in any material respect as of the time made or deemed made unless the circumstances that made any such representation false or misleading at the time when made shall no longer be continuing; or

                        (iii) (A) The Borrower or any of its Subsidiaries shall fail to perform or observe any of its covenants contained in Sections 8.1, 8.2, 8.3, 8.6, 9.12, 9.14 and 9.15 (and with respect to the corporate existence of any Subsidiary Section 8.20), and such failure shall continue unremedied or unwaived for any period of thirty (30) days, (B) the Borrower or any of its Subsidiaries shall fail to perform any of its covenants contained in Sections 8.5, 8.7, 8.8 (excluding the Borrowing Base Certificate described in 8.8(a)),
8.10 and 8.14, and such failure shall continue unremedied or unwaived for any period of ten (10) days, (C) Borrower shall fail to perform or observe any other of its covenants contained in this Agreement, (D) the Borrower, IDA, any member of the Borrower holding ten percent (10%) of the Capital Stock of the Borrower who is a party to the Limited Liability Company Agreement or any NOMI Holder holding at least ten percent (10%) of the NOMIPS who is a party to the NOMIPS Subordination Agreement or the other Credit Documents (other than the covenants and obligations referred to in paragraph (A) or above of this clause) shall fail to perform or observe any covenants contained in the applicable Credit Documents to which they are a party, and such failure shall continue unremedied or unwaived until the end of the applicable grace period), or (E) an event of default (however defined) shall occur under any Credit Document; or

                        (iv) The Borrower shall fail to perform or observe any of its covenants or obligations (other than the covenants and obligations referred to in paragraphs (i), (ii) and (iii) above) contained in the Land Lease Agreement and such failure shall continue unremedied or unwaived until the earlier of (A) the end of the applicable grace period, if any, contained in such agreement and (B) thirty (30) days after notice thereof by the Agent to the Borrower;

                        (v) Except as provided in Section 10(b)(vii) below, the Borrower shall (A) default in any payment of principal of or interest on any Indebtedness (other than the Notes), the principal amount of which exceeds $750,000 (other than payments in respect of operating leases relating to railcars, the aggregate amount of which payments do not exceed $2,500,000), for a period in excess of the lesser of twenty (20) days or the period of grace, if any, provided in the instrument and agreement under which such Indebtedness was created; or (B) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due prior `to its stated maturity or to realize upon any collateral given as security therefor;

                        (vi) Any Change of Control or a "Change of Control" as such term is alternatively defined in the Senior Secured Note Documents shall occur;

                        (vii) a default or event of default (however defined) shall occur under any of the Senior Second Secured Note Documents or an acceleration under the Senior Second Secured Notes or pursuant to the terms of the Senior Second Secured Note Documents occurs (and with respect to any default or event of default, such default or event of default shall not have been cured or waived within any applicable grace or cure period);

                        (viii) Borrower: (A) generally does not pay, or shall be unable to pay, or shall admit in writing its inability to pay its debts as such debts become due; or (b) shall make an assignment for the benefit of Creditors, or petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or
(C) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect;

                        (ix) A proceeding or case shall be commenced without the application or consent of Borrower or any Subsidiary in any court of competent jurisdiction, seeking (A) its liquidation, reorganization, dissolution, winding-up, or the composition or readjustment of debts, (B) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower or any Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts or (C) a warrant of attachment, execution or similar process against all or a substantial part of the assets of the Borrower or any of its Subsidiaries, and such proceeding or case shall continue undismissed, or any order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) or more days, or any order for relief against the Borrower or any of its Subsidiaries shall be entered in an involuntary case under the Bankruptcy Code;

                        (x) A judgment or judgments for the payment of money in excess of $500,000 shall be rendered against the Borrower or any of its Subsidiaries and such judgment or judgments shall remain in effect and unstayed and unbonded and unsatisfied for a period of thirty (30) or more consecutive days;

                        (xi) (A) Any provision of any Material Contract shall at any time for any reason cease to be valid and binding or in full force and effect or Borrower or any of its Subsidiaries is in material breach thereof or any party thereto shall assert either of the foregoing circumstances exist in writing and the effect thereof shall, in the reasonable judgment of the Agent, be a Material Adverse Effect; or (B) any provision of this Agreement, any other Credit Document or any Material Contract shall be declared to be null and void or the validity or enforceability thereof shall be contested by any party thereto; or

                        (xii) Any Senior Security Document at any time for any reason shall cease to be in full force and effect in all material respects, or ceases to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby, superior to and prior to the rights of all third Persons and subject to no other Liens except as expressly permitted by the applicable Senior Security Document or the Borrower, any Subsidiary, or any of the Permitted Holders contest in any manner the effectiveness, validity, binding nature or enforceability of any Senior Security Document;

                        (xiii) (A) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (B) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, or (C) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate any Single Employer Plan, which Reportable Event or institution of proceedings is, in the reasonable opinion of the Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA, or (D) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, or
(E) the Borrower shall, or is, in the reasonable opinion of the Agent, likely to incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan, or (F) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (A) through (E) above, such event or condition, together with all other such events or conditions, if any, could subject the Borrower to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of the Borrower;

                        (xiv) An Event of Loss shall have occurred; or

                        (xv) The DEC Permits or any other Governmental Approval that materially affects the Project shall be revoked, terminated, withdrawn, suspended, modified or withheld or shall cease to be in full force and effect, and such revocation, termination, withdrawal, suspension, modification, withholding or cessation.

        10.2 Remedies. If any Event of Default shall have occurred and be continuing, the Agent and/or the Collateral Agent, in addition to any other remedies which it may have under this Agreement or any Senior Security Document or by statute or by rule of law, may exercise the rights, powers and privileges provided in this Section and all other remedies available to the Agent, the Collateral Agent or any Lender under this Agreement or any Credit Document or by statute or by rule of law at any time and from time to time (subject to the terms of any intercreditor agreement) whether or not the Credit Obligations shall be due and payable, and whether or not the Agent shall have instituted any foreclosure or other action for the enforcement of any of the Credit Documents. For the purpose of carrying out the provisions and exercising the rights, powers and privileges granted by this Section, the Borrower hereby irrevocably constitutes and appoints the Agent and the Collateral Agent its true and lawful attorney-in-fact to execute, acknowledge and deliver any instruments and to do and to perform any acts such as are referred to in this Section in the name and on behalf of the Borrower. This power of attorney is a power coupled with an interest and cannot be revoked.

                In the event that the Agent or the Collateral Agent shall have foreclosed on or sold any or all of the Collateral, the Agent or the Collateral Agent shall apply the proceeds of any such foreclosure or sale as follows:

                first, to the payment in full of the expenses of such sale, disposition or realization, including all expenses, liabilities and advances incurred or made by the Agent or the Collateral Agent in connection therewith, including reasonable attorneys' fees;

                second, to the payment of the Credit Obligations owing to the Lenders, under the Credit Documents, on a pro-rata basis in accordance with the terms of this Agreement and in accordance with the Total Term Loan Commitment and Total Revolving Credit Commitment; and

                third, to the Trustee for the benefit of the holders of the Senior Second Secured Notes to the extent and as provided in the Intercreditor Agreement; and

                fourth, to or for the account of the Borrower.

                                   SECTION 11
                                  THE AGENT THE
               COLLATERAL AGENT AND RELATIONS AMONG LENDERS, ETC.

        11.1 Appointment of Agent and Collateral Agent, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes the Agent, and each Lender hereby irrevocably appoints and authorizes the Collateral Agent, to act as its agent hereunder and under the other Credit Documents with such powers as are expressly delegated to the Agent, and the Collateral Agent, as the case may be, by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Each of the Agent and the Collateral Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement or in any other Credit Document, or be a trustee for any Lender. Notwithstanding anything to the contrary contained herein, the Agent and the Collateral Agent shall not be required to take any action which is contrary to this Agreement or any other Credit Document or applicable law. None of the Agent, the Collateral Agent, any Lender or any of their respective Affiliates shall be responsible to any other Lender for any recitals, statements, representations or warranties made by the Borrower contained in this Agreement or any other Credit Document or in any certificate or other document referred to or provided for in, or received by any Lender under, this Agreement or any other Credit Document, for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Notes, the other Credit Documents or any other document referred to or provided for herein or therein or for any failure by the Borrower or any Subsidiary to perform its obligations hereunder or thereunder. Each of the Agent and the Collateral Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct any such agents or attorneys-in-fact selected by it with reasonable care. None of the Agent, the Collateral Agent or any of their respective directors, officers, employees or agents shall be responsible for any action taken or omitted to be taken by it or them hereunder or under any other Credit Document or in connection herewith or therewith, except for or their own gross negligence or willful misconduct.

        11.2 Reliance by Agent and the Collateral Agent. Each of the Agent and the Collateral Agent shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, telecopy or telex) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent and the Collateral Agent. As to any matters not expressly provided for by this Agreement, the Agent and the Collateral Agent shall not be required to take any action or exercise any discretion, but the Agent and the Collateral Agent shall be required to act or to refrain from acting upon instructions of the Required Lenders, in which case the Agent and Collateral Agent, shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any other Credit Document in accordance with such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

        11.3 Defaults. None of the Agent or the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of a Default or an Event of Default unless the Agent or the Collateral Agent, as the case may be, has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that the Agent or the Collateral Agent receives such a notice of the occurrence of a Default or an Event of Default the Agent, the Collateral Agent shall give notice thereof to the Lenders. The Agent or the Collateral Agent, as the case may be, shall take such action with respect to such Default or Event of Default as (which, subject to Section 11.4) shall be reasonably directed by the Required Lenders; provided, that, unless and until the Agent or the Collateral Agent, as the case may be, shall have received such directions, the Agent or the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders, with respect to either the Agent or the Collateral Agent.

        11.4 Rights of Agent and the Collateral Agent as Lenders. With respect to their commitments to make Loans, the Agent and the Collateral Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though they were not acting as the Agent or Collateral Agent, respectively, and the term "Lender" or "Lenders" include or includes, unless the context otherwise indicates, each of the Agent and the Collateral Agent in their individual capacity. The Agent and the Collateral Agent and their Affiliates may (without having to account therefore to any Lender) extend credit (on a secured or unsecured basis) to and generally engage in any kind of lending, trust or other business with the Borrower or any of its Affiliates, if it were not acting as the Agent or the Collateral Agent, respectively.

        11.5 Indemnification. Without limiting the obligations of the Borrower under Sections 11.5 and 12.6, the Lenders agree to indemnify the Agent and the Collateral Agent, ratably in accordance with the aggregate principal amount of the Credit Obligations and remaining Commitments held by such Lender or, if no Loans are then outstanding, the respective amounts of their Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements or any kind or nature whatsoever which may at any time (including, without limitation, at any time following the payment of principal of and/or interest on the Loans) be imposed on, incurred by or asserted against the Agent and the Collateral Agent in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses which the Borrower is obligated to pay under Sections 11.5 and 12.6) or the enforcement of any of the terms hereof or thereof or of any such other documents to the extent the Agent and, the Collateral Agent are not reimbursed therefore by the Borrower, provided, that no Lender shall be liable for any of the foregoing to the extent they arise from the Agent's or the Collateral Agent's fraud, gross negligence or willful misconduct. Each of the Agent and the Collateral Agent shall be fully justified in refusing to take or to continue to take any action hereunder unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

        11.6 Non-Reliance on Agent, the Collateral Agent and Other Lenders. Each Lender represents that it has, independently and without reliance on the Agent, the Collateral Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of the financial condition and affairs of the Borrower and the IDA and its own decision to enter into this Agreement and agrees that it will, independently and without reliance upon the Agent, the Collateral Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement. Neither the Agent, the Collateral Agent nor any Lender shall be required to keep informed as to the performance or observance by the Borrower under this Agreement or any other document referred to or provided for herein or to make inquiry of, or to inspect the properties or books of, the Borrower or any of its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished hereunder to the Lenders by the Agent or the Collateral Agent, as the case may be, neither the Agent, the Collateral Agent, nor any Lender shall have any duty or responsibility to provide any Lender with any credit or other information concerning the Borrower, or any Affiliate of the Borrower, which may come into the possession of the Agent, the Collateral Agent or such Lender or any of its or their Affiliates.

        11.7 Resignation or Removal of Agent and Collateral Agent. Subject to the appointment and acceptance of a successor Agent or Collateral Agent as provided below, each of the Agent or Collateral Agent may resign at any time by giving notice thereof to the Lenders and the Borrower, and the Agent or the Collateral Agent may be removed at any time without cause by the Required Lenders or with cause for gross negligence and willful misconduct by the Agent or Collateral Agent. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent or Collateral Agent, as the case may be. If no successor Agent or Collateral Agent, as the case may be, shall have been appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's or Collateral Agent's giving of notice of resignation or the Lenders' removal of the retiring Agent or Collateral Agent, then the retiring Agent or Collateral Agent may, on behalf of the Lenders, appoint a successor Agent or Collateral Agent, which shall be: (a) a bank with an office (or having an Affiliate with an office) in New York having a combined capital and surplus of not less than $250,000,000 and
(b) a Permitted Assignee. Upon the acceptance of any appointment as Agent or Collateral Agent hereunder by a successor Agent or Collateral Agent, such successor Agent or Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent or Collateral Agent, and the retiring Agent or Collateral Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's or Collateral Agent's resignation or removal hereunder, the provisions of this
Section 11 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent or Collateral Agent. Notwithstanding anything to the contrary contained herein, prior to the appointment of any successor to the Collateral Agent as permitted pursuant to the terms of this Section 11.7, the Borrower, the Agent, the Collateral Agent and all necessary Lenders will execute any and all agreements deemed necessary by the Agent and/or the Collateral Agent to maintain a perfected security interest in the Collateral, including but not limited to any control agreements as contemplated under Section 8.19 above.

        11.8 Authorization. The Agent and the Collateral Agent are hereby authorized by the Lenders to execute, deliver and perform each of the Credit Documents to which the Agent, and the Collateral Agent (whether as "Agent", "Grantee" or "Mortgagee") are or are intended to be a party in their capacities as Agent and Collateral Agent for the ratable benefit of the Lenders provided herein and each Lender agrees to be bound by all of the agreements of the Agent and the Collateral Agent contained in the Credit Documents.

        11.9 Benefit of Agreement. Nothing in this Section 11, expressed or implied, shall be construed to confer upon any Person (other than the Agent, the Collateral Agent, the Lenders, the Standby L/C Issuer and the Surety L/C Issuer and their respective permitted successors and/or any Permitted Assignee) any legal or equitable right, remedy or claim under or by reason of this Section 11.

                                   SECTION 12
                                  MISCELLANEOUS

        12.1 Amendments and Waivers. No provision of this Agreement or of any other Credit Document to which the Agent is a party may be amended, supplemented, modified or waived, except in accordance with the terms of this
Section 12.1. With the written consent of the Required Lenders, the Borrower and the Agent may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement or the Notes or any other Credit Document to which any Lender is a party or changing in any manner the rights of the Agent, the Collateral Agent, the Lenders or of the Borrower hereunder or thereunder. The Agent, with the consent of the Required Lenders, may also execute and deliver to the Borrower a written instrument waiving, on such terms and conditions as the Agent may (at the direction of the Required Lenders) specify in such instrument, any of the requirements of this Agreement or the Notes or any other Credit Document to which the any of the Lenders is a party, or any Default or Event of Default and its consequences. Any such waiver and any such amendment, supplement or modification shall be binding upon the Borrower, the Lenders and all future holders of the Credit Documents; provided, however, that no such waiver and no such amendment, supplement or modification shall: (a)(i) extend the maturity of any Notes or the Surety L/C, (ii) reduce the rate of interest, (iii) reduce any Unused Commitment Fee or any of the Letter of Credit Fees, (iv) extend the time of any payment due in connection with or under the Total Term Loan Commitment and/or the Total Revolving Credit Commitment, (v) reduce the principal amount of any Credit Obligation (excluding the Surety L/C and any Standby L/C), or (vi) except as otherwise permitted under Section 12.7 below, change the percentage, amount or terms of any Lender's Commitments, without (in each case) the consent of each Lender affected thereby, (b) increase the Stated Amount of the Surety L/C (provided that no consent of any Lender shall be required to reduce the Stated Amount of any Letter of Credit, shorten the expiration date of any Letter of Credit, permit the transfer of any Letter of Credit by the beneficiary thereof in accordance with the terms of the Letter of Credit, or change any notice, payment or similar ministerial provision of the Letter of Credit), or
(c) amend, modify or waive any provision of this Section 12.l, or change in any respect the definition of Required Lenders or any other definition to the extent incorporated therein or release any Collateral or amend any provision hereof which would result in borrowings or payments by the Borrower hereunder on a basis other than pro rata among all the Lenders to the extent provided herein or which limits the liability of any Lenders hereunder, in each case without the written approval of all the Lenders. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Agent, the Collateral Agent and all future holders of the Credit Obligations. Notwithstanding the foregoing, to the extent that any of the actions outlined herein are already expressly permitted under the terms of this Agreement, including but not limited to the possible release of the Working Capital Assets under Section 2.8, the provisions of this Section 12.1 will not be operative.

        12.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing, by telecopier or, if available, by telex and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or when deposited in the mail, first class postage prepaid, or in the case of transmission by telecopier, when confirmation of receipt is obtained, or in the case of telex notice, when sent, answerback received, addressed as follows in the case of the Borrower, the Agent and as set forth in Schedule 12 in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

           The Borrower:              American Rock Salt Company LLC
           (if by FedEx)              3846 Retsof Road
                                      Retsof, New York 14389
                                      Attention: Ray Martel, CFO
                                      Telecopy: (585) 243-9626

           (if by mail)               P.O. Box 190
                                      Mount Morris, New York 14510
                                      Attention: Ray Martel, CFO

           with a copy to:            Harris Beach LLP
                                      99 Garnsey Road
                                      Pittsford, New York 14534
                                      Attention: Christopher Jagel, Esq.
                                      Telecopy: (585) 419-8818

           The Agent:                 Manufacturers and Traders Trust Company
                                      255 East Avenue
                                      Rochester, New York 14604
                                      Attention: Jon Fogle, Vice President
                                      Telecopy: (585) 325-5105
           with a copy to:            Woods Oviatt Gilman, LLP
                                      Two State Street
                                      Rochester, NY 14601
                                      Attention: Gordon E. Forth, Esq.
                                      Telecopy: (585) 454-3968

        12.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or the Lenders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

        12.4 Survival. All representations and warranties made in this Agreement and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes.

        12.5 Expenses and Taxes. Whether or not any Loan is made or any of the other transactions contemplated by this Agreement are consummated, the Borrower shall:

                (a) pay all reasonable expenses incurred by the Agent and the Arranger with respect to the negotiation, preparation, execution and delivery of this Agreement and the other Credit Documents (but limited to $5,000 in syndication and travel expenses), any and all transactions contemplated hereby or thereby and the preparation of any document reasonably required hereunder or thereunder, including (without limiting the generality of the foregoing) all reasonable fees and expenses of counsel, all title and conveyancing charges, recording and filing fees and taxes, mortgage taxes, intangible personal property taxes, escrow fees, revenue and tax stamp expenses, insurance premiums (including title insurance premiums), court costs, and surveyors', appraisers', architects', engineers', environmental consultants' and accountants' reasonable fees and disbursements,

                (b) pay all reasonable third party expenses incurred by the Agent, the Collateral Agent and the Lenders in connection with the administration of this Agreement and the other Credit Documents, including (without limiting the generality of the foregoing) all related reasonable attorneys' fees and expenses and related costs, with respect to (i) any amendments, waivers or supplements to any of the Credit Documents, or (ii) any request of the Borrower for a consent, waiver or other action with respect to enforcement of their rights and remedies hereunder,

                (c) pay each of the Agent and the Collateral Agent for all its reasonable costs and expenses incurred in connection with, and to pay, indemnify and hold the Agent and the Collateral Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever arising out of or in connection with, the enforcement or preservation of any rights under this Agreement and the other Credit Documents and any such other documents, including without limitation, reasonable fees and disbursements of counsel to the Agent and the Collateral Agent incurred in connection with the foregoing and in connection with advising the Agent with respect to its rights and responsibilities under this Agreement, the other Credit Documents and the documentation relating thereto, and

                (d) pay, indemnify, and hold each Lender harmless from and against any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes (and not taxes imposed on or measured by net income, overall gross receipts or capital of such Lender or any franchise tax imposed on such Lender), if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement and the other Credit Documents and any such other documents; provided, that the Borrower shall have no obligation hereunder with respect to indemnified liabilities of each of the Agent, the Collateral Agent or any Lender or their Affiliates or any of their respective officers and directors to the extent that such indemnified liability resulted from the respective gross negligence or willful misconduct of the Agent, the Collateral Agent or any Lender. The Agent may pay or deduct from the Loan proceeds any of such expenses and any Loan proceeds so applied shall be deemed advances under this Agreement and secured by the Senior Security Documents. The agreements in this subsection shall survive repayment of the Notes and all other amounts payable hereunder.

        12.6 Indemnification. The Borrower agrees to pay, indemnify and hold each Indemnitee harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Notes) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or the other Credit Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (all of the foregoing, collectively, the "Indemnified Liabilities"), provided, that the Borrower shall have no obligation hereunder to any with respect to indemnified liabilities arising from (a) the gross negligence or willful misconduct of any such Indemnitee, (b) legal proceedings commenced against any such Indemnitee by any security holder or creditor of any such Indemnitee arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such, or (c) legal proceedings commenced against any such Indemnitee by any Permitted Assignee or Transferee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert, and hereby waives, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that it now or hereafter may have by statute or otherwise against any Indemnitee. The agreements in this Section shall survive repayment of the Notes and all other amounts payable hereunder.

        12.7    Successors and Assigns; Transferees; Transferred Interests.

                (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent, the Lenders, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of all the Lenders.

                (b) (i) Each Lender, in accordance with all Applicable Laws and upon the prior written consent of the Agent, may at any time assign to one or more Persons (a "Permitted Assignee") all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, a portion of its Commitments, participation interests in Standby L/Cs, participation interests in the Surety L/C, Loans at the time owing to it and the Notes); provided, that (i) no such assigned interest shall be in an amount less than $5,000,000 and each such assigning Lender that does not assign its entire interest shall maintain a Commitment in an amount not less than $5,000,000, (ii) such assignment shall be to a bank or financial institution having a combined capital and surplus of not less than $100,000,000, (iii) no assignment shall be made to any of the following named entities or their Affiliates or their respective successors: Cargill, Detroit Salt, Rohm and Haas (Morton International), Compass Minerals, Inc. (IMC Global (NAMSCO)), Mahoney Brothers, U.S. Salt and International Salt and (iv) no assignment of any interest in any Revolving Loan, Standby L/C, Surety L/C or Term Loan shall be made without making a corresponding ratable assignment of the Commitments, Loans and Letter of Credit interests then held by such assigning Lender.

                        (ii) The parties to each such assignment shall execute and deliver to the. Agent, for its acceptance and recording in the Register referred to in paragraph (iii) of this Section 12.7(b), an assignment substantially in the form of Exhibit O (a "Commitment Transfer Supplement"), together with a processing fee of $3,500 and any Note or Notes subject to such assignment. Upon its receipt of a Commitment Transfer Supplement executed by an assigning Lender and a Permitted Assignee, together with a processing fee of $3,500 and any Note or Notes subject to such assignment and the written consent to such assignment, if required, the Agent shall, if such Commitment Transfer Supplement has been completed, (x) accept such Commitment Transfer Supplement,
(y) record the information contained therein in the Register and (z) give prompt notice thereof to the Borrower. Notwithstanding the foregoing, the fees described in this Section 12.7(ii) shall not apply to any transfer by a Lender to any Affiliate of any such transferring Lender. Within five (5) Business Days after notice of execution and delivery of such assignment, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the assigning Lender's surrendered Note or Notes a new Note or Notes to the order of such Permitted Assignee in an amount reflecting the portion of the Commitments assumed by it pursuant to such assignment and a new Note or Notes to the order of the assigning Lender in an amount reflecting the portion of the Commitments retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the date of such surrendered Note or Notes and shall otherwise be in substantially the form of surrendered Notes. Cancelled Notes shall be returned to the Borrower. In addition, the Borrower shall use its reasonable efforts to provide to the Agent reliance letters covering the opinions and reports required to be delivered on or prior to the Closing Date. Upon (x) the execution, delivery and recording of such assignment, (y) delivery of an executed copy thereof to the Borrower and (z) payment by the Permitted Assignee of the purchase price specified therein, (1) such Permitted Assignee shall be a Lender party hereto and, to the extent provided in such assignment (but in no event in excess of the amount assigned), shall have the rights and obligations of a Lender hereunder and (2) the assigning Lender shall, to the extent provided in such assignment with respect to the interests, rights and obligations of such Lender so assigned, be released from its obligations under this Agreement.

                        (iii) The Agent shall maintain at its address referred to in Section 12.2 a copy of each Commitment Transfer Supplement delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitments of each Lender from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error, and the Borrower, the Agent, and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                (c) The Borrower acknowledges that each Lender may at any time grant participations in the Standby L/Cs, the Surety L/C or in this Agreement and the Senior Security Documents (collectively, "Participations") to one or more Persons (such Persons being herein called "Transferees"); provided, however, that (i) such Lender's obligations under this Agreement and under any Senior Security Document shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and under any Senior Security Documents.

                (d) The Borrower authorizes each Lender to disclose to any prospective Permitted Assignee pursuant to paragraph (b) of this Section 12.7 or prospective Transferee pursuant to paragraph (c) of this Section 12.7 all financial or other necessary information in such Lender's possession concerning the Borrower and its Subsidiaries which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or any other Credit Document or which has been delivered to such Lender by or on behalf of the Borrower or any Affiliate of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Subsidiaries prior to or after entering into this Agreement; provided, however, that if any such information furnished to such Lender, prospective Permitted Assignee or prospective Transferee is marked in writing as being confidential information, such Lender, prospective Permitted Assignee or prospective Transferee shall hold such information confidential, except that such information may be disclosed (i) to the Agent's and Lenders', prospective Assignee's or prospective Transferee's employees, officers, directors and other personnel engaged in the transactions contemplated by the Credit Documents from time to time, (ii) to the Agent's and Lenders' prospective Assignee's or prospective Transferee's counsel, independent certified public accountants or independent insurance advisors or insurance examiners or engineers or consultants who agree to hold such information confidential, (iii) as may be required by any statute, court or administrative order or decree or governmental ruling or regulation, (iv) as may be requested by any Governmental Authority or

(v) as may be necessary in connection with the enforcement of any provision of any Credit Document.

        12.8 Severability. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of any provision in any other jurisdiction.

        12.9 Headings. The headings of the various sections and paragraphs of this Agreement are for convenience of reference only, do not constitute a part hereof and shall not affect the meaning or construction of any provision hereof.

        12.10 Counterparts. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

        12.11 The Lenders Sole Beneficiaries. All conditions of the obligations of the Lenders to make Loans, issue Standby L/Cs and issue the Surety L/C hereunder are imposed solely and exclusively for the benefit of the Lenders and their assigns and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that the Lenders will refuse to make Loans and to take participating interests in Standby L/Cs and/or the Surety L/C in the absence of strict compliance with any or all of such conditions and no Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by the Lenders at any time if in their sole discretion it deems it advisable to do so. The Lenders are obligated hereunder solely to make Loans, to issue Standby L/Cs and to issue the Surety L/C if and to the extent required by this Agreement.

        12.12 Governing Law. This Agreement and the Notes and the rights and obligations of the parties under this Agreement and the Notes shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

        12.13   Submission to Jurisdiction; Waivers.

                (a) The Borrower hereby irrevocably and unconditionally:

                        (i) Submits for itself and its property in any legal action or proceeding relating to this Agreement or any other Credit Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York located in either Monroe County or Livingston County, the courts of the United States of America for the Western District of New York, and Appellate Courts from any thereof;

                        (ii) Consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in any inconvenient court and agrees not to plead or claim the same;

                        (iii) Agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 12.2 or at such other address of which the Agent shall have been notified pursuant thereto; and

                        (iv) Agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

                (b) The Borrower, the Agent and each Lender hereby irrevocably and unconditionally waive trial by jury in any legal action or proceeding referred to in paragraph (a) above.

        12.14 Maximum Interest Rate. Anything to the contrary notwithstanding, the Lenders shall not charge, take or receive and the Borrower shall not be obligated to pay to the Lenders, any amounts constituting interest on the Loans in excess of the maximum rate permitted by applicable law.

        12.15 Confidentiality Provision. Each of the Agent, the Collateral Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 12.15 or (ii) becomes available to the Agent, the Collateral Agent or any Lender on a non-confidential basis from a source other than the Borrower. For the purposes of this Section,

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

"Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Agent, the Collateral Agent or any Lender on a non-confidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 12.15 shall be considered to have complied with its obligations to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                            [SIGNATURE PAGES FOLLOWS]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the days and year first above written.

                                      AMERICAN ROCK SALT COMPANY LLC

                                      By:    /s/   Neil L. Cohen
                                            ------------------------------------
                                            Name:  Neil L. Cohen

                                            Title: Vice Chairman

                                      MANUFACTURERS AND TRADERS TRUST COMPANY, as Arranger, Agent, Collateral Agent, Letters of Credit Issuer and as a Lender

                                      By:    /s/   John M. Fogle
                                            ------------------------------------
                                            Name:  John M. Fogle

                                            Title: Vice President

                                      CITIZENS BANK OF PENNSYLVANIA

                                      By:    /s/   Edward J. Kloecker

                                            ------------------------------------
                                            Name:  Edward J. Kloecker, Jr.

                                            Title: Senior Vice President

                                      ALLIED IRISH BANKS, P.L.C.

                                      By:    /s/   John Timoney

                                            ------------------------------------
                                            Name:  John Timoney

                                            Title: Vice President

                                      By:    /s/   Roisin O'Connell

                                            ------------------------------------
                                            Name:  Roisin O'Connell

                                            Title: Assistant Vice President

                                      CHARTER ONE BANK, N.A.

                                      By:    /s/   David Case

                                            ------------------------------------

                                            Name:  David Case

                                            Title: Vice President

                                      COMERICA BANK

                                      By:    /s/   Richard S. Bagosy

                                            ------------------------------------

                                            Name:  Richard S. Bagosy

                                            Title: Vice President

                                      THE BANK OF CASTILE

                                      By:    /s/   David N. DeLaVergne

                                            ------------------------------------

                                            Name:  David N. DeLaVergne

                                            Title: Senior Vice President

APPENDIXES, SCHEDULES AND EXHIBITS

                                   APPENDIXES

Appendix A           -        List of Lenders

                                    EXHIBITS

Exhibit A            -      Borrowing Base Certificate
Exhibit B            -      Notice of Revolving Loan Borrowing
Exhibit C            -      IDA/Borrower Mortgage
Exhibit D            -      Intercreditor Agreement
Exhibit E            -      LLC Pledge Agreement
Exhibit F            -      NOMIPS Subordination Agreement
Exhibit G            -      Notice of Term Loan Borrowing
Exhibit H            -      Revolving Loan Note
Exhibit I            -      Security Agreement
Exhibit J            -      Sinking Fund Collateral Account and Pledge Agreement
Exhibit K            -      Standby L/C
Exhibit L            -      Surety L/C
Exhibit M            -      Term Loan Scheduled  Amortization Payment Schedule
Exhibit N            -      Term Loan Note
Exhibit O            -      Commitment Transfer Supplement

                                    SCHEDULES

Schedule 1           -      Description of Leased Premises
Schedule 2           -      Permitted Indebtedness
Schedule 3           -      Total Revolving Credit and Term Loan Commitments
Schedule 4           -      Borrower's Members
Schedules 5 and 6    -      Governmental Approvals and Other Consents and
                             and Approvals

Schedule 7           -      Litigation
Schedule 8           -      Material Contracts
Schedule 9           -      UCC Statement Filings
Schedule 9(a)        -      Permitted Liens
Schedule 10          -      Mineral Rights
Schedules 11(a),
(b) and (c)          -      Environmental Matters
Schedule 12          -      Notices

                                   APPENDIX A

                                 LIST OF LENDERS

Manufacturers and Traders Trust Company

Citizens Bank of Pennsylvania

Allied Irish Banks, P.L.C.

Charter One Bank, N.A.

Comerica Bank

The Bank of Castile